EXECUTION VERSION 1 87142924_5 THIRD AMENDMENT TO CREDIT AGREEMENT AND INCREMENTAL AMENDMENT This THIRD AMENDMENT TO CREDIT AGREEMENT AND INCREMENTAL AMENDMENT (this “Amendment”) is dated as of February 27, 2017, and effective in accordance with Section 6 below, by and among REALPAGE, INC., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower party hereto, each of the Existing Lenders referred to below, the lender identified on the signature pages hereto as “New Lender” (the “New Lender”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders party to the Credit Agreement (“Administrative Agent”). STATEMENT OF PURPOSE: WHEREAS, the Borrower, certain financial institutions party thereto (the “Existing Lenders” and, together with the New Lender, the “Lenders”) and the Administrative Agent have entered into that certain Credit Agreement dated as of September 30, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); WHEREAS, the Borrower has requested an increase to the Incremental Term Loan-1 in a principal amount of $200,000,000 in accordance with Section 2.7 of the Credit Agreement (the “Delayed Draw Term Loan”); WHEREAS, subject to the terms of this Amendment, each Lender has severally committed (such several commitments, the “Delayed Draw Term Loan Commitments”) to make the Delayed Draw Term Loan; WHEREAS, the New Lender has agreed to become a Lender; NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: Section 1. Capitalized Terms. All capitalized undefined terms used in this Amendment (including, without limitation, in the introductory paragraph and the statement of purpose hereto) shall have the meanings assigned thereto in the Credit Agreement (as amended by this Amendment). Section 2. Amendments to Credit Agreement. Effective as of the Third Amendment Effective Date (as defined below) and subject to the terms and conditions set forth herein and in reliance upon representations and warranties set forth herein, the parties hereto agree that the Credit Agreement is amended as follows: (a) General Amendments to Credit Agreement. The body of the Credit Agreement is hereby amended to delete the stricken text and to add the double-underlined text as set forth in the Credit Agreement attached as Annex A. (b) Amendment to Schedule 1.1. Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety in the form of Annex B attached hereto. Section 3. Delayed Draw Term Loan. (a) Each Lender severally agrees to fund a portion of the Delayed Draw Term Loan equal to its Delayed Draw Term Loan Commitment to the Borrower on the Delayed Draw Funding Date in

2 87142924_5 accordance with and subject to the terms and conditions of Article IV of the Credit Agreement (as amended by this Amendment). (b) On and as of the Third Amendment Effective Date, each Lender (i) shall be deemed to be an Incremental Lender with a Delayed Draw Term Loan Commitment, (ii) shall perform all of the obligations that are required to be performed by it as such under the Loan Documents and (iii) shall be entitled to the benefits, rights and remedies as such set forth in the Loan Documents. (c) The Delayed Draw Term Loan shall be deemed to have been incurred (i) first, with respect to $150,000,000 in principal amount of the Delayed Draw Term Loan, under clause (A)(1) of the proviso in Section 2.7(a) of the Credit Agreement and (ii) second, under clause (A)(2) of the proviso in Section 2.7(a) of the Credit Agreement. (d) This Amendment shall (i) be deemed to be an “Incremental Amendment” in accordance with Section 2.7(d)(iii) of the Credit Agreement and (ii) constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. Section 4. New Lender Joinder. By its execution of this Amendment, the New Lender hereby acknowledges, agrees and confirms that, on and after the Third Amendment Effective Date: (a) it will be deemed to be a party to the Credit Agreement as a “Lender”, a “Revolving Credit Lender” and a “Term Loan Lender” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the obligations of, and shall be entitled to the benefits of, a Lender, a Revolving Credit Lender and a Term Loan Lender under the Credit Agreement as if it had executed the Credit Agreement; (b) it will be bound by all of the terms, provisions and conditions contained in the Credit Agreement and the other Loan Documents; (c) it has received a copy of the Credit Agreement, copies of the most recent financial statements delivered pursuant to Section 8.1 thereof and such other documents and information as it deems appropriate, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their respective Affiliates, to make its own credit analysis and decision to enter into this Amendment and to become a Lender, a Revolving Credit Lender and a Term Loan Lender under the Credit Agreement; (d) it will, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their respective Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon the Credit Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder; (e) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, a Revolving Credit Lender and a Term Loan Lender; and (f) it will provide any additional documentation (including, without limitation, any Assignment and Assumption to be executed in connection with this Amendment) to evidence its status as a Lender, a Revolving Credit Lender and a Term Loan Lender as of the Third Amendment Effective Date or as required to be delivered by it pursuant to the terms of the Credit Agreement.

3 87142924_5 Section 5. Reallocation of Revolving Credit Commitments and Revolving Credit Exposure. (a) As of the Third Amendment Effective Date and after giving effect to this Amendment, the Revolving Credit Commitments and Revolving Credit Commitment Percentages of the Lenders are as set forth on Annex B hereto. (b) In connection with this Amendment, as of the Third Amendment Effective Date, (i) the outstanding Revolving Credit Loans and Revolving Credit Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent among the Lenders (including the New Lender) in accordance with their revised Revolving Credit Commitment Percentages and (ii) the Lenders (including the New Lender) hereby agree to purchase at par, and the Existing Lenders agree to sell at par, Revolving Credit Commitments and the related Revolving Credit Exposure, in each case in amounts such that, on the Third Amendment Effective Date, (i) each Lender’s Revolving Credit Commitment Percentage shall equal the Revolving Credit Commitment Percentage set forth on Annex B hereto and (ii) each Lender’s Revolving Credit Exposure shall equal its Revolving Credit Commitment Percentage set forth on Annex B hereto times the Revolving Credit Exposure immediately prior to giving effect to this Amendment. (c) In connection with such sales and purchases, notwithstanding the terms of Section 12.9 of the Credit Agreement, (i) no Assignment and Assumption shall be required, unless requested by the applicable Lender or Lenders, (ii) no fee shall be required to be paid pursuant to Section 12.9(b)(iv) of the Credit Agreement and (iii) the Administrative Agent may use this Amendment to record the Revolving Credit Commitments in the Register. (d) The parties hereto agree that the Administrative Agent may reallocate the Revolving Credit Loans and other Revolving Credit Exposure in accordance with the updated Revolving Credit Commitment Percentages as of the Third Amendment Effective Date (and the Lenders agree to make all payments and adjustments necessary to effect such reallocation). The Lenders party hereto agree to waive any costs required to be paid by the Borrower pursuant to Section 5.9 of the Credit Agreement in connection with such reallocation. Section 6. Conditions to Effectiveness. This Amendment shall be deemed to be effective upon the satisfaction or waiver of each of the following conditions to the reasonable satisfaction of the Administrative Agent (such date, the “Third Amendment Effective Date”): (a) The Administrative Agent’s receipt of the following, each properly executed by a Responsible Officer of the signing Credit Party, each in form and substance reasonably satisfactory to the Administrative Agent: (i) this Amendment, duly executed by each of the Credit Parties, the Administrative Agent and each of the Lenders; (ii) an Incremental Term Loan Note and/or Revolving Credit Note executed by the Borrower in favor of each Lender that has requested an Incremental Term Loan Note and/or Revolving Credit Note at least two (2) Business Days in advance of the Third Amendment Effective Date; (iii) an Officer’s Compliance Certificate demonstrating that the Borrower is in compliance (calculated on a Pro Forma Basis based on the financial statements for the most recent fiscal quarter end for which financial statements have been provided after giving effect to the funding of the Delayed Draw Term Loan (assuming that the entire Delayed Draw Term Loan is

4 87142924_5 fully funded) and the use of proceeds thereof, but without netting the proceeds thereof), with (A) a Consolidated Net Leverage Ratio not to exceed 3.25 to 1.00 and (B) the financial covenants set forth in Section 9.13 of the Credit Agreement; (iv) a certificate of a Responsible Officer of each Credit Party certifying that (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Credit Party have not been amended since the date of the last delivered certificate, or if they have been amended, attached thereto are true, correct and complete copies of the same, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bylaws or other governing document of such Credit Party have not been amended since the date of the last delivered certificate, or if they have been amended, attached thereto are true, correct and complete copies of the same, (C) attached thereto is a true, correct and complete copy of resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Amendment and the Credit Agreement as amended by this Amendment and (D) attached thereto is a true, correct and complete copy of such certificates of good standing from the applicable secretary of state of the state of incorporation, organization or formation (or equivalent), as applicable, of each Credit Party; and (v) opinion from counsel to the Credit Parties, substantially in form and substance reasonably satisfactory to the Administrative Agent. (b) Payment of (i) all fees and expenses of the Administrative Agent and Wells Fargo Securities, LLC, and in the case of expenses, to the extent invoiced at least two (2) Business Days prior to the Third Amendment Effective Date (except as otherwise reasonably agreed to by the Borrower), required to be paid on the Third Amendment Effective Date and (ii) all fees to the Lenders required to be paid on the Third Amendment Effective Date. (c) The representations and warranties in Section 7 of this Amendment shall be true and correct as of the Third Amendment Effective Date. For purposes of determining compliance with the conditions specified in this Section 6, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Third Amendment Effective Date specifying its objection thereto. Section 7. Representations and Warranties. By its execution hereof, each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof after giving effect to this Amendment: (a) each of the representations and warranties made by the Credit Parties in or pursuant to the Loan Documents is true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects), in each case, on and as of the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date;

5 87142924_5 (b) no Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect hereto; (c) it has the right and power and is duly authorized and empowered to enter into, execute and deliver this Amendment and to perform and observe the provisions of this Amendment; (d) this Amendment has been duly authorized and approved by such Credit Party’s board of directors or other governing body, as applicable, and constitutes a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and (e) the execution, delivery and performance of this Amendment do not conflict with, result in a breach in any of the provisions of, constitute a default under, or result in the creation of a Lien (other than Permitted Liens) upon any assets or property of any of the Credit Parties, or any of their respective Subsidiaries, under the provisions of, such Credit Party’s or such Subsidiary’s organizational documents or any material agreement to which such Credit Party or Subsidiary is a party. Section 8. Effect of this Amendment. On and after the Third Amendment Effective Date, references in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Except as expressly set forth herein, this Amendment shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Credit Parties, on the one hand, and the Administrative Agent or any other Lender, on the other hand. Section 9. Costs and Expenses. The Borrower hereby reconfirms its obligations pursuant to Section 12.3 of the Credit Agreement to pay and reimburse the Administrative Agent and its Affiliates in accordance with the terms thereof. Section 10. Acknowledgments and Reaffirmations. Each Credit Party (a) consents to this Amendment and agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, any of the Loan Documents to which it is a party, (b) confirms and reaffirms its obligations under each of the Loan Documents to which it is a party and (c) agrees that each of the Loan Documents to which it is a party remain in full force and effect and are hereby ratified and confirmed. Section 11. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6 87142924_5 Section 12. Counterparts. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts and by facsimile signature, each of which counterparts when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Section 13. Electronic Transmission. Delivery of this Amendment by facsimile, telecopy or pdf shall be effective as delivery of a manually executed counterpart hereof; provided that, upon the request of any party hereto, such facsimile transmission or electronic mail transmission shall be promptly followed by the original thereof. Section 14. Nature of Agreement. For purposes of determining withholding Taxes imposed under FATCA from and after the Third Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement (as amended by this Amendment) as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). [Signature Pages Follow]

RealPage, Inc. Third Amendment to Credit Agreement and Incremental Amendment Signature Page IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written. BORROWER: REALPAGE, INC. By: /s/ W. Bryan Hill Name: W. Bryan Hill Title: Executive Vice President, Chief Financial Officer and Treasurer SUBSIDIARY GUARANTORS: MULTIFAMILY INTERNET VENTURES, LLC PROPERTYWARE LLC LEVEL ONE LLC RP ABC LLC REALPAGE VENDOR COMPLIANCE LLC VELOCITY UTILITY SOLUTIONS LLC LEASESTAR LLC RP NEWCO XV LLC By: RealPage, Inc., as sole member By: /s/ W. Bryan Hill Name: W. Bryan Hill Title: Executive Vice President, Chief Financial Officer and Treasurer KIGO, INC. By: /s/ W. Bryan Hill Name: W. Bryan Hill Title: Executive Vice President, Chief Financial Officer and Treasurer NWP SERVICES CORPORATION By: /s/ W. Bryan Hill Name: W. Bryan Hill Title: Executive Vice President, Chief Financial Officer and Treasurer

RealPage, Inc. Third Amendment to Credit Agreement and Incremental Amendment Signature Page ADMINISTRATIVE AGENT AND LENDERS: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender By: /s/ Reid R. Landers Name: Reid R. Landers Title: Vice President

RealPage, Inc. Third Amendment to Credit Agreement and Incremental Amendment Signature Page FIFTH THIRD BANK, as Lender By: /s/ Glen Mastey Name: Glen Mastey Title: Managing Director

RealPage, Inc. Third Amendment to Credit Agreement and Incremental Amendment Signature Page COMERICA BANK, as Lender By: Charles Fell _______________________________ Name: Charles Fell Title: Vice President

RealPage, Inc. Third Amendment to Credit Agreement and Incremental Amendment Signature Page BANK OF AMERICA, N.A., as Lender By: /s/ Jennifer Yan ____________________________ Name: Jennifer Yan Title: Senior Vice President

RealPage, Inc. Third Amendment to Credit Agreement and Incremental Amendment Signature Page JPMORGAN CHASE BANK, N.A., as Lender By: /s/ Justin Burton Name: Justin Burton Title: Vice President

RealPage, Inc. Third Amendment to Credit Agreement and Incremental Amendment Signature Page REGIONS BANK, as Lender By: /s/ Reece Szymanowski ______________________ Name: Reece Szymanowski Title: Officer

RealPage, Inc. Third Amendment to Credit Agreement and Incremental Amendment Signature Page CAPITAL ONE, NATIONAL ASSOCIATION, as Lender By: /s/ Ali Zaidi _______________________________ Name: Ali Zaidi Title: Duly Authorized Signatory

RealPage, Inc. Third Amendment to Credit Agreement and Incremental Amendment Signature Page NEW LENDER: MORGAN STANLEY SENIOR FUNDING, INC., as New Lender By: /s/Michael King ____________________________ Name: Michael King Title: Vice President

87142924_5 ANNEX A Amended Credit Agreement [See Attached]

87142924_5 ANNEX B Schedule 1.1 Lenders and Commitments (as of the Third Amendment Effective Date) Lender Revolving Credit Commitment Revolving Credit Commitment Percentage Outstanding Incremental Term Loan-1 Delayed Draw Term Loan Commitment Wells Fargo Bank, National Association $34,439,461.88 17.219730940% $26,418,269.81 $29,142,268.31 Bank of America, N.A. $30,612,855.01 15.306427505% $18,870,192.20 $30,516,952.79 Fifth Third Bank $30,612,855.01 15.306427505% $18,870,192.20 $30,516,952.79 JPMorgan Chase Bank, N.A. $30,612,855.01 15.306427505% $18,870,192.20 $30,516,952.79 Regions Bank $24,872,944.69 12.436472345% $13,209,134.53 $26,917,920.78 Capital One, National Association $22,959,641.26 11.479820630% $13,209,134.53 $23,831,224.21 Comerica Bank $17,219,730.94 8.609865470% $13,209,134.53 $14,571,134.53 Morgan Stanley Senior Funding, Inc. $8,669,656.20 4.334828100% $0.00 $13,986,593.80 Total $200,000,000.00 100.000000000% $122,656,250.00 $200,000,000.00

EXECUTION COPY Published CUSIP Number: 75605VAA0 Revolving Credit CUSIP Number: 75605VAB8 $325,000,000522,656,250 CREDIT AGREEMENT dated as of September 30, 2014,2014 (as amended by the First Amendment to Credit Agreement and Incremental Amendment dated as of February 26, 2016 and2016, the Second Amendment to Credit Agreement dated as of February 15, 2017) and the Third Amendment to Credit Agreement and Incremental Amendment dated as of February 27, 2017), by and among REALPAGE, INC., as Borrower, the Lenders referred to herein, as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender and Issuing Lender FIFTH THIRD BANK, as Syndication Agent WELLS FARGO SECURITIES, LLC, as Sole Lead Arranger and Sole Bookrunner 87048192_27

TABLE OF CONTENTS Page ARTICLE I DEFINITIONS 1 SECTION 1.1 Definitions 1 SECTION 1.2 Other Definitions and Provisions 3132 SECTION 1.3 Accounting Terms. 32 SECTION 1.4 UCC Terms 3233 SECTION 1.5 Rounding 3233 SECTION 1.6 References to Agreement and Laws 3233 SECTION 1.7 Times of Day 33 SECTION 1.8 Letter of Credit Amounts 33 SECTION 1.9 Guarantees 33 SECTION 1.10 Covenant Compliance Generally 33 ARTICLE II REVOLVING CREDIT FACILITY 3334 SECTION 2.1 Revolving Credit Loans 3334 SECTION 2.2 Swingline Loans. 3334 SECTION 2.3 Procedure for Advances of Revolving Credit Loans and Swingline Loans. 35 SECTION 2.4 Repayment and Prepayment of Revolving Credit and Swingline Loans. 36 SECTION 2.5 Permanent Reduction of the Revolving Credit Commitment. 37 SECTION 2.6 Termination of Revolving Credit Facility 3738 SECTION 2.7 Incremental Commitments 3738 ARTICLE III LETTER OF CREDIT FACILITY 40 SECTION 3.1 L/C Facility. 40 SECTION 3.2 Procedure for Issuance of Letters of Credit 4041 SECTION 3.3 Commissions and Other Charges. 41 SECTION 3.4 L/C Participations. 4142 SECTION 3.5 Reimbursement Obligation of the Borrower 4243 SECTION 3.6 Obligations Absolute 4243 SECTION 3.7 Effect of Letter of Credit Application 4344 SECTION 3.8 Letters of Credit Issued for Subsidiaries 4344 ARTICLE IV TERM LOAN FACILITY 4344 SECTION 4.1 Incremental Term Loan-1 43Loans 44 SECTION 4.2 Procedure for Advance of Term Loans. 4344 i 87048192_27

TABLE OF CONTENTS (continued) Page SECTION 4.3 Repayment of Term Loans. 4445 SECTION 4.4 Prepayments of Term Loans. 4445 ARTICLE V GENERAL LOAN PROVISIONS 4647 SECTION 5.1 Interest. 4647 SECTION 5.2 Notice and Manner of Conversion or Continuation of Loans 4748 SECTION 5.3 Fees. 4849 SECTION 5.4 Manner of Payment 4849 SECTION 5.5 Evidence of Indebtedness. 4950 SECTION 5.6 Sharing of Payments by Lenders 4951 SECTION 5.7 Administrative Agent’s Clawback. 5051 SECTION 5.8 Changed Circumstances. 5152 SECTION 5.9 Indemnity 5153 SECTION 5.10 Increased Costs. 5253 SECTION 5.11 Taxes. 5354 SECTION 5.12 Mitigation Obligations; Replacement of Lenders. 5658 SECTION 5.13 [Reserved]. 5759 SECTION 5.14 Cash Collateral 5759 SECTION 5.15 Defaulting Lenders. 5859 ARTICLE VI CONDITIONS OF CLOSING AND BORROWING 6062 SECTION 6.1 Conditions to Closing and Initial Extensions of Credit 6062 SECTION 6.2 Conditions to All Extensions of Credit 6465 ARTICLE VII REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES 6466 SECTION 7.1 Organization; Power; Qualification 6466 SECTION 7.2 Ownership 6566 SECTION 7.3 Authorization; Enforceability 6566 SECTION 7.4 Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc 6566 SECTION 7.5 Compliance with Law; Governmental Approvals 6667 SECTION 7.6 Tax Returns and Payments 6667 SECTION 7.7 Intellectual Property Matters 6667 SECTION 7.8 Environmental Matters. 6668 SECTION 7.9 Employee Benefit Matters. 6769 SECTION 7.10 Margin Stock 6869 ii 87048192_27

TABLE OF CONTENTS (continued) Page SECTION 7.11 Government Regulation 6869 SECTION 7.12 Material Contracts 6870 SECTION 7.13 Employee Relations 6870 SECTION 7.14 Financial Statements 6970 SECTION 7.15 No Material Adverse Change 6970 SECTION 7.16 Solvency 6970 SECTION 7.17 Title to Properties 6970 SECTION 7.18 Litigation 6970 SECTION 7.19 Anti-Corruption Laws and Sanctions 6971 SECTION 7.20 Disclosure 7071 SECTION 7.21 Leases 7071 SECTION 7.22 Credit Parties 7071 SECTION 7.23 Existing Obligations Pertaining to Acquisitions 7072 ARTICLE VIII AFFIRMATIVE COVENANTS 7072 SECTION 8.1 Financial Statements and Budgets 7172 SECTION 8.2 Certificates; Other Reports 7173 SECTION 8.3 Notice of Litigation and Other Matters 7374 SECTION 8.4 Preservation of Corporate Existence and Related Matters 7374 SECTION 8.5 Maintenance of Property 7374 SECTION 8.6 Insurance 7375 SECTION 8.7 Accounting Methods and Financial Records 7475 SECTION 8.8 Payment of Taxes 7475 SECTION 8.9 Compliance with Laws and Approvals 7475 SECTION 8.10 Environmental Laws 7475 SECTION 8.11 Compliance with ERISA 7475 SECTION 8.12 Visits and Inspections 7476 SECTION 8.13 Additional Subsidiaries. 7576 SECTION 8.14 Compliance with Anti-Corruption Laws and Sanctions 7677 SECTION 8.15 Use of Proceeds. 7677 SECTION 8.16 Disclosure Updates 7677 SECTION 8.17 Further Assurances 7678 SECTION 8.18 Post-Closing Matters 7778 iii 87048192_27

TABLE OF CONTENTS (continued) Page ARTICLE IX NEGATIVE COVENANTS 7778 SECTION 9.1 Indebtedness 7778 SECTION 9.2 Liens 7980 SECTION 9.3 Investments 8183 SECTION 9.4 Fundamental Changes 8385 SECTION 9.5 Asset Dispositions 8486 SECTION 9.6 Restricted Payments 8687 SECTION 9.7 Transactions with Affiliates 8788 SECTION 9.8 Accounting Changes; Organizational Documents. 8789 SECTION 9.9 Payments and Modifications of Junior Indebtedness. 8789 SECTION 9.10 No Further Negative Pledges; Restrictive Agreements. 8890 SECTION 9.11 Nature of Business 9091 SECTION 9.12 Amendments of Other Documents 9091 SECTION 9.13 Financial Covenants. 9091 ARTICLE X DEFAULT AND REMEDIES 9192 SECTION 10.1 Events of Default 9192 SECTION 10.2 Remedies 9394 SECTION 10.3 Rights and Remedies Cumulative; Non-Waiver; etc. 9395 SECTION 10.4 Crediting of Payments and Proceeds 9495 SECTION 10.5 Administrative Agent May File Proofs of Claim 9596 SECTION 10.6 Credit Bidding. 9597 ARTICLE XI THE ADMINISTRATIVE AGENT 9697 SECTION 11.1 Appointment and Authority. 9697 SECTION 11.2 Rights as a Lender 9698 SECTION 11.3 Exculpatory Provisions. 9798 SECTION 11.4 Reliance by the Administrative Agent 9799 SECTION 11.5 Delegation of Duties 9899 SECTION 11.6 Resignation of Administrative Agent. 9899 SECTION 11.7 Non-Reliance on Administrative Agent and Other Lenders 99100 SECTION 11.8 No Other Duties, Etc 99101 SECTION 11.9 Collateral and Guaranty Matters. 100101 SECTION 11.10 Secured Hedge Agreements and Secured Cash Management Agreements 100102 iv 87048192_27

TABLE OF CONTENTS (continued) Page ARTICLE XII MISCELLANEOUS 101102 SECTION 12.1 Notices. 101102 SECTION 12.2 Amendments, Waivers and Consents 103104 SECTION 12.3 Expenses; Indemnity. 105106 SECTION 12.4 Right of Setoff 107108 SECTION 12.5 Governing Law; Jurisdiction, Etc. 108109 SECTION 12.6 Waiver of Jury Trial 108110 SECTION 12.7 Reversal of Payments 109110 SECTION 12.8 Injunctive Relief 109110 SECTION 12.9 Successors and Assigns; Participations. 109110 SECTION 12.10 Treatment of Certain Information; Confidentiality 113114 SECTION 12.11 Performance of Duties 114115 SECTION 12.12 All Powers Coupled with Interest 114115 SECTION 12.13 Survival. 114115 SECTION 12.14 Titles and Captions 114116 SECTION 12.15 Severability of Provisions 114116 SECTION 12.16 Counterparts; Integration; Effectiveness; Electronic Execution. 114116 SECTION 12.17 Term of Agreement 115116 SECTION 12.18 USA PATRIOT Act 115116 SECTION 12.19 Independent Effect of Covenants 115117 SECTION 12.20 No Advisory or Fiduciary Responsibility. 115117 SECTION 12.21 Inconsistencies with Other Documents 116118 SECTION 12.22 Acknowledgment and Consent to Bail-In of EEA Financial Institutions 116118 v 87048192_27

EXHIBITS Exhibit A-1 - Form of Revolving Credit Note Exhibit A-2 - Form of Swingline Note Exhibit A-3 - Form of Incremental Term Loan Note Exhibit B - Form of Notice of Borrowing Exhibit C - Form of Notice of Account Designation Exhibit D - Form of Notice of Prepayment Exhibit E - Form of Notice of Conversion/Continuation Exhibit F - Form of Officer’s Compliance Certificate Exhibit G - Form of Assignment and Assumption Exhibit H-1 - Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders) Exhibit H-2 - Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants) Exhibit H-3 - Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships) Exhibit H-4 - Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships) Exhibit I - IP Reporting Certificate SCHEDULES Schedule 1.1 - Lenders and Commitments vi 87048192_27

CREDIT AGREEMENT, dated as of September 30, 2014, by and among RealPage, Inc., a Delaware corporation, as Borrower, the lenders who are party to this Agreement and the lenders who may become a party to this Agreement pursuant to the terms hereof, as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders. STATEMENT OF PURPOSE The Borrower has requested, and subject to the terms and conditions set forth in this Agreement, the Administrative Agent and the Lenders have agreed to extend, certain credit facilities to the Borrower. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows: ARTICLE I DEFINITIONS Definitions. The following terms when used in this Agreement shall have theSECTION 1.1 meanings assigned to them below: “Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any corporation, partnership or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company. “Administrative Agent” means Wells Fargo, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 11.6. “Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 12.1(c). “Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent. “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Agreement” means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder. 1 87048192_27

"Applicable Law" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

"Applicable Margin" means the corresponding percentages per annum as set forth below based on the Consolidated Net Leverage Ratio:

			Revolving Credit Loans and Incremental Term Loan-1	
Pricing Level	**Consolidated Net Leverage Ratio**	**Commitment Fee and Delayed Draw Ticking Fee**	**LIBOR +**	**Base Rate +**
I	Less than 1.50 to 1.00	0.25%	1.25%	0.25%
II	Greater than or equal to 1.50 to 1.00, but less than 2.50 to 1.00	0.25%	1.50%	0.50%
III	Greater than or equal to 2.50 to 1.00, but less than 3.50 to 1.00	0.30%	1.75%	0.75%
IV	Greater than or equal to 3.50 to 1.00	0.35%	2.00%	1.00%

The Applicable Margin shall be determined and adjusted quarterly on the date one (1) Business Day after the day on which the Borrower provides an Officer's Compliance Certificate pursuant to Section 8.2(a) for the most recently ended fiscal quarter of the Borrower (each such date, a "Calculation Date"); provided that (a) on the Delayed Draw Funding Date, the Applicable Margin shall automatically be based on Pricing Level ~~I~~III until the first Calculation Date occurring after the ~~Closing~~Delayed Draw Funding Date and, thereafter the Pricing Level shall be determined by reference to the Consolidated Net Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, and (b) if the Borrower fails to provide an Officer's Compliance Certificate when due as required by Section 8.2(a) for the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin from the date on which such Officer's Compliance Certificate was required to have been delivered shall be based on Pricing Level ~~III~~IV until such time as such Officer's Compliance Certificate is delivered, at which time the Pricing Level shall be determined by reference to the Consolidated Net Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date. The applicable Pricing Level shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Pricing Level shall be applicable to all Extensions of Credit then existing or subsequently made or issued.

Notwithstanding the foregoing, in the event that any financial statement or Officer's Compliance Certificate delivered pursuant to Section 8.1 or 8.2(a) is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) any Revolving Credit Commitments are in effect, or (iii) any Extension of Credit is outstanding when such inaccuracy is discovered or such financial statement or Officer's Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an "Applicable Period") than the Applicable Margin applied for such Applicable Period, then (A) the Borrower shall promptly deliver to the Administrative Agent a corrected Officer's Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Consolidated Net Leverage

2

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Ratio in the corrected Officer’s Compliance Certificate were applicable for such Applicable Period, and (C) the Borrower shall promptly and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 5.4. Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 5.1(b) and 10.2 nor any of their other rights under this Agreement or any other Loan Document. The Borrower’s obligations under this paragraph shall survive the termination of the Revolving Credit Commitments and the repayment of all other Obligations hereunder. “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Arranger” means Wells Fargo Securities, LLC, in its capacity as sole lead arranger and sole bookrunner, and its successors. “Asset Disposition” means the disposition of any or all of the assets (including, without limitation, any Equity Interests owned thereby) owned by any Credit Party or any Subsidiary thereof whether by sale, lease, Sale Leaseback, transfer or otherwise. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.9), and accepted by the Administrative Agent, in substantially the form attached as Exhibit G or any other form approved by the Administrative Agent. “Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease Obligation. “Bail-In Action” has the meaning assigned thereto in Section 12.22. “Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) LIBOR for an Interest Period of one month plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable). “Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 5.1(a). “Borrower” means RealPage, Inc., a Delaware corporation. “Borrower Materials” has the meaning assigned thereto in Section 8.2. “Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR 3 87048192_27

Rate Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a London Banking Day. “Calculation Date” has the meaning assigned thereto in the definition of Applicable Margin. “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. “Cash Collateralize” means, to pledge and deposit with, or deliver to the Administrative Agent, or directly to the Issuing Lender (with notice thereof to the Administrative Agent), for the benefit of one or more of the Issuing Lender, the Swingline Lender or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations or Swingline Loans, cash or deposit account balances or, if the Administrative Agent and the Issuing Lender and the Swingline Lender shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, the Issuing Lender and the Swingline Lender, as applicable. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support. “Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within one (1) year from the date of acquisition thereof, (b) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having a rating of at least A-1 (or the then equivalent grade) or P-1 (or the then equivalent grade) obtainable from either S&P or Moody’s, respectively, (c) certificates of deposit maturing no more than one (1) year from the date of creation thereof issued by any Lender or any other commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency, (d) overnight deposits or time deposits maturing no more than one (1) year from the date of creation thereof with any Lender or any other commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder, and (e) solely in the case of a Foreign Subsidiary, instruments equivalent to those referred to in clauses (a) through (d) of this definition denominated in any foreign currency that is the local currency of such Foreign Subsidiary comparable in tenor and in credit quality to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by such Foreign Subsidiary organized in such jurisdiction. “Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables), electronic funds transfer and other cash management arrangements. “Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with a Credit Party, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, or (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing Date), is a party to a Cash Management Agreement with a Credit Party, in each case in its capacity as a party to such Cash Management Agreement. “Change in Control” means an event or series of events by which: 4 87048192_27

(i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the(a) Exchange Act) (other than a Permitted Holder) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, on a fully diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right), of thirty-five percent (35%) or more of the Equity Interests of the Borrower entitled to vote in the election of members of the board of directors (or equivalent governing body) of the Borrower, (ii) a majority of the members of the board of directors (or other equivalent governing body) of the Borrower shall not constitute Continuing Directors or (iii) the Borrower fails to own and control, directly or indirectly, one hundred percent (100%) of the Equity Interests of each other Credit Party (except with respect to MTS Minnesota, Inc., a Delaware corporation and MTS Connecticut, Inc., a Delaware corporation, for which the Borrower shall only be required to own and control 40% of the Equity Interests of each); provided, that any merger or liquidation permitted under Section 9.4 of the Agreement shall not constitute a Change in Control; or there shall have occurred under any indenture or other instrument evidencing any(b) Indebtedness or Equity Interests in excess of the Threshold Amount any “change in control” or similar provision (as set forth in the indenture, agreement or other evidence of such Indebtedness) obligating the Borrower or any of its Subsidiaries to repurchase, redeem or repay all or any part of the Indebtedness or Equity Interests provided for therein. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Class” means, when used in reference to any Loan, whether such Loan is a Revolving Credit Loan, Swingline Loan or Term Loan and, when used in reference to any Commitment, whether such Commitment is a Revolving Credit Commitment or an Incremental Term Loan Commitment. “Closing Date” means the date of this Agreement. “Code” means the Internal Revenue Code of 1986. “Collateral” means the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents. “Collateral Agreement” means the collateral agreement of even date herewith executed by the Credit Parties in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, which shall be in form and substance reasonably acceptable to the Administrative Agent. “Commitment Fee” has the meaning assigned thereto in Section 5.3(a). 5 87048192_27

“Commitment Percentage” means, as to any Lender, such Lender’s Revolving Credit Commitment or Term Loan Percentage, as applicable. “Commitments” means, collectively, as to all Lenders, the Revolving Credit Commitments and the Incremental Term Loan Commitments of such Lenders. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.). “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP. “Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: Consolidated Net Income for such period plus(a) the sum of the following, without duplication, to the extent deducted in determining(b) Consolidated Net Income for such period: provisions for taxes based on income, profits or capital, including federal, foreign(i) and state income, franchise taxes, and similar taxes based on income, profits or capital paid or accrued during such period (including in respect of repatriated funds), Consolidated Interest Expense,(ii) amortization, depreciation and other non-cash charges, expenses or losses (except to(iii) the extent that such non-cash charges, expenses or losses are reserved for cash expenses to be taken in the future), unusual or extraordinary losses (excluding extraordinary losses from discontinued(iv) operations), one-time restructuring and integration expenses (which for the avoidance of(v) doubt, shall include, but not be limited to, retention, severance, systems establishment costs, contract termination costs, including future lease commitments, and costs to consolidate facilities and relocate employees) in an aggregate amount not to exceed $5,000,000 during any twelve (12) month period; provided that any such restructuring and integration expenses that relate to any Permitted Acquisition may only be included in this clause (v) to the extent incurred more than twelve (12) months following the consummation of such Permitted Acquisition, one-time restructuring and integration expenses (which for the avoidance of doubt,(vi) shall include, but not be limited to, retention, severance, systems establishment costs, contract termination costs, including future lease commitments, and costs to consolidate facilities and relocate employees) incurred by the Borrower and its Subsidiaries in connection with, and directly related to, any Permitted Acquisition, only to the extent that such restructuring and integration expenses are incurred within twelve (12) months following the consummation of such Permitted Acquisition; provided that the aggregate amount added back in reliance on this clause (vi), together with amounts 6 87048192_27 added back under clause (vii), shall not exceed twenty percent (20%) of Consolidated EBITDA for such period (calculated prior to giving effect to any such amounts added back under clauses (vi) and (vii)), non-recurring costs, extraordinary expenses and other pro forma adjustments(vii) (including anticipated cost savings and other synergies) attributable to Specified Transactions that have been consummated during such period to the extent that such costs, expenses or adjustments (A) are reasonably expected to be realized within twelve (12) months of such Specified Transaction as set forth in reasonable detail on a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent and (B) are calculated on a basis consistent with GAAP and are, in each case, reasonably identifiable, factually supportable, and expected to have a continuing impact on the operations of the Borrower and its Subsidiaries; provided that (x) the aggregate amount added back in reliance on this clause (vii), together with amounts added back under clause (vi), shall not exceed twenty percent (20%) of Consolidated EBITDA for such period (calculated prior to giving effect to any such amounts added back under clauses (vi) and (vii)) and (y) the aggregate amount of cost savings and other synergies (actual or anticipated) added back in reliance on this clause (vii) shall not exceed fifteen percent (15%) of Consolidated EBITDA for such period (calculated prior to giving effect to any such amounts added back under this clause (vii)), one-time out-of-pocket costs and expenses incurred by the Borrower and its(viii) Subsidiaries in connection with, and directly related to, (A) the Transactions, (B) any Permitted Acquisition, (C) issuances of any Equity Interests, (D) dispositions of any assets permitted hereunder, (E) incurrence, amendment, modification, refinancing or repayment of Indebtedness (in each case of clauses (B) through (E), whether or not successful), including, without limitation, legal, accounting and advisory fees, provided that to the extent incurred after the Closing Date or the consummation of the applicable transaction, such out-of-pocket costs and expenses may only be included to the extent that such out-of-pocket costs and expenses are incurred within twelve (12) months following the Closing Date or the consummation of such transaction, as applicable, litigation fees, costs and expenses (but exclusive of any payments that are funded(ix) with proceeds of Borrower’s liability insurance) incurred by Borrower and its Subsidiaries during the preceding twelve (12) month period, not to exceed $5,000,000 in the aggregate for any such period, one-time facility consolidation, closing and relocation costs and expenses incurred in(x) connection with the transition or relocation of the Borrower’s headquarters location and consolidation of the Borrower’s offices not currently a part of Borrower’s headquarters location, less (c) the sum of the following, without duplication, to the extent included in determining Consolidated Net Income for such period: (i) interest income, (ii) any unusual or extraordinary gains; and (iii) non-cash gains or non-cash items increasing Consolidated Net Income; provided that, to the extent included in determining Consolidated Net Income for such period, Consolidated EBITDA shall be calculated so as to exclude (x) the effects of adjustments (including, without limitation, in connection with the fair value adjustment tied to the Borrower’s deferred revenue and fair value adjustments determined in accordance with GAAP related to Earn-outs, Holdbacks or other contingent consideration obligations) resulting from the application of purchase accounting related to the Transactions, any Acquisition 7 87048192_27 consummated prior to the date hereof or any Permitted Acquisition or the amortization or write-off of any amounts thereof, net of Taxes and (y) the cumulative effect of any changes in GAAP or accounting principles applied by management during such period. For purposes of this Agreement, Consolidated EBITDA shall be calculated on a Pro Forma Basis. “Consolidated Funded Indebtedness” means, as of any date of determination with respect to the Borrower and its Subsidiaries on a Consolidated basis, without duplication, the sum of (a) all Indebtedness of the type described in clauses (a), (b) (only to the extent of Earn-outs and Holdbacks payable in cash that are required to be set forth on the Consolidated balance sheet of the Borrower and its Subsidiaries in an amount calculated in accordance with GAAP) and (c) of the definition of Indebtedness on such date plus (b) guarantees of Indebtedness of the type described in clauses (a), (b) (only to the extent of Earn-outs and Holdbacks payable in cash that are required to be set forth on the Consolidated balance sheet of the Borrower and its Subsidiaries in an amount calculated in accordance with GAAP) and (c) of the definition of Indebtedness on such date plus (c) the aggregate amount of Indebtedness relating to the drawn and unreimbursed amounts outstanding under letters of credit (including standby and commercial) and bankers’ acceptances on such date less (d) the aggregate amount of Qualified Cash and Cash Equivalents in excess of $10,000,000 on such date (provided that if the aggregate Revolving Credit Outstandings (excluding L/C Obligations) exceed $50,000,000, the amount of Qualified Cash and Cash Equivalents permitted to be subtracted hereunder shall not exceed $60,000,0000). “Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to (b) Consolidated Interest Expense for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date. “Consolidated Interest Expense” means, for any period, determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP, interest expense (including, without limitation, interest expense attributable to Capital Lease Obligations and all net payment obligations pursuant to Hedge Agreements) for such period. “Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness on such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date. “Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and its Subsidiaries for any period, there shall be excluded (without duplication) (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which the Borrower or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to the Borrower or any of its Subsidiaries by dividend or other distribution during such period, (b) subject to any pro forma adjustments required herein, the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or any of its Subsidiaries or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), (c) the net income (or loss), of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Borrower or any of its Subsidiaries of such net income (is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, but only to the extent of such prohibition and (d) any gain or loss from Asset Dispositions during such period. 8 87048192_27

“Continuing Directors” means the directors of the Borrower on the Closing Date and each other director of the Borrower, if, in each case, such other director’s election or nomination for election to the board of directors (or equivalent governing body) of the Borrower is approved by more than 50% of the then Continuing Directors. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Controlled Account” means each deposit account and securities account that is subject to an account control agreement in form and substance satisfactory to the Administrative Agent and the Issuing Lender that is entitled to Cash Collateral hereunder at the time such control agreement is executed. “Convertible Debt Securities” means any notes issued by the Borrower that are convertible into common stock of the Borrower, cash or a combination thereof. “Credit Facility” means, collectively, the Revolving Credit Facility, the Swingline Facility, the L/C Facility and the Term Loans. “Credit Parties” means, collectively, the Borrower and the Subsidiary Guarantors. “Debt Issuance” means the issuance of any Indebtedness for borrowed money by any Credit Party or any of its Subsidiaries. “Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect. “Default” means any of the events specified in Section 10.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default. “Defaulting Lender” means, subject to Section 5.15(b), any Lender that (a) has failed to (i) fund all or any portion of the Revolving Credit Loans or any Term Loans, participations in L/C Obligations or participations in Swingline Loans required to be funded by it hereunder within two Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written 9 87048192_27 confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 5.15(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Lender, the Swingline Lender and each Lender. “Delayed Draw Term Loan” means the incremental term loan made, or to be made, to the Borrower pursuant to Section 4.1(b). “Delayed Draw Term Loan Commitment” means (a) as to any Term Loan Lender, the obligation of such Term Loan Lender to make its portion of the Delayed Draw Term Loan to the account of the Borrower hereunder in an aggregate principal amount equal to the amount set forth opposite such Term Loan Lender’s name on Schedule 1.1 and (b) as to all Term Loan Lenders, the aggregate commitment of all Term Loan Lenders to make such Delayed Draw Term Loan. The aggregate Delayed Draw Term Loan Commitment of all Term Loan Lenders on the Third Amendment Effective Date shall be $200,000,000. Any unfunded portion of the Delayed Draw Term Loan Commitment shall automatically terminate in its entirety on the earlier to occur of the Delayed Draw Funding Deadline and the Delayed Draw Funding Date. “Delayed Draw Funding Date” means the date occurring on or after the Third Amendment Effective Date upon which all of the conditions to funding the Delayed Draw Term Loan set forth in Section 6.2 are satisfied and the Delayed Draw Term Loan is funded. “Delayed Draw Funding Deadline” means May 31, 2017. “Delayed Draw Ticking Fee” has the meaning assigned thereto in Section 5.3(b). “Disclosure Letter” means the Disclosure Letter, dated as of the date hereof, delivered by Borrower to the Administrative Agent in connection with this Agreement, as may be updated from time to time in accordance with the terms of this Agreement and the other Loan Documents. “Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than inchoate indemnity obligations) that are accrued and payable and the termination of the Revolving Credit Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event 10 87048192_27 shall be subject to the prior repayment in full of the Loans and all other Obligations (other than inchoate indemnity obligations) that are accrued and payable and the termination of the Revolving Credit Commitments), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date; provided that if such Equity Interests is issued pursuant to a plan for the benefit of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. “Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States. “Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States or any political subdivision of the United States, provided such Subsidiary is owned by the Borrower or a Domestic Subsidiary of the Borrower. “Earn-outs” means unsecured liabilities of a Credit Party arising under an agreement to make any deferred payment as a part of the purchase price for a Permitted Acquisition, including performance bonuses or consulting payments in any related services, employment or similar agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the underlying target, in each case, to the extent that such deferred payment would be included as part of such purchase price; provided that Earn-outs shall not include payments consistent with the management incentive plan or professional incentive plan generally offered by the Borrower. “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.9(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.9(b)(iii)). “Employee Benefit Plan” means (a) any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained for employees of any Credit Party or any ERISA Affiliate or (b) any Pension Plan or Multiemployer Plan that has at any time within the preceding seven (7) years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliate. “Engagement Letter” means that certain Engagement Letter dated as of August 25, 2014, between Wells Fargo Securities, LLC and the Borrower, as amended, restated, supplemented or otherwise modified from time to time. “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any violation of any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to public health or the environment under any Environmental Laws. 11 87048192_27

“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. “Equity Interests” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing (including equity-linked securities, but excluding Convertible Debt Securities (irrespective whether settled in Equity Interests or cash) and Permitted Call Spread Agreements). “ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder. “ERISA Affiliate” means any Person who together with any Credit Party or any of its Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA. “Eurodollar Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City. “Event of Default” means any of the events specified in Section 10.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied. “Exchange Act” means the Securities Exchange Act of 1934. “Excluded Subsidiary” means (a) RealPage Payment Processing Services, Inc., (b) RealPage Payments Services LLC, (c) any other Subsidiary of the Borrower whose business consists solely of processing third party payments or operating a money services business for the transmission of third party funds and (d) any Foreign Subsidiary Holding Company. “Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party for or the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Credit Party, including under the keepwell provisions of the Guaranty Agreement). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion 12 87048192_27 of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are otherwise Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Credit Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Revolving Credit Commitment (other than pursuant to an assignment request by the Borrower under Section 5.12(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.11, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.11(g) and (d) any United States federal withholding Taxes imposed under FATCA. “Existing Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of December 22, 2011, by and among the Borrower, the lenders party thereto and Wells Fargo Capital Finance, LLC, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time. “Extensions of Credit” means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender’s Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, (iii) such Lender’s Revolving Credit Commitment Percentage of the Swingline Loans then outstanding and (iv) the aggregate principal amount of Term Loans made by such Lender then outstanding or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (including, for the avoidance of doubt, any agreements between the governments of the United States and the jurisdiction in which the applicable Recipient is resident implementing such provisions), or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any law implementing an intergovernmental agreement that is included in this definition. “FDIC” means the Federal Deposit Insurance Corporation. “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. “First Amendment Effective Date” means February 26, 2016. 13 87048192_27

“First Tier Foreign Subsidiary” means any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code and the Equity Interests of which are owned directly by any Credit Party. “Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on December 31 of each calendar year, except in the case of RealPage India Private Limited for which the fiscal year ends on March 31 of each calendar year. “Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. “Foreign Subsidiary Holding Company” means any Domestic Subsidiary substantially all of the assets of which consist of the Equity Interests of one or more Foreign Subsidiaries. “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by the Issuing Lender, other than such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof. “Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities. “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied. “Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, and all registrations and filings with or issued by, any Governmental Authorities. “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance 14 87048192_27 or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation or (e) for the purpose of assuming in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (whether in whole or in part); provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. “Guaranty Agreement” means the unconditional guaranty agreement of even date herewith executed by the Subsidiary Guarantors in favor of the Administrative Agent, for the ratable benefit and the Secured Parties, which shall be in form and substance reasonably acceptable to the Administrative Agent. “Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to public health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, or (e) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas. “Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement; provided that the term Hedge Agreement shall not include (i) Permitted Call Spread Agreements, (ii) any derivative instruments issued under equity incentive or similar plans (including, any stock option or phantom stock plan), (iii) any forward, option or warrant agreement for the purchase or sale of Equity Interests of the Borrower, (iv) contracts for the purchase of securities of the Borrower or (v) any of the items described in this definition to the extent that it constitutes a derivative embedded in Convertible Debt Securities issued by the Borrower. “Hedge Bank” means any Person that, (a) at the time it enters into a Hedge Agreement with a Credit Party permitted under Article IX, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent or (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing Date), is a party to a Hedge Agreement with a Credit Party, in each case in its capacity as a party to such Hedge Agreement. 15 87048192_27

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in Hedge Agreements of the same type as such Hedge Agreements (which may include a Lender or any Affiliate of a Lender). “Holdback” means a portion of the purchase price for a Permitted Acquisition not paid at the closing therefor but held by a Credit Party for satisfaction of indemnification obligations and purchase price adjustments. “Immaterial Subsidiary” means any Subsidiary (excluding any Excluded Subsidiaries) that (a) together with its Subsidiaries (excluding any Excluded Subsidiaries), (i) has assets (excluding restricted cash and Cash Equivalents) representing no more than five percent (5%) of the Consolidated total assets (excluding restricted cash and Cash Equivalents) of the Borrower and its Subsidiaries (excluding any Excluded Subsidiaries) or (ii) generates no more than five percent (5%) of the Consolidated revenues of the Borrower and its Subsidiaries (excluding any Excluded Subsidiaries), in each case, as reflected in the most recent financial statements delivered pursuant to Section 6.1(e)(i) or Sections 8.1(a) or (b), as applicable and (b) has been designated as an “Immaterial Subsidiary” by the Borrower in the manner provided below; provided that, if at any time, (A) the total assets of the Immaterial Subsidiaries (excluding restricted cash and Cash Equivalents), taken as a whole, as of the last day of the Borrower’s most recently ended fiscal quarter shall be greater than ten percent (10%) of the Consolidated total assets (excluding restricted cash and Cash Equivalents) of the Borrower and its Subsidiaries (excluding any Excluded Subsidiaries) or (B) ten percent (10%) the Consolidated total revenues of the Borrower and its Subsidiaries (excluding any Excluded Subsidiaries) on such date, then the Borrower shall take such actions as may be necessary, including causing an Immaterial Subsidiary to become a Subsidiary Guarantor and grant security interests pursuant to Section 8.13, to comply with the requirements set forth in the preceding clauses (A) and (B). The Borrower may from time to time designate any Subsidiary (including a newly-created or newly-acquired Subsidiary) as an Immaterial Subsidiary by delivering to the Administrative Agent a certificate of a Responsible Officer making such designation and confirming that (x) such Subsidiary meets the requirements set forth in this definition and (y) immediately after giving effect to such designation, no Event of Default shall have occurred and be continuing. “Increase Effective Date” has the meaning assigned thereto in Section 2.7(c). “Incremental Amendment” has the meaning assigned thereto in Section 2.7(d)(iii). “Incremental Commitments” has the meaning assigned thereto in Section 2.7(a). “Incremental Lender” has the meaning assigned thereto in Section 2.7(b). “Incremental Term Loan” has the meaning assigned thereto in Section 2.7(a). “Incremental Term Loan Commitment” has the meaning assigned thereto in Section 2.7(a) and shall include the Incremental Term Loan-1 Commitment and the Delayed Draw Term Loan Commitment. “Incremental Term Loan Note” means a promissory note made by the Borrower in favor of a Lender evidencing the Incremental Term Loan-1 and any Incremental Term Loans made by such Lender, substantially in the form of Exhibit A-3. 16 87048192_27

“Incremental Term Loan-1” means the incremental term loan made, or to be made, to the Borrower pursuant to Section 4.1(a)4.1, including the Delayed Draw Term Loan after the funding thereof. “Incremental Term Loan-1 Commitment” means (a) as to any Term Loan Lender, the obligation of such Term Loan Lender to make a portion of the Incremental Term Loan-1 to the account of the Borrower hereunder on the First Amendment Effective Date in an aggregate principal amount not to exceed the amount set forth opposite such Term Loan Lender’s name on Schedule 1.1 and (b) as to all Term Loan Lenders, the aggregate commitment of all Term Loan Lenders to make such Incremental Term Loan-1. The aggregate Incremental Term Loan-1 Commitment of all Term Loan Lenders on the First Amendment Effective Date shall bewas $125,000,000. “Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following: all liabilities, obligations and indebtedness for borrowed money including, but(a) not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person; all obligations to pay the deferred purchase price of property or services of any(b) such Person (including Earn-outs and Holdbacks solely to the extent payable in cash, in an amount calculated in accordance with GAAP and to the extent included on the Consolidated balance sheet of the Borrower and its Subsidiaries), except (i) trade payables arising in the ordinary course of business and repayable in accordance with customary trade practices, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person, (ii) deferred compensation, deferred revenue and deferred tax liabilities; the Attributable Indebtedness of such Person with respect to such Person’s(c) Capital Lease Obligations and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP); all obligations of such Person under conditional sale or other title retention(d) agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); all Indebtedness of any third party secured by a Lien on any asset owned or being(e) purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; provided, that the amount of such Indebtedness shall be limited to the lesser of such obligation and the value of the property subject to such Lien if such Person has not assumed or become liable for the payment of such obligation; all obligations, contingent or otherwise, of any such Person relative to the face(f) amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person; all obligations of any such Person in respect of Disqualified Equity Interests;(g) all net obligations of such Person under any Hedge Agreements; and(h) 17 87048192_27 all Guarantees of any such Person with respect to any of the foregoing.(i) For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “Indemnitee” has the meaning assigned thereto in Section 12.3(b). “Insurance and Condemnation Event” means the receipt by any Credit Party or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective Property. “Interest Period” means, as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or converted to or continued as a LIBOR Rate Loan and ending on the date one (1), two (2), three (3), or six (6) months thereafter, in each case as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation and subject to availability; provided that: the Interest Period shall commence on the date of advance of or conversion to(a) any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires; if any Interest Period would otherwise expire on a day that is not a Business Day,(b) such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day; any Interest Period with respect to a LIBOR Rate Loan that begins on the last(c) Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period; no Interest Period shall extend beyond the Latest Maturity Date; and(d) there shall be no more than six (6) Interest Periods in effect at any time.(e) “IP Reporting Certificate” means a certificate of a Responsible Officer of the Borrower substantially in the form attached as Exhibit I. “IRS” means the United States Internal Revenue Service. “ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590. 18 87048192_27

“Issuing Lender” means Wells Fargo in its capacity as issuing lender hereunder or any successor thereto. “Junior Indebtedness” means (a) any Indebtedness of the Borrower incurred under Section 9.1(r) and (b) any Subordinated Indebtedness. “Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan, Revolving Credit Commitment or Incremental Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Term Loan. “L/C Commitment” means the lesser of (a) $10,000,000 and (b) the Revolving Credit Commitment. “L/C Facility” means the letter of credit facility established pursuant to Article III. “L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5. “L/C Participants” means, with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender. “Lender” means each Person executing this Agreement as a Lender on the Closing Date, each Term Loan Lender and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption or pursuant to Section 2.7, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender. “Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit. “Letter of Credit Application” means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit. “Letters of Credit” means the collective reference to letters of credit issued pursuant to Section 3.1. Notwithstanding anything to the contrary contained herein, a letter of credit issued by the Issuing Lender (other than Wells Fargo at any time it is also acting as Administrative Agent) shall not be a “Letter of Credit” for purposes of the Loan Documents until such time as the Administrative Agent has been notified in writing of the issuance thereof by the Issuing Lender. “LIBOR” means, for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest(a) per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London 19 87048192_27 time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per(b) annum determined on the basis of the rate for deposits in Dollars for an Interest Period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error. “LIBOR Rate” means a rate per annum determined by the Administrative Agent pursuant to the following formula: LIBOR Rate = LIBOR 1.00-Eurodollar Reserve Percentage Notwithstanding the foregoing, if the LIBOR Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 5.1(a). “Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance in the nature of a security interest of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement relating to such asset. “Liquidity” shall mean, as of any date, the sum of (a) all Qualified Cash and Cash Equivalents of the Borrower and its Subsidiaries on such date and (b) the amount available and permitted to be drawn under the Revolving Credit Facility as of such date. “Loan Documents” means, collectively, this Agreement, each Note, the Letter of Credit Applications, the Security Documents, the Guaranty Agreement and each other document, instrument, certificate and agreement executed and delivered by the Credit Parties or any of their respective Subsidiaries in favor of or provided to the Administrative Agent or any Secured Party in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Secured Hedge Agreement and any Secured Cash Management Agreement). “Loans” means the collective reference to the Revolving Credit Loans, the Swingline Loans and the Term Loans, and “Loan” means any of such Loans. 20 87048192_27

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market. “Material Adverse Effect” means a material adverse change in (a) the business, operations, results of operations, assets, liabilities or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of any Credit Party to perform its obligations under any Loan Document to which it is a party, (c) the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or (d) the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document to which it is a party. “Material Contract” means, with respect to any Credit Party, any contract, agreement, instrument or arrangement which is a type of material contract covered by Item 601(b)(10) of Regulation S-K. “Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the sum of (i) the Fronting Exposure of the Issuing Lender with respect to Letters of Credit issued and outstanding at such time and (ii) the Fronting Exposure of the Swingline Lender with respect to all Swingline Loans outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the Issuing Lender at such time in their reasonable discretion. “Moody’s” means Moody’s Investors Services, Inc. “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding seven (7) years. “Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Disposition or Insurance and Condemnation Event, the gross proceeds received by any Credit Party or any of its Subsidiaries therefrom (including any cash, Cash Equivalents, deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received, and any cash insurance proceeds or condemnation award proceeds) less the sum of (i) all income taxes and other taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of such transaction (provided that if such estimated taxes exceed the amount of actual taxes required to be paid in cash in respect of such Asset Disposition, the amount of such excess shall constitute Net Cash Proceeds), (ii) all reasonable and customary out-of-pocket fees and expenses incurred in connection with such Asset Disposition and (iii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) disposed of, which Indebtedness is required to be repaid in connection with such transaction or event, and (b) with respect to any Debt Issuance, the gross cash proceeds received by any Credit Party or any of its Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting and other fees and expenses incurred in connection therewith. “Net Share Settlement” shall mean any settlement upon conversion of Convertible Debt Securities consisting of Equity Interests, cash or a combination of cash and Equity Interests. “Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.2 and (b) has been approved by the Required Lenders. “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time. 21 87048192_27

“Non-Guarantor Subsidiary” means any Subsidiary of the Borrower that is not a Subsidiary Guarantor. “Notes” means the collective reference to the Revolving Credit Notes, the Swingline Note and the Incremental Term Loan Notes. “Notice of Account Designation” has the meaning assigned thereto in Section 2.3(b). “Notice of Borrowing” has the meaning assigned thereto in Section 2.3(a). “Notice of Conversion/Continuation” has the meaning assigned thereto in Section 5.2. “Notice of Prepayment” has the meaning assigned thereto in Section 2.4(c). “Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations and (c) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties and each of their respective Subsidiaries to the Lenders, the Issuing Lender or the Administrative Agent, in each case under any Loan Document, with respect to any Loan or Letter of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party or any Subsidiary thereof of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control. “Officer’s Compliance Certificate” means a certificate of the chief financial officer or the treasurer of the Borrower substantially in the form attached as Exhibit F. “Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of Property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.12). “Participant” has the meaning assigned thereto in Section 12.9(d). “Participant Register” has the meaning assigned thereto in Section 12.9(d). 22 87048192_27

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)). “PBGC” means the Pension Benefit Guaranty Corporation or any successor agency. “Pension Plan” means any employee benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained, funded or administered for the employees of any Credit Party or any ERISA Affiliate or (b) has at any time within the preceding seven (7) years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliates. “Permitted Acquisition” means any Acquisition by the Borrower or any Subsidiary if such Acquisition meets all of the following requirements: no less than ten (10) Business Days (or such shorter period of time as Administrative(a) Agent may agree in its sole discretion) prior to the proposed closing date of such Acquisition, the Borrower shall have delivered written notice of such Acquisition to the Administrative Agent, which notice shall include the proposed closing date of such Acquisition; the Board of Directors and/or shareholders (or equivalent) of the Person to be acquired(b) shall have approved the consummation of such Acquisition (which approval shall not have been withdrawn); the Person or business to be acquired shall be in a line of business permitted pursuant to(c) Section 9.11; if such transaction is a merger or consolidation, (i) the Borrower shall be the surviving(d) Person in any such transaction involving the Borrower, or if such transaction is a merger or consolidation involving a Subsidiary Guarantor, either a Subsidiary Guarantor shall be the surviving Person or the surviving Person shall become a Subsidiary Guarantor within the applicable time period specified in Section 8.13, and (ii) no Change in Control shall have been effected thereby; the Borrower shall have delivered or will deliver to the Administrative Agent all(e) documents required to be delivered pursuant to, and in accordance with, Section 8.13 in the applicable time periods specified therein; for any Acquisition with aggregate consideration (including cash, Cash Equivalents,(f) Equity Interests, Earn-outs, Holdbacks and other deferred payment obligations) in excess of $25,000,000, no later than five (5) Business Days (or such lesser time as determined by the Administrative Agent in its sole discretion) prior to the proposed closing date of such Acquisition, the Borrower shall have delivered to the Administrative Agent an Officer’s Compliance Certificate for the most recent fiscal quarter end preceding such Acquisition for which financial statements are available demonstrating that the Borrower is in compliance on a Pro Forma Basis (as of the last day of such fiscal quarter and after giving effect thereto and any Indebtedness incurred in connection therewith) with each covenant contained in Section 9.13; for any Acquisition with aggregate consideration (including cash, Cash Equivalents,(g) Equity Interests, Earn-outs, Holdbacks and other deferred payment obligations) in excess of $50,000,000, no later than five (5) Business Days (or such lesser time as determined by the Administrative Agent in its sole discretion) prior to the proposed closing date of such Acquisition, the Borrower shall have delivered to the Administrative Agent: 23 87048192_27 forecasted balance sheets, profit and loss statements and cash flow statements for(i) the Person to be acquired, all prepared on a basis consistent with such Person’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the one (1) year period following the date of the proposed Acquisition, on a quarterly basis, in form and substance (including, without limitation, as to scope and underlying assumptions) reasonably satisfactory to the Administrative Agent; and copies of substantially final documentation entered into in connection with such(ii) Acquisition, which shall be in form and substance reasonably satisfactory to the Administrative Agent; no Default or Event of Default shall have occurred and be continuing both before and(h) immediately after giving effect to such Acquisition; the consideration for all Acquisitions of Non-Guarantor Subsidiaries consummated(i) during the term of this Agreement shall not exceed $150,000,000 in the aggregate; the Borrower shall have Liquidity of not less than $35,000,000 immediately after giving(j) effect to the Acquisition; and for any Acquisition with aggregate consideration (including cash, Cash Equivalents,(k) Equity Interests, Earn-outs, Holdbacks and other deferred payment obligations) in excess of $25,000,000, not later than five (5) Business Days (or such later date as Administrative Agent may agree in its sole discretion) following the consummation of such Acquisition, the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer thereof certifying that all of the requirements set forth above have been satisfied. “Permitted Call Spread Agreements” means (a) any contract (including, but not limited to, any convertible bond hedge or capped call transaction) pursuant to which, among other things, the Borrower acquires an option requiring the counterparty thereto to deliver to the Borrower shares of common stock of the Borrower, cash in lieu of delivering shares of common stock or cash representing the termination value of such option or a combination thereof from time to time upon exercise or early termination of such option and (b) any contract pursuant to which, among other things, the Borrower issues to the counterparty thereto warrants to acquire shares of common stock of the Borrower, the cash value of such shares or a combination thereof upon exercise of such warrants, in each case entered into by the Borrower in connection with the issuance of Convertible Debt Securities (including, without limitation, the exercise of any over‐allotment or underwriter’s option); provided that the terms, conditions and covenants of such contract are customary for contracts of such type (as determined by the Borrower in good faith). “Permitted Holder” means Steve Winn and his Affiliates or any other entity to which Mr. Winn may be attributed beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), other than affiliate portfolio companies. “Permitted Liens” means the Liens permitted pursuant to Section 9.2. “Permitted Refinancing Indebtedness” means any Indebtedness (the “Refinancing Indebtedness”), the proceeds of which are used to refinance, refund, renew, extend or replace outstanding Indebtedness 24 87048192_27

(such outstanding Indebtedness, the “Refinanced Indebtedness”); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness is not greater than the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement, except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal, extension or replacement, and by an amount equal to any existing commitments thereunder that have not been utilized at the time of such refinancing, refunding, renewal, extension or replacement, (b) the final maturity and weighted average life to maturity of such Refinancing Indebtedness shall not be prior to or shorter than that applicable to the Refinanced Indebtedness, (c) the primary obligor of such Refinancing Indebtedness shall be the same as the primary obligor of the Refinanced Indebtedness, (d) such Refinancing Indebtedness shall not be secured by (i) Liens on assets other than (x) assets securing the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement, (y) any after-acquired property that is affixed or incorporated into the property covered by such Liens and (z) proceeds and products thereof, or (ii) Liens having a higher priority than the Liens, if any, securing the Refinanced Indebtedness, (e) such Refinancing Indebtedness shall not be guaranteed by or otherwise recourse to any Person other than the Person(s) to whom the Refinanced Indebtedness is recourse or by whom it is guaranteed, in each case as of the time of such refinancing, refunding, renewal, extension or replacement, (f) to the extent such Refinanced Indebtedness is subordinated in right of payment to the Obligations (or the Liens securing such Indebtedness were originally contractually subordinated to the Liens securing the Collateral pursuant to the Security Documents), such refinancing, refunding, renewal, extension or replacement is subordinated in right of payment to the Obligations (or the Liens securing such Indebtedness shall be subordinated to the Liens securing the Collateral pursuant to the Security Documents) on terms at least as favorable to the Lenders as those contained in the documentation governing such Refinanced Indebtedness, (g) the terms of such Refinancing Indebtedness, taken as a whole, are not materially more restrictive on the Borrower and its Subsidiaries than the terms of the Refinanced Indebtedness, taken as a whole, and (h) no Event of Default shall have occurred and be continuing at the time of such refinancing, refunding, renewal, extension or replacement. “Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Platform” has the meaning assigned thereto in Section 8.2. “Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks. “Pro Forma Basis” means, for purposes of calculating Consolidated EBITDA for any period during which one or more Specified Transactions occurs, that such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) shall be deemed to have occurred as of the first day of the applicable period of measurement and Consolidated EBITDA shall be determined by (a) with respect to any such Specified Disposition, excluding the Consolidated EBITDA attributable to the Property or Person disposed of in such Specified Disposition and (b) with respect to any such Permitted Acquisition, including the Consolidated EBITDA attributable to the Property or Person acquired in such Permitted Acquisition, in each case for such period (calculated based on the Consolidated EBITDA for such Property or Person prior to such acquisition, including any amounts added back or deducted pursuant to the definition of Consolidated EBITDA) (provided that such Consolidated EBITDA to be included is reflected in financial statements or other financial data 25 87048192_27 reasonably acceptable to the Administrative Agent and based upon reasonable assumptions and calculations which are expected to have a continuous impact); provided that the foregoing amounts shall be without duplication of any adjustments that are already included in the calculation of Consolidated EBITDA. If a transaction which is conditioned on compliance on a Pro Forma Basis with the covenants set forth in Section 9.13 is consummated prior to the first date on which such covenant is required to be satisfied, the level required for such first date shall be deemed to apply for determining such compliance on a Pro Forma Basis. Any Permitted Acquisition or incurrence of Indebtedness under Section 9.1(r) which is conditioned on, or determined by reference to, compliance on a Pro Forma Basis with Section 9.13, may include an increase in the required Consolidated Net Leverage Ratio under Section 9.13(a) to the extent permitted pursuant to the second paragraph of such Section if the Borrower has elected to exercise such increase by giving written notice to the Administrative Agent not less than five (5) Business Days’ prior to the consummation of such Permitted Acquisition or incurrence of Indebtedness. “Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Equity Interests. “Public Lenders” has the meaning assigned thereto in Section 8.2. “Qualified Cash and Cash Equivalents” means, as of any date of determination, the aggregate amount of Unrestricted cash and Cash Equivalents held by the Borrower and its Subsidiaries in deposit accounts or securities accounts located within the United States and covered by a control agreement in favor of the Administrative Agent. For purposes hereof, “Unrestricted” means, when referring to cash and Cash Equivalents of the Borrower and its Subsidiaries, that such cash and Cash Equivalents (a) do not appear or would not be required to appear as “restricted” on the financial statements of the Borrower or any such Subsidiary (unless related to the Loan Documents or the Liens created thereunder) or (b) are not subject to a Lien (other than Liens permitted under Section 9.2(a) or (k)). “Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests. “Qualified Unsecured Debt Issuance” means the issuance of unsecured debt securities (whether convertible or non-convertible) by the Borrower pursuant to Section 9.1(r) in an outstanding principal or accreted amount of $150,000,000 or more, on customary market terms (as determined in good faith by the Borrower). “Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Issuing Lender, as applicable. “Register” has the meaning assigned thereto in Section 12.9(c). “Reimbursement Obligation” means the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by the Issuing Lender. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates. 26 87048192_27

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders. “Required Revolving Credit Lenders” means, at any date, any combination of Revolving Credit Lenders holding more than fifty percent (50%) of the sum of the aggregate amount of the Revolving Credit Commitment or, if the Revolving Credit Commitment has been terminated, any combination of Revolving Credit Lenders holding more than fifty percent (50%) of the aggregate Revolving Credit Exposure; provided that the Revolving Credit Commitment of, and the portion of the Revolving Credit Exposure, as applicable, held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Revolving Credit Lenders. “Required Term Loan Lenders” means, at any time, Term Loan Lenders having outstanding Term Loans and Incremental Term Loan Commitments representing more than fifty percent (50%) of the aggregate principal amount of all outstanding Term Loans and Incremental Term Loan Commitments. The outstanding Term Loans of any Defaulting Lender shall be disregarded in determining Required Term Loan Lenders. “Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of such Person or any other officer of such Person designated in writing by the Borrower or any Subsidiary Guarantor and reasonably acceptable to the Administrative Agent. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person. “Restricted Payment” has the meaning assigned thereto in Section 9.6. “Revolving Commitment Increase” shall have the meaning assigned thereto in Section 2.7(a). “Revolving Credit Commitment” means (a) as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to, and to purchase participations in L/C Obligations and Swingline Loans for the account of, the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 2.7) and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 2.7). The aggregate Revolving Credit Commitment of all the Revolving Credit Lenders on the ClosingThird Amendment Effective Date shall be $200,000,000. The initial Revolving Credit Commitment of each Revolving Credit Lender as of the FirstThird Amendment Effective Date is set forth opposite the name of such Lender on Schedule 1.1. “Revolving Credit Commitment Percentage” means, with respect to any Revolving Credit Lender at any time, the percentage of the total Revolving Credit Commitments of all the Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Revolving Credit Commitment Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments. The initial Revolving Credit Commitment Percentage of each Revolving Credit Lender as of the FirstThird Amendment Effective Date is set forth opposite the name of such Lender on Schedule 1.1. 27 87048192_27

“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in L/C Obligations and Swingline Loans at such time. “Revolving Credit Facility” means the revolving credit facility established pursuant to Article II (including any increase in such revolving credit facility established pursuant to Section 2.7). “Revolving Credit Maturity Date” means the earliest to occur of (a) September 30, 2019,February 27, 2022, (b) the date of termination of the entire Revolving Credit Commitment by the Borrower pursuant to Section 2.5 and (c) the date of termination of the Revolving Credit Commitment pursuant to Section 10.2(a). “Revolving Credit Lenders” means, collectively, all of the Lenders with a Revolving Credit Commitment. “Revolving Credit Loan” means any revolving loan made to the Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires. “Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing the Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form attached as Exhibit A-1, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part. “Revolving Credit Outstandings” means the sum of (a) with respect to Revolving Credit Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swingline Loans, as the case may be, occurring on such date; plus (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any Extensions of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date. “Revolving Extensions of Credit” means (a) any Revolving Credit Loan then outstanding, (b) any Letter of Credit then outstanding or (c) any Swingline Loan then outstanding. “S&P” means Standard & Poor’s Financial Services LLC, a part of McGraw-Hill Financial and any successor thereto. “Sale Leaseback” means any arrangement pursuant to which any Credit Party or any Subsidiary thereof, directly or indirectly becomes or remains liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Credit Party or any Subsidiary thereof has sold or transferred or is to sell or transfer to a Person which is not another Credit Party or Subsidiary of a Credit Party or (b) which any Credit Party or any Subsidiary thereof intends to use for substantially the same purpose as any other Property that has been sold or is to be sold or transferred by such Credit Party or such Subsidiary to another Person which is not another Credit Party or Subsidiary of a Credit Party in connection with such lease. “Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria). 28 87048192_27

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b). “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, Her Majesty’s Treasury, or other relevant sanctions authority. “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions. “Second Amendment Effective Date” means February 15, 2017. “Secured Cash Management Agreement” means any Cash Management Agreement between or among any Credit Party and any Cash Management Bank. “Secured Hedge Agreement” means any Hedge Agreement between or among any Credit Party and any Hedge Bank. “Secured Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Credit Party under (i) any Secured Hedge Agreement (other than an Excluded Swap Obligation) and (ii) any Secured Cash Management Agreement. “Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lender, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 11.5, any other holder from time to time of any of any Secured Obligations and, in each case, their respective successors and permitted assigns. “Security Documents” means the collective reference to the Collateral Agreement and each other agreement or writing pursuant to which any Credit Party pledges or grants a security interest in any Property or assets securing the Secured Obligations. “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments generally as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “Specified Disposition” means any Asset Disposition having gross sales proceeds in excess of $25,000,000. 29 87048192_27

“Specified Transactions” means (a) any Specified Disposition, (b) any Permitted Acquisition and (c) the Transactions. “Subordinated Indebtedness” means the collective reference to any Indebtedness incurred by the Borrower or any of its Subsidiaries that is subordinated in right and time of payment to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent. “Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Borrower. “Subsidiary Guarantors” means, collectively, all direct and indirect Domestic Subsidiaries of the Borrower (other than any Immaterial Subsidiary and any Excluded Subsidiary) in existence on the Closing Date or which become a party to the Guaranty Agreement pursuant to Section 8.13. “Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. “Swingline Commitment” means the lesser of (a) $20,000,000 and (b) the Revolving Credit Commitment. “Swingline Facility” means the swingline facility established pursuant to Section 2.2. “Swingline Lender” means Wells Fargo in its capacity as swingline lender hereunder or any successor thereto. “Swingline Loan” means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires. “Swingline Note” means a promissory note made by the Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form attached as Exhibit A-2, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part. “Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto. “Term Loan Lenders” means, collectively, all of the Lenders with an Incremental Term Loan Commitment and/or outstanding Term Loans. 30 87048192_27

“Term Loan Maturity Date” means (a) with respect to the Incremental Term Loan-1, the earlier to occur of (i) September 30, 2019February 27, 2022 and (ii) the date of the acceleration of the Term Loans pursuant to Section 10.2(a), and (b) with respect to any other Term Loan, the earlier to occur of (i) the date of maturity determined by the applicable Term Lenders pursuant to Section 2.7 and (ii) the date of the acceleration of the Term Loans pursuant to Section 10.2(a). “Term Loan Percentage” means, with respect to any Term Loan Lender at any time, the percentage of the total outstanding principal balance of the Term Loans represented by the outstanding principal balance of such Term Loan Lender’s Term Loans. “Term Loans” means the Incremental Term Loan-1 (including the Delayed Draw Term Loan) and, if applicable, any additional Incremental Term Loans. “Termination Event” means the occurrence of any of the following which, individually or in the aggregate, has resulted or could reasonably be expected to result in liability of the Borrower in an aggregate amount in excess of the Threshold Amount: (a) a “Reportable Event” described in Section 4043 of ERISA for which the thirty (30) day notice requirement has not been waived by the PBGC, or (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303 of ERISA, or (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or plan in endangered or critical status with the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA or (h) the partial or complete withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (i) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (j) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA, or (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate. “Third Amendment Effective Date” means February 27, 2017. “Threshold Amount” means $15,000,000. “Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Credit Exposure and outstanding Term Loans of such Lender at such time. “Transactions” means, collectively, (a) the repayment in full of all Indebtedness outstanding under the Existing Credit Agreement, (b) the initial Extensions of Credit and (c) the payment of all fees, commissions and expenses incurred in connection with the foregoing. “UCC” means the Uniform Commercial Code as in effect in the State of New York. “United States” means the United States of America. 31 87048192_27

“U.S. Borrower” means any Borrower that is a U.S. Person. “U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code. “U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 5.11(g). “Wells Fargo” means Wells Fargo Bank, National Association, a national banking association. “Wholly-Owned” means, with respect to a Subsidiary, that all of the Equity Interests of such Subsidiary are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Borrower and/or one or more of its Wholly-Owned Subsidiaries). “Withholding Agent” means the Borrower and the Administrative Agent. Other Definitions and Provisions. With reference to this Agreement andSECTION 1.2 each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form and (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”. Accounting Terms.SECTION 1.3 All accounting terms not specifically or completely defined herein shall be construed in(a) conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 6.1(e)(i) or Section 8.1(a), as applicable, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of (i) FASB ASC 825 (ii) FASB ASC 470-20 and (iii) any accounting change described in the Proposed Accounting Standards Update to Leases (Topic 840) dated August 17, 2010, the Proposed Accounting Standards Update (Revised) to Leases (Topic 842) dated May 16, 2013 shall each be disregarded. 32 87048192_27

If at any time any change in GAAP would affect the computation of any financial ratio or(b) requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP as in effect immediately prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. UCC Terms. Terms defined in the UCC in effect on the Closing Date andSECTION 1.4 not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect. Rounding. Any financial ratios required to be maintained pursuant to thisSECTION 1.5 Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). References to Agreement and Laws. Unless otherwise expressly providedSECTION 1.6 herein, (a) any definition or reference to formation documents, governing documents, agreements (including the Loan Documents) and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) any definition or reference to any Applicable Law, including, without limitation, the Code, the Commodity Exchange Act, ERISA, the Exchange Act, the PATRIOT Act, the Securities Act of 1933, the UCC, the Investment Company Act of 1940, the Interstate Commerce Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law. Times of Day. Unless otherwise specified, all references herein to times ofSECTION 1.7 day shall be references to Eastern time (daylight or standard, as applicable). Letter of Credit Amounts. Unless otherwise specified, all references hereinSECTION 1.8 to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit). Guarantees. Unless otherwise specified, the amount of any Guarantee shallSECTION 1.9 be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee. 33 87048192_27

SECTION 1.10 Covenant Compliance Generally. For purposes of determining compliance under Sections 9.1, 9.2, 9.3, 9.5 and 9.6, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Net Income in the most recent annual financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 6.1(e)(i) or Section 8.1(a), as applicable. Notwithstanding the foregoing, for purposes of determining compliance with Sections 9.1, 9.2 and 9.3, with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no breach of any basket contained in such sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that for the avoidance of doubt, the foregoing provisions of this Section 1.10 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

ARTICLE II

REVOLVING CREDIT FACILITY

SECTION 2.1 Revolving Credit Loans. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Revolving Credit Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date to, but not including, the Revolving Credit Maturity Date as requested by the Borrower in accordance with the terms of Section 2.3; provided, that (a) the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment and (b) the Revolving Credit Exposure of any Revolving Credit Lender shall not at any time exceed such Revolving Credit Lender's Revolving Credit Commitment. Each Revolving Credit Loan by a Revolving Credit Lender shall be in a principal amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date.

SECTION 2.2 Swingline Loans.

(a) Availability. Subject to the terms and conditions of this Agreement and the other Loan Documents, including, without limitation, Section 6.2(d) of this Agreement, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, the Swingline Lender may, in its sole discretion, make Swingline Loans to the Borrower from time to time from the Closing Date to, but not including, the Revolving Credit Maturity Date; provided, that (a) after giving effect to any amount requested, the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment and (b) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested) shall not exceed the Swingline Commitment. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Swingline Loans hereunder until the Revolving Credit Maturity Date.

(b) Refunding.

(i) Swingline Loans shall be refunded by the Revolving Credit Lenders on demand by the Swingline Lender. Such refundings shall be made by the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Revolving Credit Lenders on the books and records of the Administrative Agent. Each Revolving Credit Lender shall fund its respective Revolving Credit Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later

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than 1:00 p.m. on the next succeeding Business Day after such demand is made. No Revolving Credit Lender’s obligation to fund its respective Revolving Credit Commitment Percentage of a Swingline Loan shall be affected by any other Revolving Credit Lender’s failure to fund its Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any Revolving Credit Lender’s Revolving Credit Commitment Percentage be increased as a result of any such failure of any other Revolving Credit Lender to fund its Revolving Credit Commitment Percentage of a Swingline Loan. The Borrower shall pay to the Swingline Lender on demand the amount of such(ii) Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages (unless the amounts so recovered by or on behalf of the Borrower pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to Section 11.3 and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable). Each Revolving Credit Lender acknowledges and agrees that its obligation to(iii) refund Swingline Loans in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article VI. Further, each Revolving Credit Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section, one of the events described in Section 10.1(h) or (i) shall have occurred, each Revolving Credit Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Revolving Credit Commitment Percentage of the aggregate amount of such Swingline Loan. Each Revolving Credit Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Revolving Credit Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Revolving Credit Lender such Revolving Credit Lender’s participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s participating interest was outstanding and funded). Defaulting Lenders. Notwithstanding anything to the contrary contained in this(c) Agreement, this Section 2.2 shall be subject to the terms and conditions of Section 5.14 and Section 5.15. 35 87048192_27

Procedure for Advances of Revolving Credit Loans and Swingline Loans.SECTION 2.3 Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable(a) prior written notice substantially in the form of Exhibit B (a “Notice of Borrowing”) not later than 12:00 p.m. (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan (or, in the case of any LIBOR Rate Loans to be borrowed on the Closing Date, such shorter period of time as may be agreed to by the Administrative Agent and the Lenders), of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be, (x) with respect to Base Rate Loans (other than Swingline Loans) in an aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof, (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (z) with respect to Swingline Loans in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, (C) whether such Loan is to be a Revolving Credit Loan or Swingline Loan, (D) in the case of a Revolving Credit Loan whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. If the Borrower fails to specify a type of Loan in a Notice of Borrowing, then the applicable Loans shall be made as Base Rate Loans. If the Borrower requests a borrowing of LIBOR Rate Loans in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. A Notice of Borrowing received after 12:00 p.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Revolving Credit Lenders of each Notice of Borrowing. Disbursement of Revolving Credit and Swingline Loans. Not later than 2:00 p.m. on the(b) proposed borrowing date, (i) each Revolving Credit Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form attached as Exhibit C (a “Notice of Account Designation”) delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 5.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section to the extent that any Revolving Credit Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Revolving Credit Lenders as provided in Section 2.2(b). Repayment and Prepayment of Revolving Credit and Swingline Loans.SECTION 2.4 Repayment on Termination Date. The Borrower hereby agrees to repay the outstanding(a) principal amount of (i) all Revolving Credit Loans in full on the Revolving Credit Maturity Date, and (ii) all Swingline Loans in accordance with Section 2.2(b) (but, in any event, no later than the Revolving Credit Maturity Date), together, in each case, with all accrued but unpaid interest thereon. Mandatory Prepayments. If at any time the Revolving Credit Outstandings exceed the(b) Revolving Credit Commitment, the Borrower agrees to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Revolving Credit 36 87048192_27

Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Revolving Credit Lenders, in an amount equal to such excess (such Cash Collateral to be applied in accordance with Section 10.2(b)). Optional Prepayments. The Borrower may at any time and from time to time prepay(c) Revolving Credit Loans and Swingline Loans, in whole or in part, with irrevocable prior written notice to the Administrative Agent substantially in the form attached as Exhibit D (a “Notice of Prepayment”) given not later than 12:00 p.m. (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Rate Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Credit Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Base Rate Loans (other than Swingline Loans), $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans and $500,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans. A Notice of Prepayment received after 12:00 p.m. shall be deemed received on the next Business Day. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof. Notwithstanding the foregoing, any Notice of a Prepayment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness or the occurrence of some other identifiable event or condition, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or occurrence of such other identifiable event or condition and may be revoked by the Borrower in the event such condition is not satisfied (provided that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9). Limitation on Prepayment of LIBOR Rate Loans. The Borrower may not prepay any(d) LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 5.9 hereof. Hedge Agreements. No repayment or prepayment of the Loans pursuant to this Section(e) shall affect any of the Borrower’s obligations under any Hedge Agreement entered into with respect to the Loans. Permanent Reduction of the Revolving Credit Commitment.SECTION 2.5 Voluntary Reduction. The Borrower shall have the right at any time and from time to(a) time, upon at least three (3) Business Days prior irrevocable written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $3,000,000 or any whole multiple of $1,000,000 in excess thereof. Any reduction of the Revolving Credit Commitment shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Revolving Credit Commitment Percentage. All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitment shall be paid on the effective date of such termination. Notwithstanding the foregoing, any notice to reduce the Revolving Credit Commitment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness or the occurrence of some other 37 87048192_27 identifiable event or condition, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or occurrence of such identifiable event or condition and may be revoked by the Borrower in the event such condition is not satisfied (provided that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9).

(b) Corresponding Payment. Each permanent reduction permitted pursuant to this Section shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, as applicable, after such reduction to the Revolving Credit Commitment as so reduced, and if the aggregate amount of all outstanding Letters of Credit exceeds the Revolving Credit Commitment as so reduced, the Borrower shall be required to deposit Cash Collateral in a Cash Collateral account opened by the Administrative Agent in an amount equal to such excess. Such Cash Collateral shall be applied in accordance with Section 10.2(b). Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of Cash Collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Revolving Credit Commitment and the Swingline Commitment and the Revolving Credit Facility. If the reduction of the Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

SECTION 2.6 Termination of Revolving Credit Facility. The Revolving Credit Facility and the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date.

SECTION 2.7 Incremental Commitments.

(a) Request for Incremental Commitments. At any time after the earlier to occur of the Delayed Draw Funding Deadline and the Delayed Draw Funding Date and from time to time, the Borrower may by written notice to the Administrative Agent (who shall promptly notify the Lenders) request (i) one or more increases in the Revolving Credit Commitments (a "Revolving Commitment Increase") or (ii) one or more incremental term loan commitments (an "Incremental Term Loan Commitment" and, together with any Revolving Commitment Increases, the "Incremental Commitments") to make incremental term loans (an "Incremental Term Loan"); provided that (A) the total aggregate principal amount for all such Incremental Commitments and Incremental Term Loans made after the ~~Second~~First Amendment Effective Date shall not exceed an amount equal to (1) $150,000,000 plus (2) such amount as would not cause the Consolidated Net Leverage Ratio to exceed 3.25 to 1.00 (calculated on a Pro Forma Basis based on the financial statements for the most recent fiscal quarter end for which financial statements have been provided after giving effect the incurrence of any then requested Incremental Commitment and the use of proceeds thereof, but without netting the proceeds thereof); and (B) any such request for an Incremental Commitment shall be in a minimum amount of $5,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (A).

(b) Lenders. Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Commitment. Incremental Commitments may be provided by any existing Lender or by any other Persons (an "Incremental Lender"); provided that the Administrative Agent, the Issuing Lender and/or the Swingline Lender, as applicable, shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Incremental Lender's providing such Incremental Commitment to the extent any such consent would be required under Section 12.9(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Incremental Lender. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Incremental Lender is requested to respond, which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the proposed Incremental Lenders. Each proposed Incremental Lender may

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elect or decline, in its sole discretion, and shall notify the Administrative Agent within such time period whether it agrees, to provide an Incremental Commitment and, if so, whether by an amount equal to, greater than or less than requested. Any Person not responding within such time period shall be deemed to have declined to provide an Incremental Commitment. Effective Date and Allocations. The Administrative Agent and the Borrower shall(c) determine the effective date (each, an “Increase Effective Date”) for each Incremental Commitment and the final allocation of such Incremental Commitment. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocations of such Incremental Commitment and the Increase Effective Date. Conditions to Effectiveness of Increase. Each Incremental Commitment shall become(d) effective as of the applicable Increase Effective Date; provided: no Default or Event of Default shall exist on such Increase Effective Date(i) immediately prior to or after giving effect to (A) such Incremental Commitment or (B) the making of any Extensions of Credit pursuant thereto; the Borrower is in pro forma compliance on a Pro Forma Basis with the financial(ii) covenants set forth in Section 9.13 based on the financial statements most recently delivered pursuant to Section 8.1 after giving effect to such Incremental Commitment (assuming that the entire applicable Incremental Term Loan and/or Revolving Commitment Increase is fully funded on the effective date thereof and giving effect to any permanent repayment of Indebtedness in connection therewiththe use of proceeds thereof, but without netting the proceeds thereof); each such Incremental Commitment shall be effected pursuant to an amendment(iii) (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, the Administrative Agent and the applicable Incremental Lenders, which Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.7; in the case of each Incremental Term Loan (the terms of which shall be set forth(iv) in the relevant Incremental Amendment): such Incremental Term Loan will mature and amortize in a manner(A) reasonably acceptable to the Incremental Lenders making such Incremental Term Loan and the Borrower, but will not in any event have a maturity date earlier than the Latest Maturity Date; the Applicable Margin and pricing grid, if applicable, for such(B) Incremental Term Loan shall be determined by the applicable Incremental Lenders and the Borrower on the applicable Increase Effective Date and shall be consistent with then current market conditions; and except as provided above, all other terms and conditions applicable to(C) any Incremental Term Loan, to the extent not consistent with the terms and conditions of this Agreement prior to giving effect thereto, shall be reasonably satisfactory to the Administrative Agent and the Borrower (but in no event shall such terms and conditions 39 87048192_27 be more restrictive, taken as a whole, than those set forth in this Agreement and any other Loan Document); in the case of each Revolving Commitment Increase (the terms of which shall be(v) set forth in the relevant Incremental Amendment): Revolving Credit Loans made with respect to the Revolving(A) Commitment Increase shall mature on the Revolving Credit Maturity Date and shall be subject to the same terms and conditions as the other Revolving Credit Loans; the outstanding Revolving Credit Loans and Revolving Credit(B) Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent on the applicable Increase Effective Date among the Revolving Credit Lenders (including the Incremental Lenders providing such Revolving Commitment Increase) in accordance with their revised Revolving Credit Commitment Percentages (and the Revolving Credit Lenders (including the Incremental Lenders providing such Revolving Commitment Increase) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 5.9 in connection with such reallocation as if such reallocation were a repayment); and except as provided above, all of the other terms and conditions applicable(C) to such Revolving Commitment Increase shall, except to the extent otherwise provided in this Section 2.7, be identical to the terms and conditions applicable to the Revolving Credit Facility; each Incremental Commitment shall constitute Obligations of the Borrower and(vi) shall be secured and guaranteed with the other Extensions of Credit on a pari passu basis; and any Incremental Lender with a Revolving Commitment Increase shall be entitled(vii) to the same voting rights as the existing Revolving Credit Lenders under the Revolving Credit Facility and any Extensions of Credit made in connection with each Revolving Commitment Increase shall receive proceeds of prepayments on the same basis as the other Revolving Credit Loans made hereunder. Conflicting Provisions. This Section shall supersede any provisions in Sections 5.6 or(e) 12.2 to the contrary. ARTICLE III LETTER OF CREDIT FACILITY L/C Facility.SECTION 3.1 Availability. Subject to the terms and conditions hereof, the Issuing Lender, in reliance(a) on the agreements of the Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue standby Letters of Credit in an aggregate amount not to exceed its L/C Commitment for the account of the Borrower or, subject to Section 3.8, any Subsidiary thereof, Letters of Credit may be issued on any Business Day from the Closing Date to but not including the fifth (5th) Business Day prior to the Revolving Credit Maturity Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall not issue any Letter of Credit if, after giving effect to such 40 87048192_27 issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the Revolving Credit Outstandings would exceed the Revolving Credit Commitment. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $500,000 (or such lesser amount as agreed to by the Issuing Lender and the Administrative Agent), (ii) expire on a date no more than twelve (12) months after the date of issuance or last renewal of such Letter of Credit (subject to automatic renewal for additional one (1) year periods pursuant to the terms of the Letter of Credit Application or other documentation acceptable to the Issuing Lender), which date shall be no later than the fifth (5th) Business Day prior to the Revolving Credit Maturity Date and (iii) be subject to the ISP98, as set forth in the Letter of Credit Application or as determined by the Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Applicable Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to letters of credit generally or such Letter of Credit in particular any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Lender as of the Closing Date and that the Issuing Lender in good faith deems material to it, or (B) the conditions set forth in Section 6.2 are not satisfied. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires. Defaulting Lenders. Notwithstanding anything to the contrary contained in this(b) Agreement, Article III shall be subject to the terms and conditions of Section 5.14 and Section 5.15. Procedure for Issuance of Letters of Credit. The Borrower may from time toSECTION 3.2 time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its applicable office (with a copy to the Administrative Agent at the Administrative Agent’s Office) a Letter of Credit Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender or the Administrative Agent may request. Upon receipt of any Letter of Credit Application, the Issuing Lender shall process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article VI, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall promptly furnish to the Borrower and the Administrative Agent a copy of such Letter of Credit and the Administrative Agent shall promptly notify each Revolving Credit Lender of the issuance and upon request by any Lender, furnish to such Revolving Credit Lender a copy of such Letter of Credit and the amount of such Revolving Credit Lender’s participation therein. Commissions and Other Charges.SECTION 3.3 Letter of Credit Commissions. Subject to Section 5.15(a)(iii)(B), the Borrower shall pay(a) to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in the amount equal to the daily amount available to be drawn under such standby Letters of Credit times the Applicable Margin with respect to Revolving 41 87048192_27

Credit Loans that are LIBOR Rate Loans (determined, in each case, on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter, on the Revolving Credit Maturity Date and thereafter on demand of the Administrative Agent. The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received pursuant to this Section 3.3 in accordance with their respective Revolving Credit Commitment Percentages. Fronting Fee. In addition to the foregoing commission, the Borrower shall pay directly to(b) the Issuing Lender, for its own account, a fronting fee with respect to each Letter of Credit issued by the Issuing Lender as set forth in the Engagement Letter executed by the Issuing Lender. Such fronting fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date and thereafter on demand of the Issuing Lender. Other Fees, Costs, Charges and Expenses. In addition to the foregoing fees and(c) commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary fees, costs, charges and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it. L/C Participations.SECTION 3.4 The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant,(a) and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Credit Commitment Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued by it hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit issued by the Issuing Lender for which the Issuing Lender is not reimbursed in full by the Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed. Upon becoming aware of any amount required to be paid by any L/C Participant to the(b) Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, issued by it, the Issuing Lender shall notify the Administrative Agent of such unreimbursed amount and the Administrative Agent shall notify each L/C Participant (with a copy to the Issuing Lender) of the amount and due date of such required payment and such L/C Participant shall pay to the Administrative Agent (which, in turn shall pay the Issuing Lender) the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section, if the L/C Participants receive notice that any such 42 87048192_27 payment is due (A) prior to 1:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. on any Business Day, such payment shall be due on the following Business Day. Whenever, at any time after the Issuing Lender has made payment under any Letter of(c) Credit issued by it and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this Section, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it. Reimbursement Obligation of the Borrower. In the event of any drawingSECTION 3.5 under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section or with funds from other sources), in same day funds, the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft paid by it under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to reimburse the Issuing Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Revolving Credit Lenders make a Revolving Credit Loan bearing interest at the Base Rate on the applicable repayment date in the amount of (i) such draft so paid and (ii) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment, and the Revolving Credit Lenders shall make a Revolving Credit Loan bearing interest at the Base Rate in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and such fees and expenses. Each Revolving Credit Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section to reimburse the Issuing Lender for any draft paid under a Letter of Credit issued by it is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 2.3(a) or Article VI. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse the Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full. Obligations Absolute. The Borrower’s obligations under this Article IIISECTION 3.6 (including, without limitation, the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees that the Issuing Lender and the L/C Participants shall not be responsible for, and the Borrower’s Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by it, except for errors or omissions caused by the Issuing Lender’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment. The Borrower agrees that any action taken or omitted by the Issuing 43 87048192_27

Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrower. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit issued to it shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment substantially conforms to the requirements under such Letter of Credit.

SECTION 3.7 Effect of Letter of Credit Application. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

SECTION 3.8 Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse, or to cause the applicable Subsidiary to reimburse, the Issuing Lender hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any of its Subsidiaries inures to the benefit of the Borrower and that the Borrower's business derives substantial benefits from the businesses of such Subsidiaries.

ARTICLE IV

TERM LOAN FACILITY

SECTION 4.1 ~~Incremental~~ Term ~~Loan-1~~Loans.

(a) Incremental Term Loan-1. Each Term Loan Lender with an Incremental Term Loan-1 Commitment made an Incremental Term Loan-1 to the Borrower on the First Amendment Effective Date in a principal amount equal to such Term Loan Lender's Incremental Term Loan-1 Commitment as of the First Amendment Effective Date. As of the Third Amendment Effective Date, the outstanding principal amount of the Incremental Term Loan-1 is $122,656,250.00, as set forth on Schedule 1.1.

(b) Delayed Draw Term Loans. Subject to the terms and conditions of the Third Amendment to this Agreement dated as of the Third Amendment Effective Date, this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Term Loan Lender with ~~an Incremental~~a Delayed Draw Term Loan~~-1~~ Commitment severally agrees to make the ~~Incremental~~Delayed Draw Term Loan~~-1~~ to the Borrower in a single draw on the ~~First Amendment Effective~~Delayed Draw Funding Date in a principal amount equal to such Term Loan Lender's ~~Incremental~~Delayed Draw Term Loan~~-1~~ Commitment as of the ~~First~~Third Amendment Effective Date. Upon funding, the Delayed Draw Term Loan shall be deemed to be part of, and added to, the Incremental Term Loan-1.

SECTION 4.2 Procedure for Advance of Term Loans.

(a) ~~Incremental Term Loan-1. Not later than 1~~Delayed Draw Term Loan. The Borrower shall deliver an irrevocable Notice of Borrowing to the Administrative Agent not later than 12:00 p.m. (i) on the same Business Day for a Base Rate Loan and (ii) at least three (3) Business Days before a LIBOR Rate Loan (or such shorter period of time as may be agreed to by the Administrative Agent and the applicable Term Loan Lenders), of its intention to borrow the Delayed Draw Term Loan, specifying (A) the Delayed Draw Funding Date, which shall be a Business Day, (B) whether the Delayed Draw Term

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Loan is to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. A Notice of Borrowing received after 12:00 p.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Term Loan Lenders of such Notice of Borrowing. Not later than 2:00 p.m. on the ~~First Amendment Effective~~Delayed Draw Funding Date, each Term Loan Lender with ~~an Incremental~~a Delayed Draw Term Loan~~-1~~ Commitment will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent's Office in immediately available funds, the amount of such ~~with an Incremental~~Delayed Draw Term Loan~~-1~~ to be made by such Term Loan Lender on the ~~First Amendment Effective Date. The Incremental Term Loan-1 will be made as a Base Rate Loan on such date (provided that the Borrower may request, no later than one (1) Business Day prior to the First Amendment Effective Date, that the Term Loan Lenders make the Incremental Term Loan-1 as a LIBOR Rate Loan if the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Term Loan Lenders in the manner set forth in Section 5.9)~~Delayed Draw Funding Date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the ~~Incremental~~Delayed Draw Term Loan~~-1~~ in immediately available funds by wire transfer to the Borrower as directed by the Borrower in writing.

(b) Additional Incremental Term Loans. Any additional Incremental Term Loans shall be borrowed pursuant to, and in accordance with Section 2.7.

SECTION 4.3 Repayment of Term Loans.

(a) Incremental Term Loan-1. The Borrower shall repay the aggregate outstanding principal amount of the Incremental Term Loan-1 (including the Delayed Draw Term Loan) in consecutive quarterly installments on the last Business Day of each March, June, September and December commencing with June 30, ~~2016 as set forth below~~2017 equal to the applicable percentage set forth below times the original principal amount of the Incremental Term Loan-1 (including the Delayed Draw Term Loan) outstanding on the Delayed Draw Funding Date (as such installments may be adjusted pursuant to Section 4.4):

Payment Date	~~Principal~~Percentage Installment
~~June 30, 2016~~	~~$781,250~~
~~September 30, 2016~~	~~$781,250~~
~~December 31, 2016~~	~~$781,250~~
~~March 31, 2017~~	~~$781,250~~
June 30, 2017	~~$1,562,500~~ 0.625%
September 30, 2017	~~$1,562,500~~0.625%
December 31, 2017	~~$1,562,500~~0.625%
March 31, 2018	~~$1,562,500~~0.625%
June 30, 2018	~~$1,562,500~~1.250%
September 30, 2018	~~$1,562,500~~1.250%
December 31, 2018	~~$1,562,500~~1.250%
March 31, 2019	~~$1,562,500~~1.250%
June 30, 2019	~~$3,125,000~~ 1.250%
September 30, 2019	~~Remaining Outstanding Balance~~ 1.250%
December 31, 2019	1.250%
March 31, 2020	1.250%

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June 30, 2020 2.500% September 30, 2020 2.500% December 31, 2020 2.500% March 31, 2021 2.500% June 30, 2021 2.500% September 30, 2021 2.500% December 31, 2021 2.500% Term Loan Maturity Date Remaining Outstanding Balance If not sooner paid, the Incremental Term Loan-1 (including the Delayed Draw Term Loan) shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date with respect thereto. Additional Incremental Term Loans. The Borrower shall repay the aggregate outstanding(b) principal amount of each additional Incremental Term Loan (if any) as determined pursuant to, and in accordance with, Section 2.7. Prepayments of Term Loans.SECTION 4.4 Optional Prepayments. The Borrower shall have the right at any time and from time to(a) time, without premium or penalty, to prepay the Term Loans, in whole or in part, upon delivery to the Administrative Agent of a Notice of Prepayment not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of repayment, whether the repayment is of LIBOR Rate Loans or Base Rate Loans or a combination thereof, and if a combination thereof, the amount allocable to each and the specific tranche of Term Loan to be prepaid. Each optional prepayment of the Term Loans hereunder shall be in an aggregate principal amount of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof and shall be applied to reduce the remaining scheduled principal installments of the applicable Term Loan as directed by the Borrower. Each repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the applicable Term Loan Lenders of each such Notice of Prepayment. Notwithstanding the foregoing, any Notice of Prepayment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any other incurrence of Indebtedness or the occurrence of some other identifiable event or condition, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or occurrence of such identifiable event or condition and may be revoked by the Borrower in the event such refinancing is not consummated or such condition is not satisfied (provided that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9). Mandatory Prepayments.(b) Debt Issuances. The Borrower shall make mandatory principal prepayments of(i) the Term Loans in the manner set forth in clause (iv) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Debt Issuance not otherwise permitted pursuant to Section 9.1. Such prepayment shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such Debt Issuance. Asset Dispositions and Insurance and Condemnation Events. The Borrower shall(ii) make mandatory principal prepayments of the Term Loans in the manner set forth in clause (iv) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from 46 87048192_27

(A) any Asset Disposition made under clause (q) of Section 9.5, or (B) any Insurance and Condemnation Event, if the aggregate amount of all such Net Cash Proceeds for such clauses (A) and (B) exceeds $5,000,000 during any Fiscal Year. Such prepayments shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds; provided that, so long as no Event of Default has occurred and is continuing, no prepayment shall be required under this Section 4.4(b)(ii) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 4.4(b)(iii). Reinvestment Option. With respect to any Net Cash Proceeds realized or(iii) received with respect to any Asset Disposition or any Insurance and Condemnation Event by any Credit Party of any Subsidiary thereof (in each case, to the extent not excluded pursuant to Section 4.4(b)(ii)), at the option of the Borrower, the Credit Parties may reinvest all or any portion of such Net Cash Proceeds in assets used or useful for the business of the Credit Parties and their Subsidiaries (including Permitted Acquisitions) within twelve (12) months following receipt of such Net Cash Proceeds; provided that if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be applied within three (3) Business Days after the applicable Credit Party reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in this Section 4.4(b). Pending the final application of any such Net Cash Proceeds, the applicable Credit Party may invest (or repay Revolving Credit Loans) an amount equal to such Net Cash Proceeds in any manner that is not prohibited by this Agreement. Notice; Manner of Payment. Upon the occurrence of any event triggering the(iv) prepayment requirement under clause (i), (ii) or (iii) above, the Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and, upon receipt of such notice, the Administrative Agent shall promptly so notify the Term Loan Lenders. Each prepayment of the Term Loans under this Section shall be applied ratably among the then outstanding Term Loans (unless otherwise agreed by the Term Loan Lenders) and such prepayment shall reduce the remaining scheduled principal installments of the applicable Term Loans on a pro rata basis. Prepayment of LIBOR Rate Loans. Each prepayment shall be accompanied by(v) any amount required to be paid pursuant to Section 5.9; provided that, so long as no Default or Event of Default shall have occurred and be continuing, if any prepayment of LIBOR Rate Loans is required to be made under this Section 4.4(b) prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 4.4(b) in respect of any such LIBOR Rate Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into an account held at, and subject to the sole control of, the Administrative Agent until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Credit Party) to apply such amount to the prepayment of such Term Loans in accordance with this Section 4.4(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Credit Party) to apply such amount to the prepayment of the outstanding Term Loans in accordance with the relevant provisions of this Section 4.4(b). No Reborrowings. Amounts prepaid under any Term Loan pursuant to this(vi) Section may not be reborrowed. Notwithstanding the foregoing, any unfunded portion of the 47 87048192_27

Delayed Draw Term Loan Commitment shall automatically terminate in its entirety on the earlier to occur of the Delayed Draw Funding Deadline and the Delayed Draw Funding Date. ARTICLE V GENERAL LOAN PROVISIONS Interest.SECTION 5.1 Interest Rate Options. Subject to the provisions of this Section, at the election of the(a) Borrower, (i) Revolving Credit Loans and the Incremental Term Loan-1 shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable Margin (provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date unless the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 5.9 of this Agreement), (ii) any Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin and (iii) any additional Incremental Term Loans shall bear interest at the rate determined pursuant to Section 2.7. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2. Default Rate. Subject to Section 10.3, (i) immediately upon the occurrence and during(b) the continuance of an Event of Default under Section 10.1(a), (b), (h) or (i), or (ii) at the election of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, (A) the Borrower shall no longer have the option to request LIBOR Rate Loans, Swingline Loans or Letters of Credit, (B) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, (C) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document and (D) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law. Interest Payment and Computation. Interest on each Base Rate Loan shall be due and(c) payable in arrears on the last Business Day of each calendar quarter commencing with the calendar quarter ending December 31, 2014; and interest on each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year). Maximum Rate. In no contingency or event whatsoever shall the aggregate of all(d) amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court 48 87048192_27 determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law. Notice and Manner of Conversion or Continuation of Loans. Provided thatSECTION 5.2 no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans (other than Swingline Loans) or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 12:00 p.m. (A) on the same Business Day as, in the case of a conversion to a Base Rate Loan, or (B) three (3) Business Days before, in the case of a conversion to, or continuation of, a LIBOR Rate Loan, the day on which a proposed conversion or continuation of such Loan is to be effective specifying (1) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (2) the effective date of such conversion or continuation (which shall be a Business Day), (3) the principal amount of such Loans to be converted or continued, and (4) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. If the Borrower fails to give a timely Notice of Conversion/Continuation prior to the end of the Interest Period for any LIBOR Rate Loan, then the applicable LIBOR Rate Loan shall be converted to a Base Rate Loan. Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loan. If the Borrower requests a conversion to, or continuation of, LIBOR Rate Loans, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a LIBOR Rate Loan. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation. Fees.SECTION 5.3 Commitment Fee. Commencing on the Closing Date, subject to Section 5.15(a)(iii)(A),(a) the Borrower shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders, a non-refundable commitment fee (the “Commitment Fee”) at a rate per annum equal to the Applicable Margin on the average daily unused portion of the Revolving Credit Commitment of the Revolving Credit Lenders (other than the Defaulting Lenders, if any); provided, that the amount of outstanding Swingline Loans shall not be considered usage of the Revolving Credit Commitment for the purpose of calculating the Commitment Fee. The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing with the calendar quarter ending December 31, 2014 and ending on the date upon which all Obligations (other than contingent indemnification obligations not then due) arising under the Revolving Credit Facility shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Revolving Credit Commitment has been terminated. The Commitment Fee shall be distributed by the Administrative Agent to the Revolving Credit Lenders (other 49 87048192_27 than any Defaulting Lender) pro rata in accordance with such Revolving Credit Lenders’ respective Revolving Credit Commitment Percentages. Delayed Draw Ticking Fee. The Borrower shall pay to the Administrative Agent, for the (b) account of each Term Loan Lender with a Delayed Draw Term Loan Commitment, a non-refundable ticking fee (the “Delayed Draw Ticking Fee”) from and including the Third Amendment Effective Date to the earlier to occur of the Delayed Draw Funding Deadline and the Delayed Draw Funding Date (which shall (x) in the case of the Delayed Draw Funding Deadline, include the Delayed Draw Funding Deadline and (y) in the case of the Delayed Draw Funding Date, exclude the Delayed Draw Funding Date), at a rate per annum equal to the Applicable Margin on the Delayed Draw Term Loan Commitment. The Delayed Draw Ticking Fee shall be payable in arrears on the earlier to occur of the Delayed Draw Funding Deadline and the Delayed Draw Funding Date. The Delayed Draw Ticking Fee shall be distributed by the Administrative Agent to each Term Loan Lender pro rata in accordance with such Term Loan Lender’s respective Delayed Draw Term Loan Commitment (as in effect immediately prior to funding the Delayed Draw Term Loan). (b) Other Fees. The Borrower shall pay to the Arranger and the Administrative Agent for(c) their own respective accounts fees in the amounts and at the times specified in the Engagement Letter. The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Manner of Payment. Each payment by the Borrower on account of theSECTION 5.4 principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Dollars, in immediately available funds and shall be made without any set off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 10.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its Commitment Percentage in respect of the relevant Credit Facility (or other applicable share as provided herein) of such payment and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent on account of the principal of or interest on the Swingline Loans or of any fee, commission or other amounts payable to the Swingline Lender shall be made in like manner, but for the account of the Swingline Lender. Each payment to the Administrative Agent of the Issuing Lender’s fees or L/C Participants’ commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 5.9, 5.10, 5.11 or 12.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to the definition of Interest Period, if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment. Notwithstanding the foregoing, if there exists a Defaulting Lender each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 5.15(a)(ii). 50 87048192_27

Evidence of Indebtedness.SECTION 5.5 Extensions of Credit. The Extensions of Credit made by each Lender and the Issuing(a) Lender shall be evidenced by one or more accounts or records maintained by such Lender or the Issuing Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender or the Issuing Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders or the Issuing Lender to the Borrower and its Subsidiaries and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender or the Issuing Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note, Incremental Term Loan Note and/or Swingline Note, as applicable, which shall evidence such Lender’s Revolving Credit Loans, Term Loans and/or Swingline Loans, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto. Participations. In addition to the accounts and records referred to in subsection (a), each(b) Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Sharing of Payments by Lenders. If any Lender shall, by exercising anySECTION 5.6 right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 5.9, 5.10, 5.11 or 12.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that: if any such participations are purchased and all or any portion of the payment(i) giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and the provisions of this paragraph shall not be construed to apply to (A) any(ii) payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 5.14 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant, other than to the Borrower or any of its Subsidiaries or Affiliates (as to which the provisions of this paragraph shall apply). 51 87048192_27

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation. Administrative Agent’s Clawback.SECTION 5.7 Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative(a) Agent shall have received notice from a Lender (i) in the case of Base Rate Loans, not later than 1:00 p.m. on the date of any proposed borrowing and (ii) otherwise, prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Sections 2.3(b) and 4.2 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the daily average Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. Payments by the Borrower; Presumptions by Administrative Agent. Unless the(b) Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, the Issuing Lender or the Swingline Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the Issuing Lender or the Swingline Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, the Issuing Lender or the Swingline Lender, as the case maybe, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, Issuing Lender or the Swingline Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Nature of Obligations of Lenders Regarding Extensions of Credit. The obligations of the(c) Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. The failure of any Lender to make available its Revolving Credit Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date. 52 87048192_27

Changed Circumstances.SECTION 5.8 Circumstances Affecting LIBOR Rate Availability. In connection with any request for a(a) LIBOR Rate Loan or a conversion to or continuation thereof, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon (subject to Section 5.1(d)), on the last day of the then current Interest Period applicable to such LIBOR Rate Loan; or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period. Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or(b) any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans, and the right of the Borrower to convert any Loan to a LIBOR Rate Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period. Indemnity. The Borrower hereby indemnifies each of the Lenders againstSECTION 5.9 any loss or expense (including any loss (other than loss of anticipated profit) or expense arising from the liquidation or reemployment of funds obtained by it to maintain a LIBOR Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss (other than loss of anticipated profit) or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its portion of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems 53 87048192_27 appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. Increased Costs.SECTION 5.10 Increased Costs Generally. If any Change in Law shall:(a) impose, modify or deem applicable any reserve, special deposit, compulsory(i) loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender; subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes(ii) described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or impose on any Lender or the Issuing Lender or the London interbank market any(iii) other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender, the Issuing Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, the Issuing Lender or other Recipient, the Borrower shall promptly pay to any such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered. Capital Requirements. If any Lender or the Issuing Lender determines that any Change(b) in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time upon written request of such Lender or the Issuing Lender the Borrower shall promptly pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered. Certificates for Reimbursement. A certificate of a Lender, or the Issuing Lender or such(c) other Recipient setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender, such other Recipient or any of their respective holding companies, as the case may be, as 54 87048192_27 specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof. Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender or(d) such other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or the Issuing Lender or any other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than one hundred eighty (180) days prior to the date that such Lender or the Issuing Lender or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or the Issuing Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof). Taxes.SECTION 5.11 Defined Terms. For purposes of this Section 5.11, the term “Lender” includes the Issuing(a) Lender and the term “Applicable Law” includes FATCA. Payments Free of Taxes. Any and all payments by or on account of any obligation of any(b) Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the(c) relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. Indemnification by the Credit Parties. The Credit Parties shall jointly and severally(d) indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error. Indemnification by the Lenders. Each Lender shall severally indemnify the(e) Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties 55 87048192_27 to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.9(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e). Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit(f) Party to a Governmental Authority pursuant to this Section 5.11, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. Status of Lenders.(g) Any Lender that is entitled to an exemption from or reduction of withholding Tax(i) with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.11(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing:(ii) Any Lender that is a U.S. Person shall deliver to the Borrower and the(A) Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax; any Foreign Lender shall, to the extent it is legally entitled to do so,(B) deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: 56 87048192_27

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed copies of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner; any Foreign Lender shall, to the extent it is legally entitled to do so,(C) deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and if a payment made to a Lender under any Loan Document would be(D) subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary 57 87048192_27 for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in(h) good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.11 (including by the payment of additional amounts pursuant to this Section 5.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. Survival. Each party’s obligations under this Section 5.11 shall survive the resignation or(i) replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. Mitigation Obligations; Replacement of Lenders.SECTION 5.12 Designation of a Different Lending Office. If any Lender requests compensation under(a) Section 5.10, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.10 or Section 5.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. Replacement of Lenders. If any Lender requests compensation under Section 5.10, or if(b) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 58 87048192_27

5.12(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.9), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.10 or Section 5.11) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that: the Borrower shall have paid to the Administrative Agent the assignment fee (if(i) any) specified in Section 12.9; such Lender shall have received payment of an amount equal to the outstanding(ii) principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); in the case of any such assignment resulting from a claim for compensation under(iii) Section 5.10 or payments required to be made pursuant to Section 5.11, such assignment will result in a reduction in such compensation or payments thereafter; such assignment does not conflict with Applicable Law; and(iv) in the case of any assignment resulting from a Lender becoming a(v) Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. [Reserved].SECTION 5.13 Cash Collateral. At any time that there shall exist a Defaulting Lender,SECTION 5.14 within one Business Day following the written request of the Administrative Agent, the Issuing Lender (with a copy to the Administrative Agent) or the Swingline Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Fronting Exposure of the Issuing Lender and/or the Swingline Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 5.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount. Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting(a) Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the Swingline Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans, to be applied pursuant to subsection (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, the Issuing Lender and the Swingline Lender as herein provided (other than, to the extent agreed by the Administrative Agent in its reasonable discretion, Permitted Liens in favor of a depository bank), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or 59 87048192_27 provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender). Application. Notwithstanding anything to the contrary contained in this Agreement,(b) Cash Collateral provided under this Section 5.14 or Section 5.15 in respect of Letters of Credit and Swingline Loans shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein. Termination of Requirement. Cash Collateral (or the appropriate portion thereof)(c) provided to reduce the Fronting Exposure of the Issuing Lender and/or the Swingline Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 5.14 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent, the Issuing Lender and the Swingline Lender that there exists excess Cash Collateral; provided that, subject to Section 5.15, the Person providing Cash Collateral, the Issuing Lender and the Swingline Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents. Defaulting Lenders.SECTION 5.15 Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in(a) this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law: Waivers and Amendments. Such Defaulting Lender’s right to approve or(i) disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 12.2. Defaulting Lender Waterfall. Any payment of principal, interest, fees or other(ii) amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender or the Swingline Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Lender and the Swingline Lender with respect to such Defaulting Lender in accordance with Section 5.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swingline Loans issued under this Agreement, in accordance with Section 5.14; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or the 60 87048192_27

Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit or Swingline Loans were issued at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swingline Loans owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swingline Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments under the applicable Revolving Credit Facility without giving effect to Section 5.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 5.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. Certain Fees.(iii) No Defaulting Lender shall be entitled to receive any Commitment Fee(A) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). Each Defaulting Lender shall be entitled to receive letter of credit(B) commissions pursuant to Section 3.3 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 5.14. With respect to any Commitment Fee or letter of credit commission not(C) required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the Issuing Lender and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee. Reallocation of Participations to Reduce Fronting Exposure. All or any part of(iv) such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (calculated without regard to such Defaulting Lender’s 61 87048192_27

Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 12.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. Cash Collateral, Repayment of Swingline Loans. If the reallocation described in(v) clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, repay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Lender’ Fronting Exposure in accordance with the procedures set forth in Section 5.14. Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Issuing Lender(b) and the Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Credit Facility (without giving effect to Section 5.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. ARTICLE VI CONDITIONS OF CLOSING AND BORROWING Conditions to Closing and Initial Extensions of Credit. The obligation of theSECTION 6.1 Lenders to close this Agreement and to make the initial Loans or issue or participate in the initial Letter of Credit, if any, is subject to the satisfaction (or waiver) of each of the following conditions (other than those items set forth on Schedule 8.18 to the Disclosure Letter): Executed Loan Documents. This Agreement, a Revolving Credit Note in favor of each(a) Revolving Credit Lender requesting a Revolving Credit Note, a Swingline Note in favor of the Swingline Lender (if requested thereby), the Security Documents and the Guaranty Agreement, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist hereunder or thereunder. Closing Certificates; Etc. The Administrative Agent shall have received each of the(b) following in form and substance reasonably satisfactory to the Administrative Agent: Officer’s Certificate. A certificate from a Responsible Officer of the Borrower to(i) the effect that (A) all representations and warranties of the Credit Parties contained in this 62 87048192_27

Agreement and the other Loan Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects); (B) none of the Credit Parties is in violation of any of the covenants contained in this Agreement and the other Loan Documents; (C) after giving effect to the Transactions, no Default or Event of Default has occurred and is continuing; (D) since December 31, 2013, no event has occurred or condition arisen, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect; and (E) each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in Section 6.1 and Section 6.2. Certificate of Secretary of each Credit Party. A certificate of a Responsible(ii) Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bylaws or other governing document of such Credit Party as in effect on the Closing Date, and (C) resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. Certificates of Good Standing. Certificates as of a recent date of the good(iii) standing of each Credit Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable. Opinions of Counsel. Opinions of counsel to the Credit Parties addressed to the(iv) Administrative Agent and the Lenders with respect to the Credit Parties, the Loan Documents and such other matters as the Administrative Agent shall reasonably request. Personal Property Collateral.(c) Filings and Recordings. The Administrative Agent shall have received all filings(i) and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon (subject to Permitted Liens). Pledged Collateral. The Administrative Agent shall have received (A) original(ii) stock certificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents together with an undated allonge for each such promissory note duly executed in blank by the holder thereof; provided that no pledge shall be required of more than sixty-five percent (65%) of the total outstanding voting stock of a Foreign Subsidiary or Foreign Subsidiary Holding Company. Lien Search. The Administrative Agent shall have received the results of a Lien(iii) search (including a search as to bankruptcy, tax and intellectual property matters), in form and 63 87048192_27 substance reasonably satisfactory thereto, made against the Credit Parties under the Uniform Commercial Code as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Credit Party, indicating among other things that the assets of each such Credit Party are free and clear of any Lien (except for certain Permitted Liens). Property and Liability Insurance. The Administrative Agent shall have received,(iv) in each case in form and substance reasonably satisfactory to the Administrative Agent, evidence of property and liability insurance covering each Credit Party, evidence of payment of all insurance premiums for the current policy year of each policy (with appropriate endorsements naming the Administrative Agent as lender’s loss payee on all policies for property hazard insurance and as additional insured on all policies for liability insurance), and if requested by the Administrative Agent, copies of such insurance policies. Other Collateral Documentation. The Administrative Agent shall have received(v) any documents reasonably requested thereby or as required by the terms of the Security Documents to evidence its security interest in the Collateral (including, without limitation, any landlord waivers or collateral access agreements, control agreements and filings evidencing a security interest in any intellectual property included in the Collateral. Consents; Defaults.(d) Governmental and Third Party Approvals. The Credit Parties shall have received(i) all material governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Credit Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect. No Injunction, Etc. No action, suit, proceeding or investigation shall be pending(ii) or, to the knowledge of the Borrower, threatened in writing in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect. Financial Matters.(e) Financial Statements. The Administrative Agent shall have received (A) the(i) audited Consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2013 and the related audited statements of income and retained earnings and cash flows for the Fiscal Year then ended and (B) unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 2014 and related unaudited interim statements of income and retained earnings for the fiscal quarter then ended. Financial Projections. The Administrative Agent shall have received pro forma(ii) Consolidated financial statements for the Borrower and its Subsidiaries, and projections prepared by management of the Borrower, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the Closing Date and on an annual basis for each year thereafter during the term of the Credit Facility, which shall not be materially inconsistent with any financial information or projections previously delivered to the Administrative Agent. 64 87048192_27

Solvency Certificate. The Borrower shall have delivered to the Administrative(iii) Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, and certified as accurate by the chief financial officer of the Borrower, that on a pro forma basis after giving effect to the Transactions, the Credit Parties, taken as a whole, are Solvent. Payment at Closing. The Borrower shall have paid or made arrangements to pay(iv) contemporaneously with closing (A) to the Administrative Agent, the Arranger and the Lenders the fees set forth or referenced in Section 5.3 and any other accrued and unpaid fees or commissions due hereunder, (B) all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) and (C) to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. Revolving Credit Facility Availability. After giving effect to all Extensions of Credit(f) occurring on the Closing Date, the Borrower shall have Liquidity of not less than $50,000,000. Miscellaneous.(g) Notice of Account Designation. The Administrative Agent shall have received a(i) Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on or after the Closing Date are to be disbursed. Existing Indebtedness. All existing Indebtedness of the Borrower and its(ii) Subsidiaries (including Indebtedness under the Existing Credit Agreement but excluding Indebtedness permitted pursuant to Section 9.1) shall be repaid in full, all commitments (if any) in respect thereof shall have been terminated and all guarantees therefor and security therefor shall be released, and the Administrative Agent shall have received pay-off letters in form and substance reasonably satisfactory to it evidencing such repayment, termination and release. PATRIOT Act, etc. The Borrower and each of the Subsidiary Guarantors shall(iii) have provided to the Administrative Agent and the Lenders at least five Business Days prior to the Closing Date the documentation and other information requested by the Administrative Agent in order to comply with requirements of the PATRIOT Act, applicable “know your customer” and anti-money laundering rules and regulations. Other Documents. All opinions, certificates and other instruments and all(iv) proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement. Without limiting the generality of the provisions of the last paragraph of Section 11.3, for purposes of determining compliance with the conditions specified in this Section 6.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. 65 87048192_27

Conditions to All Extensions of Credit. The obligations of the Lenders toSECTION 6.2 make or participate in any Extensions of Credit (including the initial Extension of Credit), and/or the Issuing Lender to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, issuance or extension date: Continuation of Representations and Warranties. The representations and warranties(a) contained in this Agreement and the other Loan Documents shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of such borrowing, issuance or extension date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date). No Existing Default. No Default or Event of Default shall have occurred and be(b) continuing (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date. Notices. The Administrative Agent shall have received a Notice of Borrowing or Letter(c) of Credit Application, as applicable, from the Borrower in accordance with Section 2.3(a) or Section 3.2, as applicable. New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender,(d) (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto. ARTICLE VII REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Credit Parties hereby represent and warrant to the Administrative Agent and the Lenders both before and after giving effect to the transactions contemplated hereunder, which representations and warranties shall be deemed made on the Closing Date and as otherwise set forth in Section 6.2, that: Organization; Power; Qualification. Each Credit Party and each SubsidiarySECTION 7.1 thereof (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has the power and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted and (c) is duly qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect. The jurisdictions in which each Credit Party and each Subsidiary thereof are organized and qualified to do business as of the Closing Date are described on Schedule 7.1 to the Disclosure Letter. 66 87048192_27

Ownership. Each Subsidiary of each Credit Party as of the Closing Date isSECTION 7.2 listed on Schedule 7.2 to the Disclosure Letter. As of the Closing Date, the capitalization of each Credit Party (other than the Borrower) and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 7.2 to the Disclosure Letter. All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. As of the Closing Date, no outstanding shares are subject to any preemptive or similar rights, except as described in Schedule 7.2 to the Disclosure Letter. As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or require the issuance of Equity Interests of any Credit Party or any Subsidiary thereof, except as described on Schedule 7.2 to the Disclosure Letter. Authorization; Enforceability. Each Credit Party and each Subsidiary thereofSECTION 7.3 has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Credit Party and each Subsidiary thereof that is a party thereto, and each such document constitutes the legal, valid and binding obligation of each Credit Party and each Subsidiary thereof that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies. Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc.SECTION 7.4 The execution, delivery and performance by each Credit Party and each Subsidiary thereof of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby or thereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approval or violate any Applicable Law relating to any Credit Party or any Subsidiary thereof where the failure to obtain such Governmental Approval or such violation could reasonably be expected to have a Material Adverse Effect, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party or any Subsidiary thereof, (c) conflict with, result in a breach of or constitute a default under any Material Contract or any Governmental Approval relating to such Person, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens or (e) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than (i) consents, authorizations, filings or other acts or consents for which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) consents or filings under the UCC or with respect to the Collateral to be made, or otherwise delivered to Administrative Agent for filing and/or recordation, as of the Closing Date, (iii) filings with the United States Copyright Office and/or the United States Patent and Trademark Office and (iv) consents and authorizations that have been obtained and are in full force and effect. Compliance with Law; Governmental Approvals. Each Credit Party andSECTION 7.5 each Subsidiary thereof (a) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to its knowledge, threatened (in writing) attack by direct or collateral proceeding, (b) is in compliance with each Governmental Approval applicable to it and in 67 87048192_27 compliance with all other Applicable Laws relating to it or any of its respective properties and (c) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law except in each case (a), (b) or (c) where the failure to have, comply or file could not reasonably be expected to have a Material Adverse Effect. Tax Returns and Payments. Each Credit Party and each Subsidiary thereofSECTION 7.6 has duly filed or caused to be filed all federal and state income tax returns and all other material tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal and state income taxes and all other material taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party or Subsidiary). Such returns accurately reflect in all material respects all liability for taxes of any Credit Party or any Subsidiary thereof for the periods covered thereby. As of the Closing Date, except as set forth on Schedule 7.6 to the Disclosure Letter, there is no ongoing audit or examination or, to its knowledge, other investigation by any Governmental Authority of any material tax liability of any Credit Party or any Subsidiary thereof. No Governmental Authority has asserted any Lien or other claim against any Credit Party or any Subsidiary thereof with respect to material unpaid taxes which has not been discharged or resolved (other than (a) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party and (b) Permitted Liens). Intellectual Property Matters. Each Credit Party and each Subsidiary thereofSECTION 7.7 owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights and other rights with respect to the foregoing which are material and reasonably necessary to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights which are material and reasonably necessary to conduct its business, and to the knowledge of any Credit Party, no Credit Party nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights which are material and reasonably necessary to conduct its business as a result of its business operations. Environmental Matters.SECTION 7.8 Except as would not reasonably be expected, individually or in the aggregate, to have a(a) Material Adverse Effect, the real properties owned, leased or operated by each Credit Party and each Subsidiary thereof now or, to the knowledge of any Credit Party, in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which constitute or constituted a violation of applicable Environmental Laws; Except as would not reasonably be expected, individually or in the aggregate, to have a(b) Material Adverse Effect, to its knowledge, each Credit Party and each Subsidiary thereof and such real properties owned, leased or operated by each Credit Party and each Subsidiary thereof and all operations conducted in connection therewith by the Credit Parties or their respective Subsidiaries are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such real properties or such operations which could interfere with the continued operation of such real properties or impair the fair saleable value thereof; 68 87048192_27

No Credit Party nor any Subsidiary thereof has received any notice of violation, alleged(c) violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, nor does any Credit Party or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened in writing; Except as would not reasonably be expected, individually or in the aggregate, to have a(d) Material Adverse Effect, to its knowledge, Hazardous Materials have not been transported or disposed of to or from the real properties owned, leased or operated by any Credit Party or any Subsidiary thereof in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws; No judicial proceedings or governmental or administrative action is pending, or, to the(e) knowledge of the Borrower, threatened in writing, under any Environmental Law to which any Credit Party or any Subsidiary thereof is or will be named as a potentially responsible party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to any Credit Party, any Subsidiary thereof, with respect to any real property owned, leased or operated by any Credit Party or any Subsidiary thereof or operations conducted in connection therewith that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and There has been no release, or to its knowledge, threat of release, of Hazardous Materials(f) at or from real properties owned, leased or operated by any Credit Party or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under applicable Environmental Laws that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Employee Benefit Matters.SECTION 7.9 Each Credit Party and each ERISA Affiliate is in compliance with all applicable(a) provisions of ERISA, the Code and the regulations published thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. No liability has been incurred by any Credit Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties assessed with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect; As of the Closing Date, no Pension Plan has been terminated, nor has any Pension Plan(b) become subject to funding based benefit restrictions under Section 436 of the Code, nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has any Credit Party or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Sections 412 or 430 of the Code, Section 302 of ERISA or the terms of any Pension Plan on or prior to the due dates of such contributions under Sections 412 or 430 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan; 69 87048192_27

(c) Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Credit Party nor any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Sections 412 or 430 of the Code;

(d) No Termination Event has occurred or is reasonably expected to occur;

(e) Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to its knowledge, threatened in writing concerning or involving (i) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Credit Party or any ERISA Affiliate, (ii) any Pension Plan or (iii) any Multiemployer Plan.

SECTION 7.10 Margin Stock. No Credit Party nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

SECTION 7.11 Government Regulation. No Credit Party nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940) and no Credit Party nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Interstate Commerce Act, or any other Applicable Law, in each case which limits its ability to incur or consummate the transactions contemplated hereby.

SECTION 7.12 Material Contracts. As of the Closing Date, no Credit Party nor any Subsidiary thereof (nor, to its knowledge, any other party thereto) is in breach of or in default under any Material Contract in any material respect.

SECTION 7.13 Employee Relations. As of the Closing Date, no Credit Party or any Subsidiary thereof is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 7.13 to the Disclosure Letter. The Borrower knows of no pending, threatened in writing or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 7.14 Financial Statements. The audited and unaudited financial statements delivered pursuant to Section 6.1(e)(i) are complete and correct in all material respects and fairly present in all material respects on a Consolidated basis the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. The pro forma projections delivered pursuant to Section 6.1(e)(ii) were prepared in good faith on

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the basis of the assumptions stated therein, which assumptions are believed by the Borrower to be reasonable in light of then existing conditions except that such financial projections shall be subject to normal year end closing and audit adjustments and the absence of footnote disclosures (it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections and such variations could be material). No Material Adverse Change. Since December 31, 2013, no event hasSECTION 7.15 occurred or condition arisen that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Solvency. The Credit Parties, taken as a whole, are Solvent.SECTION 7.16 Title to Properties. As of the Closing Date, the real property listed onSECTION 7.17 Schedule 7.17 to the Disclosure Letter constitutes all of the real property that is owned, leased or subleased by any Credit Party or any of its Subsidiaries. Each Credit Party and each Subsidiary thereof has such title to the real property owned or leasehold interests leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, except those which have been disposed of by the Credit Parties and their Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder and except where the failure to have such title, could not reasonably be expected to have a Material Adverse Effect. Litigation. Except for matters existing on the Closing Date and set forth onSECTION 7.18 Schedule 7.18 to the Disclosure Letter, there are no actions, suits or proceedings pending nor, to its knowledge, threatened in writing against or in any other way relating adversely to or affecting any Credit Party or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect. Anti-Corruption Laws and Sanctions.SECTION 7.19 None of (i) the Borrower, any Subsidiary or to the knowledge of the Borrower or such(a) Subsidiary any of their respective directors, officers or employees, or (ii) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) derives revenues from investments in, or transactions with, Sanctioned Persons or (D) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws. Each of the Borrower and its Subsidiaries, and to the knowledge of Borrower, each director, officer, employee, agent and Affiliate of Borrower and each such Subsidiary, is in compliance with the Anti-Corruption Laws and applicable Sanctions in all material respects. No proceeds of any Extension of Credit have been used, directly or indirectly, by the(b) Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, including any payments (directly or indirectly) to a Sanctioned Person or a Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. 71 87048192_27

Disclosure. No financial statement, material report, material certificate orSECTION 7.20 other written material information (other than projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, other forward-looking information and information of a general or economic or industry specific nature) furnished by or on behalf of any Credit Party or any Subsidiary thereof to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together as a whole with Borrower’s filings with the SEC, as of the date furnished, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time (it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections or estimates and such variations could be material). Leases. The Borrower and/or its Subsidiaries enjoy peaceful and undisturbedSECTION 7.21 possession under all leases material to their business and to which they are parties or under which they are operating, and, except to the extent being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP, all of such material leases are valid and subsisting and no material default by the Borrower or its Subsidiaries, as applicable, exists under any of them. Credit Parties. Except for any Subsidiary of the Borrower that is anSECTION 7.22 Excluded Subsidiary, or an Immaterial Subsidiary that is not required to become a Credit Party pursuant to Section 8.13, each Domestic Subsidiary of the Borrower is a Credit Party to the extent required by Section 8.13. Existing Obligations Pertaining to Acquisitions. Set forth on Schedule 7.23SECTION 7.23 to the Disclosure Letter is a true and complete list of all payment obligations, contingent or otherwise, owing by any Credit Party pursuant to any Acquisition consummated prior to the Closing Date including, without limitation, any Earn-outs, Holdbacks and principal payments in respect of Indebtedness, and such Schedule accurately sets forth the aggregate amount of each such obligation owing as of the Closing Date. ARTICLE VIII AFFIRMATIVE COVENANTS Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Revolving Credit Commitments terminated, each Credit Party will, and will cause each of its Subsidiaries to: Financial Statements and Budgets. Deliver to the Administrative AgentSECTION 8.1 (which shall promptly make such information available to the Lenders in accordance with its customary practice): Annual Financial Statements. As soon as available and in any event within one hundred(a) twenty (120) days (or, if earlier, on the date of any required public filing thereof after giving effect to any extension permitted by the SEC) after the end of each Fiscal Year (commencing with the Fiscal Year 72 87048192_27 ended December 31, 2014), an audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year. Such annual financial statements shall be audited by an independent certified public accounting firm of recognized national standing or otherwise reasonably acceptable to the Administrative Agent, and accompanied by a report and opinion thereon by such certified public accountants prepared in accordance with generally accepted auditing standards that is not subject to any “going concern” or similar qualification or exception or any qualification as to the scope of such audit (other than a qualification related solely to the maturity of the Loans in the 15-month period following such report). Quarterly Financial Statements. As soon as available and in any event within forty-five(b) (45) days (or, if earlier, on the date of any required public filing thereof after giving effect to any extension permitted by the SEC) after the end of the first three fiscal quarters of each Fiscal Year (commencing with the fiscal quarter ended September 30, 2014), an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes. Annual Business Plan and Budget. As soon as practicable and in any event within ninety(c) (90) days after the end of each Fiscal Year (commencing with the Fiscal Year ended December 31, 2014), a business plan and operating and capital budget, in form and detail consistent with such business plan and operating capital budget most recently delivered to the Administrative Agent prior to the Closing Date, of the Borrower and its Subsidiaries for the immediately following Fiscal Year, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet, and a reasonable disclosure of the key assumptions and drivers with respect to such budget, accompanied by a certificate from a Responsible Officer of the Borrower to the effect that such budget contains good faith estimates (utilizing assumptions believed to be reasonable at the time of delivery of such budget) of the financial condition and operations of the Borrower and its Subsidiaries for such period. Certificates; Other Reports. Deliver to the Administrative Agent (whichSECTION 8.2 shall promptly make such information available to the Lenders in accordance with its customary practice): at each time financial statements are delivered pursuant to Sections 8.1(a) or (b) and at(a) such other times as the Administrative Agent shall reasonably request, a duly completed Officer’s Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower; at each time financial statements are delivered pursuant to Sections 8.1(a) or (b) and at(b) such other times as the Administrative Agent shall reasonably request, a duly completed IP Reporting Certificate signed by a Responsible Officer of the Borrower; 73 87048192_27

promptly after the same are filed, copies of all annual, regular, periodic and special(c) reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto; promptly upon the request thereof, such other information and documentation required by(d) bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including, without limitation, the PATRIOT Act), as from time to time reasonably requested by the Administrative Agent or any Lender (through the Administrative Agent); and such other information regarding the operations, business affairs and financial condition(e) of any Credit Party or any Subsidiary thereof as the Administrative Agent or any Lender may reasonably request. Documents required to be delivered pursuant to Sections 8.1(a), (b) or (c) or Section 8.2(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address www.realpage.com; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the Issuing Lender materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, SyndTrak Online or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the Issuing Lender and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.10); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”. Notice of Litigation and Other Matters. Promptly (but in no event later thanSECTION 8.3 ten (10) days after any Responsible Officer of any Credit Party obtains knowledge thereof) notify the 74 87048192_27

Administrative Agent in writing of (which shall promptly make such information available to the Lenders in accordance with its customary practice): the occurrence of any Default or Event of Default; and(a) the commencement of all proceedings and investigations by or before any Governmental(b) Authority and all actions and proceedings in any court or before any arbitrator against or involving any Credit Party or any Subsidiary thereof or any of their respective properties, assets or businesses in each case that could reasonably be expected to result in a Material Adverse Effect. Each notice pursuant to Section 8.3 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 8.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached. Preservation of Corporate Existence and Related Matters. Except asSECTION 8.4 permitted by Section 9.4, preserve and maintain its separate corporate (or equivalent form) existence and all rights, franchises, licenses and privileges necessary to the conduct of its business if the failure to maintain such rights, franchises, licenses or privileges would reasonably be expected to result in a Material Adverse Effect, and qualify and remain qualified as a foreign corporation or other entity and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Maintenance of Property. In addition to the requirements of any of theSECTION 8.5 Security Documents, protect and preserve all Properties necessary in and material to its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition, ordinary wear and tear, casualty and condemnation excepted, all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all repairs, renewals and replacements thereof and additions to such Property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner, in each case except as such action or inaction would not reasonably be expected to result in a Material Adverse Effect. Insurance. Maintain insurance with financially sound and reputableSECTION 8.6 insurance companies against at least such risks and in at least such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and as are required by any Security Documents (including, without limitation, hazard and business interruption insurance). All such insurance shall, (a) provide that if such policies are cancelled before their respective expiration dates, notice will be delivered in accordance with such policy provisions, (b) in the case of general liability insurance policies, name the Administrative Agent as an additional insured party thereunder as its interests may appear and (c) in the case of each casualty insurance policy, name the Administrative Agent as lender’s loss payee as its interests may appear. Deliver to the Administrative Agent upon its request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. Accounting Methods and Financial Records. Maintain a system ofSECTION 8.7 accounting, and keep proper books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in 75 87048192_27 accordance with GAAP and in material compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its Properties. Payment of Taxes. Pay all material taxes, assessments and otherSECTION 8.8 governmental charges that may be levied or assessed upon it or any of its Property, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Borrower or such other Credit Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (iv) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect. Compliance with Laws and Approvals. Observe and remain in complianceSECTION 8.9 with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Environmental Laws. In addition to and without limiting the generality ofSECTION 8.10 Section 8.9, and except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, (a) comply with, and take commercially reasonable efforts to ensure such compliance by all tenants and subtenants, if any, with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, and (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws. Compliance with ERISA. In addition to and without limiting the generalitySECTION 8.11 of Section 8.9, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan, (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (b) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent. Visits and Inspections. Permit representatives of the Administrative Agent orSECTION 8.12 any Lender, from time to time upon prior reasonable notice and at such times during normal business hours, all at the expense of the Borrower, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects; provided that (a) such visits and exceptions shall be subject to reasonable data security restrictions imposed by the Borrower that are customary in the Borrower’s industry, (b) upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time without advance notice and (c) unless an Event of Default has occurred and is continuing, such visitation, inspection and audit rights may only be exercised once per calendar year. 76 87048192_27

Additional Subsidiaries.SECTION 8.13 Additional Domestic Subsidiaries. Promptly (and, in any event, within thirty (30) days,(a) as such time period may be extended by the Administrative Agent in its sole discretion) after (i) the creation or Acquisition of any Domestic Subsidiary (other than an Excluded Subsidiary or an Immaterial Subsidiary) or (ii) a Domestic Subsidiary (other than an Excluded Subsidiary) ceases to be an Immaterial Subsidiary, in each case, cause such Person to (A) become a Subsidiary Guarantor by delivering to the Administrative Agent a duly executed supplement to the Guaranty Agreement or such other document as the Administrative Agent shall reasonably request and deem appropriate for such purpose, (B) grant a security interest in all Collateral (subject to the exceptions specified in the Collateral Agreement) owned by such Subsidiary by delivering to the Administrative Agent a duly executed supplement to each applicable Security Document or such other document as the Administrative Agent shall reasonably request and deem appropriate for such purpose and comply with the terms of each applicable Security Document, (C) deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 6.1 as may be reasonably requested by the Administrative Agent, (D) deliver to the Administrative Agent such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Person, (E) deliver to the Administrative Agent such updated Schedules to the Disclosure Letter and Loan Documents as requested by the Administrative Agent with respect to such Domestic Subsidiary, and (F) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent. Additional Foreign Subsidiaries. Promptly (and, in any event, within forty five (45)(b) days, as such time period may be extended by the Administrative Agent in its sole discretion) after any Person becomes a First Tier Foreign Subsidiary or a Foreign Subsidiary Holding Company (other than an Immaterial Subsidiary or a Subsidiary described in clause (a) or (b) of the definition of “Excluded Subsidiary”), cause (i) the applicable Credit Party to deliver to the Administrative Agent Security Documents pledging sixty-five percent (65%) of the total outstanding voting Equity Interests (and one hundred percent (100%) of the non-voting Equity Interests) of any such new First Tier Foreign Subsidiary or Foreign Subsidiary Holding Company, as applicable, and a consent thereto executed by such new First Tier Foreign Subsidiary or Foreign Subsidiary Holding Company (including, without limitation, if applicable, original certificated Equity Interests (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction), as applicable, evidencing the Equity Interests of such new First Tier Foreign Subsidiary or Foreign Subsidiary Holding Company, as applicable, together with an appropriate undated stock or other transfer power for each certificate duly executed in blank by the registered owner thereof), (ii) such Person to deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 6.1 as may be reasonably requested by the Administrative Agent, (iii) such Person to deliver to the Administrative Agent such updated Schedules to the Disclosure Letter and Loan Documents as requested by the Administrative Agent with regard to such Person and (iv) such Person to deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent. Merger Subsidiaries. Notwithstanding the foregoing, to the extent any new Subsidiary is(c) created solely for the purpose of consummating a merger transaction pursuant to a Permitted Acquisition, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger transaction, such new Subsidiary shall not be required to take the actions set forth in Section 8.13(a) or (b), as applicable, until the consummation of such Permitted Acquisition (at which time, the surviving entity of the respective merger transaction shall be required to so comply with Section 8.13(a) or (b), as applicable, within the time 77 87048192_27 period specified in Section 8.13(a) or (b), as applicable, following the consummation of such Permitted Acquisition, as such time period may be extended by the Administrative Agent in its sole discretion). Compliance with Anti-Corruption Laws and Sanctions. The Borrower willSECTION 8.14 maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. Use of Proceeds.SECTION 8.15 The Borrower shall use the proceeds of the Extensions of Credit (other than the Delayed (a) Draw Term Loan) solely (i) to finance the Transactions, and (ii) for working capital and general corporate purposes of the Borrower and its Subsidiaries. The Borrower shall use the proceeds of the Delayed Draw Term Loan solely to finance (b) Permitted Acquisitions and fees and expenses in connection therewith. (b) The Borrower will not request any Extension of Credit, and the Borrower shall not(c) use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Extension of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the material violation of any Sanctions applicable to any party hereto. Disclosure Updates. Promptly (and, in any event, within five (5) BusinessSECTION 8.16 Days after obtaining knowledge thereof) notify the Administrative Agent if any written information, exhibit, or report (other than projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, other forward-looking information and information of a general or economic or industry specific nature) furnished to the Administrative Agent and/or the Lenders contained, at the time it was furnished, when taken together with the Borrower’s filings with the SEC, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any other Loan Document. Further Assurances. Execute any and all further documents, financingSECTION 8.17 statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Credit Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon the reasonable request by the Administrative Agent, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents. 78 87048192_27

Post-Closing Matters. Execute and deliver the documents and complete theSECTION 8.18 tasks set forth on Schedule 8.18 to the Disclosure Letter, in each case within the time limits specified on such schedule. ARTICLE IX NEGATIVE COVENANTS Until all of the Obligations (other than contingent, indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Revolving Credit Commitments terminated, the Credit Parties will not, and will not permit any of their respective Subsidiaries to. Indebtedness. Create, incur, assume or suffer to exist any IndebtednessSECTION 9.1 except: the Obligations;(a) Indebtedness owing under Hedge Agreements entered into in order to manage existing or(b) anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes; Indebtedness existing on the Closing Date and listed on Schedule 9.1 to the Disclosure(c) Letter, and any Permitted Refinancing Indebtedness in respect thereof; Indebtedness incurred in connection with Capital Leases and purchase money(d) Indebtedness in an aggregate amount not to exceed $25,000,000 at any time outstanding and any Permitted Refinancing Indebtedness in respect thereof; Indebtedness of a Person existing at the time such Person became a Subsidiary or assets(e) were acquired from such Person in connection with an Investment permitted pursuant to Section 9.3, to the extent that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, (ii) neither the Borrower nor any Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness and (iii) the aggregate outstanding principal amount of such Indebtedness does not exceed $10,000,000 at any time outstanding; Guarantees with respect to Indebtedness permitted pursuant to this Section (other than(f) Section 9.1(g)); unsecured intercompany Indebtedness:(g) (i) owed by any Credit Party to another Credit Party; (ii) owed by any Credit Party to any Non-Guarantor Subsidiary (provided that such Indebtedness shall be subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent); owed by any Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary;(iii) and 79 87048192_27

(iv) owed by any Non-Guarantor Subsidiary to any Credit Party to the extent permitted pursuant to Section 9.3(a)(vi); Indebtedness arising as a result of, or pursuant to, Cash Management Agreements(h) (entered into in the ordinary course of business) and other Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business; [reserved];(i) obligations in respect of bankers’ acceptances, performance bonds, surety bonds, release,(j) appeal and similar bonds, completion guarantees, statutory obligations or with respect to workers’ compensation claims, payment obligations in connection with self insurance or similar obligations provided by the Borrower or any of its Subsidiaries in the ordinary course of business, and obligations owed to (including in respect of letters of credit for the benefit of) any Person in connection with workers’ compensation, health, disability, or other employee benefit or property, casualty or liability insurance provided by such Person to the Borrower or any of its Subsidiaries pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business; contingent liabilities, to the extent constituting Indebtedness, in respect of any(k) indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of the Borrower or any of its Subsidiaries incurred in connection with the consummation of one or more Permitted Acquisitions; Earn-outs and Holdbacks; provided that any such Indebtedness in the form of Earn-outs(l) or Holdbacks shall be unsecured; Indebtedness composing Investments permitted pursuant to Section 9.3;(m) contingent liabilities in respect of any indemnification obligation given by a Credit Party(n) or its Subsidiaries to a licensee or customer in the ordinary course of business; Indebtedness with respect to letters of credit not issued under this Agreement, so long as(o) the aggregate liability in respect of all such letters of credit does not exceed $5,000,000 at any time; unsecured Guarantees (other than Guarantees of Indebtedness for borrowed money) in(p) the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Borrower and its Subsidiaries; Indebtedness consisting of insurance premium financing in the ordinary course of(q) business; unsecured Indebtedness of any Credit Party or any Subsidiary thereof not otherwise(r) permitted pursuant to this Section; provided that (i) the Borrower shall have demonstrated compliance with the financial covenants set forth in Section 9.13, on a Pro Forma Basis (based on the financial statements for the most recent fiscal quarter end for which financial statements have been provided) immediately after giving effect to the incurrence of such Indebtedness, (ii) the final maturity of such Indebtedness shall not be prior to the date that is one-hundred eighty (180) days after the Latest Maturity Date, (iii) such Indebtedness will not have mandatory prepayment or mandatory amortization, redemption, sinking fund or similar prepayments (other than asset sale, casualty, condemnation or extraordinary receipts events, change of control, fundamental change, make-whole fundamental change or 80 87048192_27 similar event risk provisions providing for mandatory offers to repurchase customary for debt securities, and, for the avoidance of doubt, any Net Share Settlement provisions) prior to the date that is one-hundred eighty (180) days after the Latest Maturity Date at the time of the issuance of such Indebtedness, (iv) such Indebtedness is not guaranteed by any Domestic Subsidiary that is not a Subsidiary Guarantor, (v) to the extent such Indebtedness is subordinated in right of payment to the Obligations, any guaranty thereof by the Credit Parties shall be expressly subordinated to the Secured Obligations on terms materially not less favorable to the Lenders than the subordination terms of such Indebtedness, (vi) the terms of such Indebtedness, taken as a whole, are not materially more restrictive on the Borrower and its Subsidiaries than the terms of the Loan Documents, taken as a whole (as determined in good faith by the Borrower, it being understood that (1) customary repurchase obligations described in the parenthetical to clause (iii) above and (2) customary additional interest provisions for failure to file required reports or additional interest in lieu of customary events of default, in each case shall not be materially more restrictive), and (vii) no Event of Default shall have occurred and be continuing or result from the incurrence of such Indebtedness; and other Indebtedness in an aggregate principal amount outstanding at any time not to(s) exceed $5,000,000. Liens. Create, incur, assume or suffer to exist, any Lien on or with respect toSECTION 9.2 any of its Property, whether now owned or hereafter acquired, except: Liens created pursuant to the Loan Documents (including, without limitation, Liens in(a) favor of the Swingline Lender and/or the Issuing Lender, as applicable, on Cash Collateral granted pursuant to the Loan Documents); Liens in existence on the Closing Date and described on Schedule 9.2 to the Disclosure(b) Letter, and the replacement, renewal or extension thereof (including Liens incurred, assumed or suffered to exist in connection with any Permitted Refinancing Indebtedness pursuant to Section 9.1(c) (solely to the extent that such Liens were in existence on the Closing Date and described on Schedule 9.2 to the Disclosure Letter)); provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that in existence on the Closing Date, except for products and proceeds of the foregoing; Liens for taxes, assessments and other governmental charges or levies (excluding any(c) Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) (i) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP; the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords(d) for labor, materials, supplies or rentals incurred in the ordinary course of business, which (i) are not overdue for a period of more than thirty (30) days, or if more than thirty (30) days overdue, no action has been taken to enforce such Liens and such Liens are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP and (ii) do not, individually or in the aggregate, materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries; deposits or pledges made in the ordinary course of business in connection with, or to(e) secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or 81 87048192_27 litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business, in each case, so long as no foreclosure sale or similar proceeding has been commenced with respect to any material portion of the Collateral on account thereof; encumbrances in the nature of zoning restrictions, easements and rights or restrictions of(f) record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of such property or materially impair the use thereof in the ordinary conduct of business; Liens arising from the filing of precautionary UCC financing statements relating solely to(g) personal property leased pursuant to operating leases entered into in the ordinary course of business of the Borrower and its Subsidiaries; Liens securing Indebtedness permitted under Section 9.1(d); provided that (i) such Liens(h) shall be created substantially simultaneously with the acquisition, repair, improvement or lease, as applicable, of the related Property, (ii) such Liens do not at any time encumber any property other than the Property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original price for the purchase, repair improvement or lease amount (as applicable) of such Property at the time of purchase, repair, improvement or lease (as applicable); Liens securing judgments for the payment of money not constituting an Event of Default(i) under Section 10.1(l) or securing appeal or other surety bonds relating to such judgments; (i) Liens on Property (i) of any Subsidiary which are in existence at the time that such(j) Subsidiary is acquired pursuant to a Permitted Acquisition or an Investment permitted pursuant to Section 9.3 and (ii) of the Borrower or any of its Subsidiaries existing at the time such tangible property or tangible assets are purchased or otherwise acquired by the Borrower or such Subsidiary thereof pursuant to a transaction permitted pursuant to this Agreement; provided that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens are not incurred in connection with, or in anticipation of, such Permitted Acquisition or other Investment, (B) such Liens do not attach to any other Property of the Borrower or any of its Subsidiaries not securing such Indebtedness at the date of such Permitted Acquisition or other Investment and (C) the Indebtedness secured by such Liens is permitted under Section 9.1(e)); (i) Liens of a collecting bank arising in the ordinary course of business under Section(k) 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any deposit account of the Borrower or any Subsidiary thereof; (i) contractual or statutory Liens of landlords to the extent relating to the property and(l) assets relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract; Liens solely on any cash earnest money deposits made by the Borrower or any of its(m) Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition; any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any(n) assets under any license or lease agreement entered into in the ordinary course of business which do not 82 87048192_27

(i) interfere in any material respect with the business of the Borrower or its Subsidiaries or materially detract from the value of the relevant assets of the Borrower or its Subsidiaries or (ii) secure any Indebtedness; leases, licenses, subleases and sublicenses granted to others in the ordinary course of(o) business that do not interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole; and Liens in favor of customs and revenue authorities arising as a matter of law to secure(p) payment of customs duties in connection with the importation of goods; Liens on cash collateral to secure the letters of credit permitted under Section 9.1(o);(q) Liens arising out of conditional sale, title retention, consignment or similar arrangements(r) for sale of goods by any of the Borrower or its Subsidiaries in the ordinary course of business; customary encumbrances or restrictions (including put and call arrangements) with(s) respect to the Equity Interests of any joint venture in favor of the other parties to such joint venture; Liens on specific items of inventory or other goods and the proceeds thereof securing(t) obligations in respect of documentary letters of credit or bankers’ acceptances issued or created for the account of Borrower or any of its Subsidiaries in the ordinary course of business to facilitate the purchase, shipment or storage of such inventory or other goods; Liens granted in the ordinary course of business on the unearned portion of insurance(u) premiums securing the financing of insurance premiums to the extent the financing is permitted under Section 9.1(q); and Liens not otherwise permitted hereunder on assets (other than intellectual property or(v) Equity Interests in Subsidiaries constituting Collateral) securing Indebtedness or other obligations in the aggregate principal amount not to exceed $5,000,000 at any time outstanding. Investments. Purchase, own, invest in or otherwise acquire (in oneSECTION 9.3 transaction or a series of transactions) any Equity Interests, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of Property in, any Person (all the foregoing, “Investments”) except: (i) Investments existing on the Closing Date in Subsidiaries existing on the Closing(a) Date; Investments existing on the Closing Date (other than Investments in Subsidiaries(ii) existing on the Closing Date) and described on Schedule 9.3 to the Disclosure Letter; Investments (including the creation and capitalization of new Subsidiaries) made(iii) after the Closing Date by any Credit Party in any other Credit Party; Investments (including the creation and capitalization of new Subsidiaries) made(iv) after the Closing Date by any Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary; 83 87048192_27

Investments made after the Closing Date by any Non-Guarantor Subsidiary in(v) any Credit Party; provided that any Indebtedness owing by such Credit Party to such Non-Guarantor Subsidiary shall be subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent; and Investments (including the creation and capitalization of new Subsidiaries) made(vi) after the Closing Date by any Credit Party in any Non-Guarantor Subsidiary in an aggregate amount at any time outstanding not to exceed $20,000,000; provided that (A) no Default or Event of Default shall have occurred and be continuing, (B) the Borrower shall have Liquidity of not less than $35,000,000 after giving effect thereto and (C) any Investments in the form of loans or advances made by any Credit Party to any Non-Guarantor Subsidiary pursuant to this clause (vi) shall be evidenced by a demand note in form and substance reasonably satisfactory to the Administrative Agent and shall be pledged and delivered to the Administrative Agent pursuant to the Security Documents); Investments in cash and Cash Equivalents;(b) Investments by the Borrower or any of its Subsidiaries consisting of capital expenditures(c) permitted by this Agreement; deposits made in the ordinary course of business to secure the performance of leases or(d) other obligations as permitted by Section 9.2; (i) Hedge Agreements permitted pursuant to Section 9.1 and (ii) Permitted Call Spread(e) Agreements; purchases of assets in the ordinary course of business;(f) Investments by the Borrower or any Subsidiary thereof in the form of Permitted(g) Acquisitions to the extent that any Person or Property acquired in such Permitted Acquisition becomes a part of the Borrower or a Subsidiary Guarantor or becomes (whether or not such Person is a Wholly-Owned Subsidiary) a Subsidiary Guarantor to the extent required by Section 8.13; Investments in the form of non-cash loans to employees, officers, and directors of the(h) Borrower or any of its Subsidiaries for the purpose of purchasing Equity Interests in the Borrower so long as the proceeds of such loans are used, in their entirety, to purchase such Equity Interests in the Borrower; Investments in the form of Restricted Payments permitted pursuant to Section 9.6;(i) Guarantees permitted pursuant to Section 9.1 and Guarantees of liabilities not(j) constituting Indebtedness to the extent such guarantees or liabilities are not otherwise prohibited by this Agreement; Investments acquired in connection with the satisfaction or enforcement of Indebtedness(k) or claims due or owing to any Credit Party or any Subsidiary thereof (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims; Investments received in connection with Assets Dispositions permitted by Section 9.5;(l) Investments consisting of extensions of trade credit in the ordinary course of business;(m) 84 87048192_27 loans or advances to officers, directors and employees of the Borrower and its(n) Subsidiaries for reasonable and customary business-related travel, entertainment, relocation and similar ordinary business purposes; advances of payroll payments to employees in the ordinary course of business;(o) Investments consisting of deposit and investment accounts holding cash and Cash(p) Equivalents of the Borrower and its Subsidiaries; Investments in negotiable instruments deposited or to be deposited for collection in the(q) ordinary course of business; advances made in connection with purchases of goods or services in the ordinary course(r) of business; Investments consisting of earnest money deposits required in connection with a Permitted(s) Acquisition or consisting of earnest money deposits required in connection with an acquisition of property not otherwise prohibited hereunder; Investments not otherwise permitted pursuant to this Section in an aggregate amount not(t) to exceed $5,000,000 at any time outstanding; provided that, immediately before and immediately after giving pro forma effect to any such Investments, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Borrower shall have demonstrated compliance (based on the financial statements for the most recent fiscal quarter end for which financial statements have been provided) with the financial covenants set forth in Section 9.13 and (iii) the Borrower shall have Liquidity of not less than $35,000,000; and Investments not otherwise permitted pursuant to this Section; provided that, immediately(u) before and immediately after giving pro forma effect to any such Investments, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Borrower shall be in compliance (based on the financial statements for the most recent fiscal quarter end for which financial statements have been provided) with a Consolidated Net Leverage Ratio of not greater than 3.25 to 1.00 and (iii) the Borrower shall have Liquidity of not less than $35,000,000. For purposes of determining the amount of any Investment outstanding for purposes of this Section 9.3, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested). Fundamental Changes. Merge, consolidate or consummate any similarSECTION 9.4 combination with, or enter into any Asset Disposition of all or substantially all of its assets (whether in a single transaction or a series of transactions) with, any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except: (i) any Subsidiary of the Borrower may be merged, amalgamated or consolidated with or(a) into, or be liquidated into, the Borrower (provided that the Borrower shall be the continuing or surviving entity) or (ii) any Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into, or be liquidated into, any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving entity or simultaneously with such transaction, the continuing or surviving entity 85 87048192_27 shall become a Subsidiary Guarantor and the Borrower shall comply with Section 8.13 in the time periods specified therein in connection with such transaction); any Non-Guarantor Subsidiary that is a Foreign Subsidiary may be merged, amalgamated(b) or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary (ii) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary that is a Domestic Subsidiary; Asset Dispositions permitted by Section 9.5 (including an Asset Disposition consisting of(c) a disposition of a Subsidiary by means of a merger transaction); any Subsidiary may dispose of all or substantially all of its assets (upon voluntary(d) liquidation, dissolution, winding up or otherwise) to the Borrower or any Subsidiary Guarantor; provided that, with respect to any such disposition by any Non-Guarantor Subsidiary, the consideration for such disposition shall not exceed the fair value of such assets; (i) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may dispose of all or(e) substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Guarantor Subsidiary and (ii) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Guarantor Subsidiary that is a Domestic Subsidiary; any Subsidiary of the Borrower may merge with or into the Person such Subsidiary was(f) formed to acquire in connection with any acquisition permitted hereunder (including, without limitation, any Permitted Acquisition permitted pursuant to Section 9.3(g)); provided that in the case of any merger involving a Subsidiary that is a Subsidiary Guarantor, (i) a Subsidiary Guarantor shall be the continuing or surviving entity or (ii) simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and the Borrower shall comply with Section 8.13 in the time periods specified therein in connection with such transaction; and any Person may merge into the Borrower or any of its Subsidiaries in connection with a(g) Permitted Acquisition permitted pursuant to Section 9.3(g); provided that (i) in the case of a merger involving the Borrower or a Subsidiary Guarantor, the continuing or surviving Person shall be the Borrower or such Subsidiary Guarantor and (ii) the continuing or surviving Person shall be the Borrower or a Subsidiary of the Borrower. Asset Dispositions. Make any Asset Disposition except:SECTION 9.5 the sale of obsolete, worn-out or surplus assets no longer used or usable in the business of(a) the Borrower or any of its Subsidiaries or non-core assets acquired in a Permitted Acquisition; non-exclusive licenses and sublicenses of intellectual property rights in the ordinary(b) course of business not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Borrower and its Subsidiaries; leases, subleases, licenses or sublicenses of real or personal property granted by the(c) Borrower or any of its Subsidiaries to others in the ordinary course of business not detracting from the value of such real or personal property or interfering in any material respect with the business of the Borrower or any of its Subsidiaries; 86 87048192_27

Asset Dispositions in connection with Insurance and Condemnation Events; provided that(d) the requirements of Section 4.4(b) are complied with in connection therewith; Assets Dispositions in connection with transactions permitted by Section 9.2, Section 9.4(e) and Section 9.3, in each case to the extent constituting Asset Dispositions; the sale of inventory in the ordinary course of business;(f) the transfer of assets to the Borrower or any Subsidiary Guarantor pursuant to any other(g) transaction permitted pursuant to Section 9.4; the write-off, discount, sale or other disposition of defaulted or past-due receivables and(h) similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction; the disposition of Investments in cash and Cash Equivalents;(i) the transfer (i) by any Credit Party of its assets to any other Credit Party, (ii) by any(j) Non-Guarantor Subsidiary of its assets to any Credit Party (provided that in connection with any new transfer, such Credit Party shall not pay more than an amount equal to the fair market value of such assets as determined in good faith at the time of such transfer), (iii) by any Non-Guarantor Subsidiary of its assets to any other Non-Guarantor Subsidiary and (iv) by any Credit Party of its assets to any Non-Guarantor Subsidiary subject to the limitation and requirements set forth in Section 9.3(a)(vi) (provided that in connection with any new transfer, such Non-Guarantor Subsidiary shall not pay less than an amount equal to the fair market value of such assets as determined in good faith at the time of such transfer); the lapse of registered intellectual property of the Borrower and its Subsidiaries to the(k) extent not economically desirable in the conduct of their business; (i) the sale of any Subsidiary’s Equity Interests to the Borrower or any Subsidiary(l) Guarantor and (ii) the issuance of directors’ qualifying shares and nominal shares issued to foreign nationals to the extent required by Applicable Law; (i) the transfer for fair value of Property (including Equity Interests of Subsidiaries) to(m) another Person in connection with a joint venture arrangement with respect to such transferred Property so long as, after accounting for the value of such transferred Property, the requirements of Section 9.3 are complied with in connection therewith, and (ii) Asset Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; the unwinding of Hedge Agreements permitted hereunder and Permitted Call Spread(n) Agreements pursuant to their terms; Asset Dispositions in respect of fixed assets (which, for the avoidance of doubt, shall not(o) include any intellectual property) to the extent that (i) such fixed assets are exchanged for credit against the purchase price of similar replacement fixed assets or (ii) the proceeds of such Asset Disposition are promptly applied to the purchase price of such replacement fixed assets; Asset Dispositions in Sale Leaseback transactions in connection with Indebtedness(p) permitted pursuant to Section 9.1(d); and 87 87048192_27

Asset Dispositions not otherwise permitted pursuant to this Section; provided that (i) at(q) the time of such Asset Disposition, no Default or Event of Default shall exist or would result from such Asset Disposition, (ii) such Asset Disposition is made for fair market value and the consideration received shall be no less than seventy-five percent (75%) in cash, and (iii) the aggregate fair market value of all property disposed of in reliance on this clause (q) shall not exceed ten percent (10%) of the Consolidated tangible assets of the Borrower and its Subsidiaries, as shown on the most recent balance sheet of the Borrower delivered pursuant to Section 6.1(e)(i) or Section 8.1(a) or (b), as applicable, in any Fiscal Year; provided further that the requirements of Section 4.4(b) are complied with in connection therewith. Restricted Payments. Declare or pay any dividend on, or make any paymentSECTION 9.6 or other distribution on account of, or purchase, redeem, retire or otherwise acquire, or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Equity Interests of any Credit Party or any Subsidiary thereof, or make any distribution of cash, property or assets to the holders of shares of any Equity Interests of any Credit Party or any Subsidiary thereof (all of the foregoing, the “Restricted Payments”) provided that: so long as no Default or Event of Default has occurred and is continuing or would result(a) therefrom, the Borrower or any of its Subsidiaries may pay dividends in shares of its own Qualified Equity Interests; any Subsidiary of the Borrower may pay cash dividends to the Borrower or any(b) Subsidiary Guarantor (and, if applicable, to other holders of its outstanding Qualified Equity Interests on a pro rata basis); (i) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may make Restricted(c) Payments to any other Non-Guarantor Subsidiary that is a Domestic Subsidiary (and, if applicable, to other holders of its outstanding Equity Interests on a ratable basis) and (ii) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may make Restricted Payments to any other Non-Guarantor Subsidiary (and, if applicable, to other holders of its outstanding Equity Interests on a ratable basis); so long as no Default or Event of Default has occurred and is continuing or would result(d) therefrom, the Borrower may make Restricted Payments to redeem, retire or otherwise acquire shares of its Equity Interests or options or other equity or phantom equity in respect of its Equity Interests from present or former officers, employees, directors or consultants (or their family members or trusts or other entities for the benefit of any of the foregoing) (i) to the extent that such purchase is made with the net cash proceeds of any offering of equity securities of or capital contributions to the Borrower or (ii) otherwise in an aggregate amount not to exceed $5,000,000 during any Fiscal Year; the Borrower may make Restricted Payments consisting of the repurchase of fractional(e) shares of its Equity Interests arising out of stock dividends, splits or combinations, or conversions of convertible securities; to the extent constituting Restricted Payments, the Borrower and its Subsidiaries may(f) enter into and consummate transactions expressly permitted pursuant to any provision of Sections 9.4 and 9.5. the Borrower may declare and make Restricted Payments not otherwise permitted(g) pursuant to this Section in an aggregate amount, when taken together with payments made under Section 9.9(b)(v), not to exceed $20,000,000 in any Fiscal Year; provided that, immediately before and immediately after giving pro forma effect to the making of any such Restricted Payment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Borrower shall (A) have demonstrated 88 87048192_27 compliance (based on the financial statements for the most recent fiscal quarter end for which financial statements have been provided) with the financial covenants set forth in Section 9.13 and (B) have Liquidity of not less than $35,000,000; and the Borrower may declare and make Restricted Payments not otherwise permitted(h) pursuant to this Section; provided that, immediately before and immediately after giving pro forma effect to the making of any such Restricted Payment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Borrower shall (A) be in compliance (based on the financial statements for the most recent fiscal quarter end for which financial statements have been provided) with a Consolidated Net Leverage Ratio of not greater than 3.25 to 1.00 and (B) have Liquidity of not less than $35,000,000. Transactions with Affiliates. Directly or indirectly enter into any transaction,SECTION 9.7 including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate of the Borrower or any of its Subsidiaries, other than: transactions permitted by Sections 9.1, 9.3, 9.4, 9.5 and 9.6;(a) transactions existing on the Closing Date and described on Schedule 9.7 to the Disclosure(b) Letter; transactions among Credit Parties;(c) other transactions in the ordinary course of business on terms as favorable as would be(d) obtained by it on a comparable arm’s-length transaction with an independent, unrelated third party; employment and severance arrangements (including equity incentive plans and employee(e) benefit plans and arrangements) with their respective officers and employees in the ordinary course of business; and payment of customary fees and reasonable out of pocket costs to, and indemnities for the(f) benefit of, directors (or their equivalent), officers and employees of the Borrower and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries. Accounting Changes; Organizational Documents.SECTION 9.8 Change its Fiscal Year end or make any material change in its accounting treatment and(a) reporting practices except as permitted by GAAP, in each case, without the consent of the Administrative Agent. Amend, modify or change its articles of incorporation (or corporate charter or other(b) similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner materially adverse to the rights or interests of the Lenders. Payments and Modifications of Junior Indebtedness.SECTION 9.9 Amend, modify, waive or supplement (or permit the modification, amendment, waiver or(a) supplement of) any of the terms or provisions of any Junior Indebtedness in any respect which would materially and adversely affect the rights or interests of the Administrative Agent and Lenders hereunder. 89 87048192_27

Make any payment or prepayment on, or redeem or acquire for value (including, without(b) limitation, (x) by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due and (y) at the maturity thereof) any Junior Indebtedness, except: with the proceeds of Permitted Refinancing Indebtedness in respect thereof;(i) payments in exchange for, or with proceeds of any issuance of, Qualified Equity(ii) Interests of the Borrower or any Subsidiary; payments (i) as a result of the conversion or exchange of all or any portion of any(iii) Junior Indebtedness into Qualified Equity Interests of the Borrower or any Subsidiary or in connection with Net Share Settlement of the conversion of any Junior Indebtedness, and (ii) in connection with events of the type described in the parenthetical to clause (iii) of Section 9.1(r) that does not result from a default thereunder or an event of the type that constitutes an Event of Default (excluding a Change in Control); payments of interest and customary fees, expenses and premiums in respect of(iv) any Junior Indebtedness permitted pursuant to Section 9.1 (to the extent not prohibited by any subordination provisions set forth therein or in any subordination agreement with respect thereto); payments not otherwise permitted pursuant to this Section in an aggregate(v) amount, when taken together with Restricted Payments made under Section 9.6(g), not to exceed $20,000,000 in any Fiscal Year; provided that, immediately before and immediately after giving pro forma effect to the making of any such payment, (A) no Default or Event of Default shall have occurred and be continuing and (B) the Borrower shall (1) have demonstrated compliance (based on the financial statements for the most recent fiscal quarter end for which financial statements have been provided) with the financial covenants set forth in Section 9.13 and (2) have Liquidity of not less than $35,000,000; payments not otherwise permitted pursuant to this Section; provided that,(vi) immediately before and immediately after giving pro forma effect to the making of any such payment, (A) no Default or Event of Default shall have occurred and be continuing and (B) the Borrower shall (1) be in compliance (based on the financial statements for the most recent fiscal quarter end for which financial statements have been provided) with a Consolidated Net Leverage Ratio of not greater than 3.25 to 1.00 and (2) have Liquidity of not less than $35,000,000; and payments of Earn-outs and Holdbacks; provided that, immediately before and(vii) immediately after the making of any such payment, no Default or Event of Default shall have occurred and be continuing. No Further Negative Pledges; Restrictive Agreements.SECTION 9.10 Enter into, assume or be subject to any agreement prohibiting or otherwise restricting the(a) creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (i) pursuant to this Agreement and the other Loan Documents, (ii) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 9.1(d), (i) and (s) (provided that any such restriction contained therein relates only to the asset or assets financed thereby), (iii) restrictions contained in the organizational documents of any Non-Guarantor Subsidiary, (iv) restrictions in connection with any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such 90 87048192_27

Permitted Lien), (v) obligations that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Borrower (which obligation is not applicable to any Person, or the properties or assets of any Person, other than such Subsidiary), so long as such obligations are not entered into in contemplation of such Person becoming a Subsidiary, and any extension or renewal thereof so long as such extension or renewal does not expand the scope of such restrictions in any material respect, (vi) customary anti-assignment provisions in contracts restricting the assignment thereof, (vii) restrictions existing on the Closing Date and described on Schedule 9.10 to the Disclosure Letter and any extension or renewal thereof so long as such extension or renewal does not expand the scope of such restrictions in any material respect, (viii) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 9.3, (ix) restrictions imposed by Applicable Law, (x) customary restrictions contained in leases, subleases or licenses otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto, (xi) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower and its Subsidiaries, (xii) restrictions on cash or Cash Equivalents or deposits imposed by customers under contracts entered into in the ordinary course of business (or otherwise constituting Liens permitted by Section 9.2 on such cash or Cash Equivalents or deposits), (xiii) customary net worth provisions contained in real property leases or licenses of intellectual property entered into by the Borrower or any of its Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Credit Parties and their Subsidiaries to meet their ongoing obligations and (xiv) customary restrictions and conditions contained in asset sale agreements, purchase agreements, acquisition agreements (including by way of merger, acquisition or consolidation) entered into by the Borrower or any Subsidiary and permitted by this Agreement, solely to the extent in effect pending consummation of such transaction and so long as such restrictions relate only to the assets subject thereto. Create or otherwise cause or suffer to exist or become effective any consensual(b) encumbrance or restriction on the ability of any Credit Party or any Subsidiary thereof to (i) pay dividends or make any other distributions to any Credit Party or any Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Credit Party, (iii) make loans or advances to any Credit Party or (iv) sell, lease or transfer any of its properties or assets to any Credit, except in each case for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) Applicable Law, (C) any document or instrument governing Indebtedness incurred pursuant to Section 9.1(d) (provided that any such restriction contained therein relates only to the asset or assets acquired in connection therewith), (D) any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (E) obligations that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Subsidiary, and any extension or renewal thereof so long as such extension or renewal does not expand the scope of such restrictions in any material respect, (F) customary restrictions contained in an agreement related to the sale of Property (to the extent such sale is permitted pursuant to Section 9.5) that limit the transfer of such Property pending the consummation of such sale, (G) customary restrictions in leases, subleases, licenses and sublicenses or asset sale agreements otherwise permitted by this Agreement so long as such restrictions relate only to the assets subject thereto, (H) customary provisions restricting assignment of any agreement entered into in the ordinary course of business (I) restrictions existing on the Closing Date and described on Schedule 9.10 to the Disclosure Letter and any extension or renewal thereof so long as such extension or renewal does not expand the scope of such restrictions in any material respect, (J) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.3, (K) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower and its Subsidiaries, (L) restrictions on cash or Cash Equivalents or deposits imposed by customers under contracts entered into in the ordinary course of business (or otherwise constituting Liens permitted by 91 87048192_27

Section 9.2 on such cash or Cash Equivalents or deposits), (M) customary net worth provisions contained in real property leases or licenses of intellectual property entered into by the Borrower or any of its Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Credit Parties and their Subsidiaries to meet their ongoing obligations and (N) customary restrictions and conditions contained in asset sale agreements, purchase agreements, acquisition agreements (including by way of merger, acquisition or consolidation) entered into by the Borrower or any Subsidiary solely to the extent in effect pending consummation of such transaction and so long as such restrictions relate only to the assets subject thereto. Nature of Business. Engage in any business other than the businessSECTION 9.11 conducted by the Borrower and its Subsidiaries as of the Closing Date and business activities reasonably related, incidental, complimentary or ancillary thereto. Amendments of Other Documents. Amend, modify, waive or supplement (orSECTION 9.12 permit modification, amendment, waiver or supplement of) any of the terms or provisions of any Material Contract, in any respect which would materially and adversely affect the rights or interests of the Administrative Agent and the Lenders hereunder, in each case, without the prior written consent of the Administrative Agent. Financial Covenants.SECTION 9.13 Consolidated Net Leverage Ratio. As of the last day of any fiscal quarter, permit the(a) Consolidated Net Leverage Ratio to be greater than 3.50 to 1.00. Notwithstanding the foregoing, (i) upon the consummation of any Permitted Acquisition having aggregate consideration (including cash, Cash Equivalents, Equity Interests, Earn-outs, Holdbacks and other deferred payment obligations) in excess of $50,000,000, the Borrower may, at its election (in connection with such Permitted Acquisition and by not less than five (5) Business Days’ written notice to the Administrative Agent prior to delivery of financial statements pursuant to Section 8.1(a) or (b) for the fiscal quarter ended immediately after the consummation of such Permitted Acquisition), increase the required Consolidated Net Leverage Ratio pursuant to this Section to 3.75 to 1.00 solely for each fiscal quarter ending during the twelve (12) month period immediately following such Permitted Acquisition; provided that the Borrower shall be permitted to exercise such increase option under this clause (i) no more than one time during any consecutive twenty-four (24) month period, and (ii) upon the completion of a Qualified Unsecured Debt Issuance, the Borrower may, at its election (in connection with such Qualified Unsecured Debt Issuance and by not less than five (5) Business Days’ written notice to the Administrative Agent prior to delivery of financial statements pursuant to Section 8.1(a) or (b) for the fiscal quarter ended immediately after the consummation of such Qualified Unsecured Debt Issuance), increase the required Consolidated Net Leverage Ratio pursuant to this Section to 4.00 to 1.00 solely during the period for which such Qualified Unsecured Debt Issuance is outstanding; provided that the Borrower shall be permitted to exercise such increase option under this clause (ii) no more than one time during the term of this Agreement. Consolidated Interest Coverage Ratio. As of the last day of any fiscal quarter, permit the(b) Consolidated Interest Coverage Ratio to be less than 3.00 to 1.00. 92 87048192_27

ARTICLE X DEFAULT AND REMEDIES Events of Default. Each of the following shall constitute an Event ofSECTION 10.1 Default: Default in Payment of Principal of Loans and Reimbursement Obligations. The(a) Borrower shall default in any payment of principal of any Loan or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise). Other Payment Default. The Borrower shall default in the payment when and as due(b) (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue for a period of three (3) Business Days. Misrepresentation. Any representation, warranty, certification or statement of fact made(c) or deemed made by or on behalf of any Credit Party or any Subsidiary thereof in this Agreement, in any other Loan Document, or in any document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any respect when made or deemed made or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Subsidiary thereof in this Agreement, any other Loan Document, or in any document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any material respect when made or deemed made. Default in Performance of Certain Covenants. Any Credit Party or any Subsidiary(d) thereof shall default in the performance or observance of any covenant or agreement contained in Sections 8.1, 8.2, 8.3, 8.4 (with respect to the existence of any Credit Party), 8.12, 8.13, 8.14 or 8.15 or Article IX. Default in Performance of Other Covenants and Conditions. Any Credit Party or any(e) Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for in this Section) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier of (i) the Administrative Agent’s delivery of written notice thereof to the Borrower and (ii) a Responsible Officer of any Credit Party having obtained knowledge thereof. Indebtedness Cross-Default. Any Credit Party or any Subsidiary thereof shall (i) default(f) in the payment of any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice and/or lapse of time, if required, any such Indebtedness to become due prior to its 93 87048192_27 stated maturity (any applicable grace period having expired); provided that this clause (ii) shall not apply to (x) secured Indebtedness becoming due solely as a result of the voluntary sale or transfer of the assets securing such Indebtedness, if such sale or transfer is permitted hereunder and so long as such Indebtedness is repaid when required under the documentation for such Indebtedness, (y) any events of the type described in the parenthetical to clause (iii) of Section 9.1(r), or any conversion or settlement provisions with respect to any Convertible Debt Securities or the satisfaction of any condition to conversion or required repurchase with respect to any Convertible Debt Securities, in each case not resulting from an event of default thereunder or an event of the type that constitutes an Event of Default (excluding a Change in Control); or (z) any early payment requirement or unwinding or termination with respect to any Permitted Call Spread Agreement. Change in Control. Any Change in Control shall occur.(g) Voluntary Bankruptcy Proceeding. Any Credit Party or any Subsidiary (other than any(h) Immaterial Subsidiary or any Excluded Subsidiary) thereof shall (i) commence a voluntary case under any Debtor Relief Laws, (ii) file a petition seeking to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing. Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced(i) against any Credit Party or any Subsidiary (other than any Immaterial Subsidiary or any Excluded Subsidiary) thereof in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Laws, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Credit Party or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered. Failure of Agreements. Any provision of this Agreement or any provision of any other(j) Loan Document shall for any reason cease to be valid and binding on any Credit Party or any Subsidiary thereof party thereto or any such Person shall so state in writing, or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof. ERISA Events. The occurrence of any of the following events: (i) any Credit Party or(k) any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Sections 412 or 430 of the Code, any Credit Party or any ERISA Affiliate is required to pay as contributions thereto and such unpaid amounts are in excess of the Threshold Amount, (ii) a Termination Event or (iii) any Credit Party or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding the Threshold Amount. Judgment. A judgment or order for the payment of money which causes the aggregate(l) amount of all such judgments or orders (net of any amounts paid or fully covered by independent third party insurance as to which the relevant insurance company does not dispute coverage) to exceed the 94 87048192_27

Threshold Amount shall be entered against any Credit Party or any Subsidiary thereof by any court and such judgment or order shall continue without having been discharged, vacated or stayed for a period of thirty (30) consecutive days after the entry thereof. Remedies. Upon the occurrence and during the continuance of an Event ofSECTION 10.2 Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower: Acceleration; Termination of Credit Facility. Terminate the Revolving Credit(a) Commitment and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 10.1(i) or (j), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding. Letters of Credit. With respect to all Letters of Credit with respect to which presentment(b) for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a Cash Collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Secured Obligations on a pro rata basis. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Secured Obligations shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the Borrower. General Remedies. Exercise on behalf of the Secured Parties all of its other rights and(c) remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Secured Obligations. Rights and Remedies Cumulative; Non-Waiver; etc.SECTION 10.3 The enumeration of the rights and remedies of the Administrative Agent and the Lenders(a) set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their 95 87048192_27 respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default. Notwithstanding anything to the contrary contained herein or in any other Loan(b) Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.2 for the benefit of all the Lenders and the Issuing Lender; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Lender or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Issuing Lender or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 12.4 (subject to the terms of Section 5.6), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 5.6, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. Crediting of Payments and Proceeds. In the event that the Obligations haveSECTION 10.4 been accelerated pursuant to Section 10.2 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received on account of the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall be applied by the Administrative Agent as follows: First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lender in their capacity as such and the Swingline Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lender and Swingline Lender in proportion to the respective amounts described in this clause First payable to them; Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them; Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them; Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the Issuing Lender, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth payable to them; 96 87048192_27

Fifth, to the Administrative Agent for the account of the Issuing Lender, to Cash Collateralize any L/C Obligations then outstanding; and Last, the balance, if any, after all of the Secured Obligations (other than contingent indemnification obligations not then due) have been paid in full, to the Borrower or as otherwise required by Applicable Law. Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XI for itself and its Affiliates as if a “Lender” party hereto. Administrative Agent May File Proofs of Claim. In case of the pendency ofSECTION 10.5 any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: to file and prove a claim for the whole amount of the principal and interest owing and(a) unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lender and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Administrative Agent under Sections 3.3, 5.3 and 12.3) allowed in such judicial proceeding; and to collect and receive any monies or other property payable or deliverable on any such(b) claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3, 5.3 and 12.3. Credit Bidding.SECTION 10.6 The Administrative Agent, on behalf of itself and the Lenders, shall have the right to(a) credit bid and purchase for the benefit of the Administrative Agent and the Lenders all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law. 97 87048192_27

Each Lender hereby agrees that, except as otherwise provided in any Loan Documents or(b) with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral. ARTICLE XI THE ADMINISTRATIVE AGENT Appointment and Authority.SECTION 11.1 Each of the Lenders and the Issuing Lender hereby irrevocably appoints Wells Fargo to(a) act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. The Administrative Agent shall also act as the “collateral agent” under the Loan(b) Documents, and each of the Lenders (including in its capacity as a potential Hedge Bank or Cash Management Bank) and the Issuing Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties). In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article XI for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of Articles XI and XII (including Section 12.3, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Rights as a Lender. The Person serving as the Administrative AgentSECTION 11.2 hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. 98 87048192_27

Exculpatory Provisions.SECTION 11.3 The Administrative Agent shall not have any duties or obligations except those expressly(a) set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent: shall not be subject to any fiduciary or other implied duties, regardless of(i) whether a Default or Event of Default has occurred and is continuing; shall not have any duty to take any discretionary action or exercise any(ii) discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and shall not, except as expressly set forth herein and in the other Loan Documents,(iii) have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it (i)(b) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.2 and Section 10.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender. The Administrative Agent shall not be responsible for or have any duty to ascertain or(c) inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vi) the utilization of the Issuing Lender’s L/C Commitment (it being understood and agreed that the Issuing Lender shall monitor compliance with its own L/C Commitment without any further action by the Administrative Agent). Reliance by the Administrative Agent. The Administrative Agent shall beSECTION 11.4 entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent 99 87048192_27 or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Delegation of Duties. The Administrative Agent may perform any and all ofSECTION 11.5 its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. Resignation of Administrative Agent.SECTION 11.6 The Administrative Agent may at any time give notice of its resignation to the Lenders,(a) the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (provided that the consent of the Borrower shall not be required if an Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above and acceptable to the Borrower (provided that the consent of the Borrower shall not be required if an Event of Default has occurred and is continuing). Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause(b) (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. With effect from the Resignation Effective Date or the Removal Effective Date (as(c) applicable), (1) the retiring or removed Administrative Agent shall be discharged from its duties and 100 87048192_27 obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 12.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent. Any resignation by, or removal of, Wells Fargo as Administrative Agent pursuant to this(d) Section shall also constitute its resignation as the Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender, if in its sole discretion it elects to, and Swingline Lender, (b) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender, if in its sole discretion it elects to, shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit. Non-Reliance on Administrative Agent and Other Lenders. Each Lender andSECTION 11.7 the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. No Other Duties, Etc. Anything herein to the contrary notwithstanding, noneSECTION 11.8 of the syndication agents, documentation agents, co-agents, arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder. 101 87048192_27

Collateral and Guaranty Matters.SECTION 11.9 Each of the Lenders (including in its or any of its Affiliate’s capacities as a potential(a) Hedge Bank or Cash Management Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion: to release any Lien on any Collateral granted to or held by the Administrative(i) Agent, for the ratable benefit of the Secured Parties, under any Loan Document (A) upon the termination of the Revolving Credit Commitment and payment in full of all Secured Obligations (other than (1) contingent indemnification obligations and (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender shall have been made), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (C) if approved, authorized or ratified in writing in accordance with Section 12.2; to subordinate any Lien on any Collateral granted to or held by the(ii) Administrative Agent under any Loan Document to the holder of any Lien permitted pursuant to Section 9.2; and to release any Subsidiary Guarantor from its obligations under any Loan(iii) Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 11.9. In each case as specified in this Section 11.9, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Subsidiary Guarantor from its obligations under the Guaranty Agreement, in each case in accordance with the terms of the Loan Documents and this Section 11.9. In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting an Asset Disposition permitted pursuant to Section 9.5, the Liens created by any of the Security Documents on such property shall be automatically released without need for further action by any person. The Administrative Agent shall not be responsible for or have a duty to ascertain or(b) inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. Secured Hedge Agreements and Secured Cash Management Agreements. NoSECTION 11.10 Cash Management Bank or Hedge Bank that obtains the benefits of Section 10.4 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. 102 87048192_27

Notwithstanding any other provision of this Article XI to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Secured Cash Management Agreements and Secured Hedge Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1 Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

If to the Borrower:

RealPage, Inc.
~~4000 International Parkway~~
2201 Lakeside Boulevard
~~Carrollton~~Richardson, Texas ~~75007~~75082
Attention of: ~~James W. Harrison, Senior Vice President & Deputy General Counsel~~Chief Legal Officer
Telephone No.: (972) 820-~~3923~~-3915
Facsimile No.: (972) 820 -3932
E-mail: ~~jim.harrison@realpage.com~~david.monk@realpage.com

With copies to:

Wilson Sonsini Goodrich & Rosati
Attention of: ~~Andrew H. Hirsch~~
~~650 Page Mill Road~~Jill Monnin Fulwiler
701 Fifth Avenue, Suite 5100
~~Palo Alto, CA 94304~~
Seattle, WA 98104-7036
Telephone No.: (~~650~~206) ~~354-4210~~883-2577
Facsimile No.: (~~650) 493-6811~~206) 883-2699
E-mail: ~~ahirsch@wsgr.com~~jfulwiler@wsgr.com

If to Wells Fargo as
Administrative
Agent:

Wells Fargo Bank, National Association
MAC ~~D1109-019~~
~~1525 West W.T. Harris Blvd.~~
~~Charlotte, NC 28262~~G0189-160
1100 Abernathy Road Suite 1600

103

87048192_~~2~~7

Atlanta, GA 30328 Attention of: Syndication Agency ServicesCapital Finance Group Telephone No.: (704) 590-2703770) 508-1361 Facsimile No.: (704) 715-0092866) 494-6557 With copies to: Attention of: Reid R. Landers 2450 Colorado Ave, Suite 3000W Santa Monica, CA 90404 Telephone No.: (310) 453-7221 E-mail: reid.landers@wellsfargo.com If to any Lender: To the address set forth on the Register Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b). Electronic Communications. Notices and other communications to the Lenders and the(b) Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender pursuant to Article II if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. Administrative Agent’s Office. The Administrative Agent hereby designates its office(c) located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested. Change of Address, Etc. Any party hereto may change its address or facsimile number(d) for notices and other communications hereunder by notice to the other parties hereto. 104 87048192_27

Platform.(e) Each Credit Party agrees that the Administrative Agent may, but shall not be(i) obligated to, make the Borrower Materials available to the Issuing Lender and the other Lenders by posting the Borrower Materials on the Platform. The Platform is provided “as is” and “as available.” The Agent Parties (as(ii) defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Internet (including, without limitation, the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Credit Party, any Lender, the Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses). Private Side Designation. Each Public Lender agrees to cause at least one individual at or(f) on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Applicable Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities Applicable Laws. Amendments, Waivers and Consents. Except as set forth below or asSECTION 12.2 specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall: increase the Revolving Credit Commitment of any Lender (or reinstate any Revolving(a) Credit Commitment terminated pursuant to Section 10.2) or the amount of Loans of any Lender, in any case, without the written consent of such Lender; waive, extend or postpone any date fixed by this Agreement or any other Loan Document(b) for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver of a mandatory prepayment under Section 4.4(b) shall only require the consent of the Required Term Loan Lenders); 105 87048192_27 reduce the principal of, or the rate of interest specified herein on, any Loan or(c) Reimbursement Obligation, or (subject to clause (iv) of the proviso set forth in the paragraph below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to waive any obligation of the Borrower to pay interest at the rate set forth in Section 5.1(b) during the continuance of an Event of Default or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Obligation or to reduce any fee payable hereunder; change Section 5.6 or Section 10.4 in a manner that would alter the pro rata sharing of(d) payments or order of application required thereby without the written consent of each Lender directly and adversely affected thereby; change Section 4.4(b)(iv) in a manner that would alter the order of application of(e) amounts prepaid pursuant thereto without the written consent of each Term Loan Lender directly and adversely affected thereby; amend, modify or waive Section 6.2 or any other provision of this Agreement if the effect(f) of such amendment, modification or waiver is to require the Revolving Credit Lenders (pursuant to, in the case of any such amendment to a provision hereof other than Section 6.2, any substantially concurrent request by the Borrower for a borrowing of Revolving Credit Loans) to make Revolving Credit Loans when such Revolving Credit Lenders would not otherwise be required to do so, without the prior written consent of the Required Revolving Credit Lenders; except as otherwise permitted by this Section 12.2 change any provision of this Section(g) or reduce the percentages specified in the definitions of “Required Lenders,” “Required Revolving Credit Lenders” or “Required Term Loan Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly and adversely affected thereby; consent to the assignment or transfer by any Credit Party of such Credit Party’s rights and(h) obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 9.4), in each case, without the written consent of each Lender; or release (i) all of the Subsidiary Guarantors or (iii) Subsidiary Guarantors comprising(i) substantially all of the credit support for the Secured Obligations, in any case, from any Guaranty Agreement (other than as authorized in Section 11.9), without the written consent of each Lender; or release all or substantially all of the Collateral or release any Security Document (other(j) than as authorized in Section 11.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender; provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Lenders required above, affect the rights or duties of the Issuing Lender under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Engagement Letter 106 87048192_27

may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (v) each Letter of Credit Application may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; provided that a copy of such amended Letter of Credit Application shall be promptly delivered to the Administrative Agent upon such amendment or waiver, and (vi) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolving Credit Commitment of such Lender may not be increased or extended without the consent of such Lender. Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 12.2) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 2.7 (including, without limitation, as applicable, (1) to permit the Incremental Term Loans and the Incremental Commitment Increases to share ratably in the benefits of this Agreement and the other Loan Documents and (2) to include the Incremental Term Loan Commitments and the Incremental Commitment Increases, as applicable, or outstanding Incremental Term Loans and outstanding Incremental Commitment Increases, as applicable, in any determination of (i) Required Lenders or (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Revolving Credit Commitment or any increase in any Lender’s Revolving Credit Commitment Percentage, in each case, without the written consent of such affected Lender. Expenses; Indemnity.SECTION 12.3 Costs and Expenses. The Borrower and any other Credit Party, jointly and severally,(a) shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, expenses and charges of one firm of counsel and one local counsel, as necessary, in each appropriate jurisdiction, for the Administrative Agent, within thirty (30) days following written demand therefor, together with reasonable backup documentation), in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the reasonable and documented fees, expenses and charges of one firm of counsel (and, one local counsel, as necessary, in each appropriate jurisdiction and, in the case of an actual or perceived conflict of interest of any of the aforementioned counsel, another firm of counsel for such affected parties) for the Administrative Agent, any Lender or the Issuing Lender, within thirty (30) days following written demand therefor, together with reasonable backup documentation), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. 107 87048192_27

Indemnification by the Borrower. The Borrower shall indemnify the Administrative(b) Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims), penalties, damages, liabilities and related expenses (including the reasonable and documented fees, expenses and charges of one firm of counsel for all Indemnitees (and, one local counsel, as necessary, in each appropriate jurisdiction and, in the case of an actual or perceived conflict of interest of any of the aforementioned counsel, another firm of counsel for such affected Indemnitees)), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Credit Party), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Transactions), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (B) result from (1) a material breach by such Indemnitee of its express obligations under this Agreement or any other Loan Document, (2) any claim, litigation, investigation or proceeding between or among Indemnitees not arising from any act or omission by the Borrower or any of its Affiliates (other than any such claim, litigation, investigation or proceeding of any Indemnitee solely in its capacity as, or fulfilling its role as, an agent or arranger or similar role hereunder), or (3) any settlement entered into by such Indemnitee without the Borrower’s written consent (which consent shall not be unreasonably withheld, delayed or conditioned). This Section 12.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. Reimbursement by Lenders. To the extent that the Borrower for any reason fails to(c) indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time, or if the Total Credit Exposure has been reduced to zero, then based on such Lender’s share of the Total Credit Exposure immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to the Issuing Lender or the Swingline Lender solely in its capacity as such, only the Revolving Credit 108 87048192_27

Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Credit Lenders’ Revolving Credit Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, if the Revolving Credit Commitment has been reduced to zero as of such time, determined immediately prior to such reduction); provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Issuing Lender or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 5.7. Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable(d) Law, the Borrower and each other Credit Party, the Administrative Agent, each Lender, the Issuing Lender, the Swingline Lender and each Secured Party shall not assert, and hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this clause (d) shall relieve the Borrower or any other Credit Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent of such Indemnitee’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Payments. All amounts due under this Section shall be payable promptly after demand(e) therefor. Survival. Each party’s obligations under this Section shall survive the termination of the(f) Loan Documents and payment of the obligations hereunder. Right of Setoff. If an Event of Default shall have occurred and beSECTION 12.4 continuing, each Lender, the Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender or the Swingline Lender or any of their respective Affiliates, irrespective of whether or not such Lender, the Issuing Lender, the Swingline Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, the Issuing Lender, the Swingline Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 10.4 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender, the 109 87048192_27

Swingline Lender and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Lender, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender, the Swingline Lender or their respective Affiliates may have. Each Lender, the Issuing Lender and the Swingline Lender agree to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. Governing Law; Jurisdiction, Etc.SECTION 12.5 Governing Law. This Agreement and the other Loan Documents and any claim,(a) controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York. Submission to Jurisdiction. The Borrower and each other Credit Party irrevocably and(b) unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, the Issuing Lender, the Swingline Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender, the Issuing Lender or the Swingline Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction. Waiver of Venue. The Borrower and each other Credit Party irrevocably and(c) unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Service of Process. Each party hereto irrevocably consents to service of process in the(d) manner provided for notices in Section 12.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLYSECTION 12.6 WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT 110 87048192_27

OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. Reversal of Payments. To the extent any Credit Party makes a payment orSECTION 12.7 payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other Applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent. Injunctive Relief. The Borrower recognizes that, in the event the BorrowerSECTION 12.8 fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Successors and Assigns; Participations.SECTION 12.9 Successors and Assigns Generally. The provisions of this Agreement shall be binding(a) upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. Assignments by Lenders. Any Lender may at any time assign to one or more assignees(b) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided that, in each case with respect to any Credit Facility, any such assignment shall be subject to the following conditions: Minimum Amounts.(i) in the case of an assignment of the entire remaining amount of the(A) assigning Lender’s Revolving Credit Commitment and/or the Loans at the time owing to it (in each case with respect to any Credit Facility) or contemporaneous assignments to 111 87048192_27 related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and in any case not described in paragraph (b)(i)(A) of this Section, the(B) aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent ten (10) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such tenth (10th) Business Day; Proportionate Amounts. Each partial assignment shall be made as an assignment(ii) of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned; Required Consents. No consent shall be required for any assignment except to(iii) the extent required by paragraph (b)(i)(B) of this Section and, in addition: the consent of the Borrower (such consent not to be unreasonably(A) withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Credit Facility; the consent of the Administrative Agent (such consent not to be(B) unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Credit Facility if such assignment is to a Person that is not a Revolving Credit Lender, an Affiliate of such Revolving Credit Lender or an Approved Fund with respect to such Revolving Credit Lender or (ii) the Term Loans to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and the consents of the Issuing Lender and the Swingline Lender (such (C) consents not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility. Assignment and Assumption. The parties to each assignment shall execute and(iv) deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such 112 87048192_27 processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. No Assignment to Certain Persons. No such assignment shall be made to (A) the(v) Borrower or any of its Subsidiaries or Affiliates or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof. No Assignment to Natural Persons. No such assignment shall be made to a(vi) natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person). Certain Additional Payments. In connection with any assignment of rights and(vii) obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lender, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Credit Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.8, 5.9, 5.10, 5.11 and 12.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section (other than a purported assignment to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) or the Borrower or any of the Borrower’s Subsidiaries or Affiliates, which shall be null and void.) 113 87048192_27

Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary(c) agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice. Participations. Any Lender may at any time, without the consent of, or notice to, the(d) Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Subsidiaries or Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lender, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.3(c) with respect to any payments made by such Lender to its Participant(s). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 12.2(a), (b), (c) or (d) that directly and adversely affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.9, 5.10 and 5.11 (subject to the requirements and limitations therein, including the requirements under Section 5.11(g) (it being understood that the documentation required under Section 5.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.12 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 5.10 or 5.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.12(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 5.6 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is 114 87048192_27 necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or(e) any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Treatment of Certain Information; Confidentiality. Each of theSECTION 12.10 Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Related Parties on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case the Administrative Agent, the Lender or the Issuing Lender, as applicable, shall use commercially reasonable efforts to, except with respect to any audit or examination conducted by bank accountants or any governmental regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent permitted by Applicable Law), (c) as to the extent required by Applicable Laws or regulations or in any legal, judicial, administrative or other compulsory proceeding (in which case the Administrative Agent, the Lender or the Issuing Lender, as applicable, shall use commercially reasonable efforts to promptly notify the Borrower, in advance, to the extent permitted by Applicable Law), (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any Secured Hedge Agreement or Secured Cash Management Agreement, or any action or proceeding relating to this Agreement, any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Credit Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facility, (h) with the consent of the Borrower, (i) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates from a third party that is not, to such Person’s knowledge, subject to confidentiality obligations to the Borrower, (k) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates (in which case the Administrative Agent, the Lender or the Issuing Lender, as applicable, shall use commercially reasonable efforts to, except with respect to 115 87048192_27 any audit or examination conducted by any governmental regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent permitted by Applicable Law), (l) to the extent that such information is independently developed by the Administrative Agent, a Lender or the Issuing Lender, so long as such Person has not otherwise breached its confidentiality obligations hereunder and has not developed such information based on information received from a third party that to its knowledge has breached confidentiality obligations owing to the Borrower, its Subsidiaries or their Affiliates, or (m) for purposes of establishing a “due diligence” defense. For purposes of this Section, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary thereof; provided that, in the case of information received from a Credit Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Performance of Duties. Each of the Credit Party’s obligations under thisSECTION 12.11 Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense. All Powers Coupled with Interest. All powers of attorney and otherSECTION 12.12 authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated. Survival.SECTION 12.13 All representations and warranties set forth in Article VII and all representations and(a) warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder. Notwithstanding any termination of this Agreement, the indemnities to which the(b) Administrative Agent and the Lenders are entitled under the provisions of this Article XII and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before. Titles and Captions. Titles and captions of Articles, Sections and subsectionsSECTION 12.14 in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. 116 87048192_27

Severability of Provisions. Any provision of this Agreement or any otherSECTION 12.15 Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. Counterparts; Integration; Effectiveness; Electronic Execution.SECTION 12.16 Counterparts; Integration; Effectiveness. This Agreement may be executed in(a) counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Issuing Lender, the Swingline Lender and/or the Arranger, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and(b) words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Term of Agreement. This Agreement shall remain in effect from the ClosingSECTION 12.17 Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) or otherwise satisfied in a manner acceptable to the Issuing Lender) and the Revolving Credit Commitment has been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination. USA PATRIOT Act. The Administrative Agent and each Lender herebySECTION 12.18 notifies the Borrower that pursuant to the requirements of the PATRIOT Act, each of them is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the PATRIOT Act. Independent Effect of Covenants. The Borrower expressly acknowledgesSECTION 12.19 and agrees that each covenant contained in Articles VIII or IX hereof shall be given independent effect. No Advisory or Fiduciary Responsibility.SECTION 12.20 In connection with all aspects of each transaction contemplated hereby, each Credit Party(a) acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided 117 87048192_27 for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Arranger and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, the Arranger or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Arranger or any Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the Arranger or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arranger or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Arranger and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each Credit Party acknowledges and agrees that each Lender, the Arranger and any(b) Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, the Parent, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Arranger or Affiliate thereof were not a Lender or Arranger or an Affiliate thereof (or an agent or any other person with any similar role under the Credit Facilities) and without any duty to account therefor to any other Lender, the Arranger, the Parent, the Borrower or any Affiliate of the foregoing. Each Lender, the Arranger and any Affiliate thereof may accept fees and other consideration from the Parent, the Borrower or any Affiliate thereof for services in connection with this Agreement, the Credit Facilities or otherwise without having to account for the same to any other Lender, the Arranger, the Parent, the Borrower or any Affiliate of the foregoing. 118 87048192_27

Inconsistencies with Other Documents. In the event there is a conflict orSECTION 12.21 inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Borrower or any of its Subsidiaries or further restricts the rights of the Borrower or any of its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect. Acknowledgment and Consent to Bail-In of EEA Financial Institutions.SECTION 12.22 Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: the application of any Write-Down and Conversion Powers by an EEA Resolution(a) Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and the effects of any Bail-in Action on any such liability, including, if applicable:(b) a reduction in full or in part or cancellation of any such liability;(i) a conversion of all, or a portion of, such liability into shares or other instruments(ii) of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or the variation of the terms of such liability in connection with the exercise of the(iii) write-down and conversion powers of any EEA Resolution Authority. As used in this Section, the following definitions apply: “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution. “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent; “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. 119 87048192_27

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule. [Signature pages to follow] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above. REALPAGE, INC., as Borrower By: Name: Title: 120 87048192_27

AGENTS AND LENDERS: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender By: Name: Title: FIFTH THIRD BANK, as Lender By: Name: Title: 121 87048192_27

COMERICA BANK, as Lender By: Name: Title: 122 87048192_27

BANK OF AMERICA, N.A., as Lender By: Name: Title: 123 87048192_27

JPMORGAN CHASE BANK, N.A., as Lender By: Name: Title: 124 87048192_27